Exhibit 10 (F)

                                                               EXECUTION COPY

                              U.S.$150,000,000
                              CREDIT AGREEMENT
                       Dated as of February 27, 1995

                                   Among

                          WALTER INDUSTRIES, INC.
                           as Swing Line Borrower
                           -- ----- ---- --------

                                    and

                          JIM WALTER HOMES, INC.,
                        JIM WALTER RESOURCES, INC.,
                            JW ALUMINUM COMPANY,
                        JW WINDOW COMPONENTS, INC.,
                       SLOSS INDUSTRIES CORPORATION,
                      SOUTHERN PRECISION CORPORATION,
                 UNITED STATES PIPE AND FOUNDRY COMPANY and
                        VESTAL MANUFACTURING COMPANY
                        as Working Capital Borrowers
                        -- ------- ------- ---------

                                    and

       THE INITIAL LENDERS AND THE INITIAL ISSUING BANKS NAMED HEREIN
              as Initial Lenders and as Initial Issuing Banks
              -- ------- ------- --- -- ------- ------- -----

                                    and

                             CITICORP USA, INC.
                             as Swing Line Bank
                             -- ----- ---- ----

                                    and

                            CITICORP USA, INC.,
                   MERRILL LYNCH CAPITAL CORPORATION and
                        NATIONSBANK OF FLORIDA, N.A.
                        as Co-Administrative Agents
                        -- ----------------- ------

                                    and

                        CITICORP SECURITIES, INC.,
                   MERRILL LYNCH CAPITAL CORPORATION and
                     NATIONSBANC CAPITAL MARKETS, INC.
                              as Co-Arrangers
                              -- ------------

                                    and

                     THE FIRST NATIONAL BANK OF BOSTON
                                as Co-Agent
                                -- --------

                                    and

                             CITICORP USA, INC.
                           as Facilities Manager
                           -- ---------- -------

                             TABLE OF CONTENTS


     PRELIMINARY STATEMENTS . . . . . . . . . . . . . . . . . . . . . .   1

                                 ARTICLE I  . . . . . . . . . . . . . .   2

                      DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.01.  Certain Defined Terms . . . . . . . . . . . . . . .   2
     SECTION 1.02.  Computation of Time Periods . . . . . . . . . . . .  34
     SECTION 1.03.  Accounting Terms  . . . . . . . . . . . . . . . . .  34

                                 ARTICLE II . . . . . . . . . . . . . .  34

                     AMOUNTS AND TERMS OF THE ADVANCES
                         AND THE LETTERS OF CREDIT

     SECTION 2.01.  The Advances  . . . . . . . . . . . . . . . . . . .  34
     SECTION 2.02.  Making the Advances . . . . . . . . . . . . . . . .  36
     SECTION 2.03.  Issuance of and Drawings and Reimbursement
                    Under Letters of Credit . . . . . . . . . . . . . .  38
     SECTION 2.04.  Repayment of Advances . . . . . . . . . . . . . . .  40
     SECTION 2.05.  Termination or Reduction of the Commitments . . . .  41
     SECTION 2.06.  Prepayments . . . . . . . . . . . . . . . . . . . .  42
     SECTION 2.07.  Interest  . . . . . . . . . . . . . . . . . . . . .  44
     SECTION 2.08.  Fees  . . . . . . . . . . . . . . . . . . . . . . .  45
     SECTION 2.09.  Conversion of Advances  . . . . . . . . . . . . . .  46
     SECTION 2.10.  Increased Costs, Etc. . . . . . . . . . . . . . . .  47
     SECTION 2.11.  Payments and Computations . . . . . . . . . . . . .  48
     SECTION 2.12.  Taxes . . . . . . . . . . . . . . . . . . . . . . .  49
     SECTION 2.13.  Sharing of Payments, Etc. . . . . . . . . . . . . .  51
     SECTION 2.14.  Defaulting Lenders  . . . . . . . . . . . . . . . .  52
     SECTION 2.15.  Use of Proceeds and of Letters of Credit  . . . . .  54

                                ARTICLE III . . . . . . . . . . . . . .  55

                           CONDITIONS OF LENDING

     SECTION 3.01.  Conditions Precedent to Initial Extension of
          Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
     SECTION 3.02.  Conditions Precedent to Each Borrowing,
                    Issuance and Renewal  . . . . . . . . . . . . . . .  61
     SECTION 3.03.  Determinations Under Section 3.01 . . . . . . . . .  62

                                 ARTICLE IV . . . . . . . . . . . . . .  62

                       REPRESENTATIONS AND WARRANTIES

     SECTION 4.01.  Representations and Warranties of the Borrowers . .  62

                                 ARTICLE V  . . . . . . . . . . . . . .  68

                         COVENANTS OF THE BORROWERS . . . . . . . . . .  68

     SECTION 5.01.  Affirmative Covenants . . . . . . . . . . . . . . .  68
     SECTION 5.02.  Negative Covenants  . . . . . . . . . . . . . . . .  74
     SECTION 5.03.  Reporting Requirements  . . . . . . . . . . . . . .  87
     SECTION 5.04.  Financial Covenants . . . . . . . . . . . . . . . .  92


                                 ARTICLE VI

                              PARENT GUARANTEE

     SECTION 6.01.  Parent Guarantee  . . . . . . . . . . . . . . . . .  94
     SECTION 6.02.  Guarantee Absolute  . . . . . . . . . . . . . . . .  94
     SECTION 6.03.  Waivers and Acknowledgments . . . . . . . . . . . .  95
     SECTION 6.04.  Subrogation . . . . . . . . . . . . . . . . . . . .  96
     SECTION 6.05.  Continuing Guarantee; Assignments . . . . . . . . .  96


                                ARTICLE VII

                             EVENTS OF DEFAULT

     SECTION 7.01.  Events of Default . . . . . . . . . . . . . . . . .  97
     SECTION 7.02.  Actions in Respect of the Letters of Credit
                    upon Default  . . . . . . . . . . . . . . . . . . . 100


                                ARTICLE VIII

                                 THE AGENTS

     SECTION 8.01.  Authorization and Action  . . . . . . . . . . . . . 100
     SECTION 8.02.  Facilities Manager's Reliance, Etc. . . . . . . . . 101
     SECTION 8.03.  Citicorp, Merrill Lynch, NationsBank and Bank
                    of Boston and Affiliates  . . . . . . . . . . . . . 102
     SECTION 8.04.  Lender Party Credit Decision  . . . . . . . . . . . 102
     SECTION 8.05.  Indemnification . . . . . . . . . . . . . . . . . . 102
     SECTION 8.06.  Successor Facilities Managers . . . . . . . . . . . 103


                                 ARTICLE IX

                               MISCELLANEOUS  . . . . . . . . . . . . . 104

     SECTION 9.01.  Amendments, Etc.  . . . . . . . . . . . . . . . . . 104
     SECTION 9.02.  Notices, Etc. . . . . . . . . . . . . . . . . . . . 105
     SECTION 9.03.  No Waiver; Remedies . . . . . . . . . . . . . . . . 106
     SECTION 9.04.  Costs and Expenses  . . . . . . . . . . . . . . . . 106
     SECTION 9.05.  Right of Setoff . . . . . . . . . . . . . . . . . . 108
     SECTION 9.06.  Binding Effect  . . . . . . . . . . . . . . . . . . 108
     SECTION 9.07.  Assignments and Participations  . . . . . . . . . . 108

     SECTION 9.08.  No Liability of the Issuing Banks . . . . . . . . . 111
     SECTION 9.09.  Confidentiality . . . . . . . . . . . . . . . . . . 112
     SECTION 9.10.  Execution in Counterparts . . . . . . . . . . . . . 112
     SECTION 9.11.  Governing Law, Submission to Jurisdiction, Etc. . . 112
     SECTION 9.12.  Waiver of Jury Trial  . . . . . . . . . . . . . . . 114


                                 SCHEDULES

Schedule I          -    Commitments, Applicable Lending Offices and
                         Borrowers' Accounts
Schedule II         -    Disclosed Information
Schedule 3.01(e)    -    Disclosed Litigation
Schedule 4.01(b)    -    Subsidiaries
Schedule 4.01(d)    -    Authorizations and Approvals
Schedule 4.01(p)    -    Plans and Multiemployer Plans
Schedule 4.01(w)    -    Environmental Laws and Environmental Permits
Schedule 4.01(x)    -    Environmental Clean-up and Investigation
Schedule 4.01(aa)   -    Open Years
Schedule 4.01(ee)   -    Surviving Indebtedness
Schedule 4.01(ff)   -    Leased Real Property
Schedule 4.01(gg)   -    Material Contracts
Schedule 4.01(hh)   -    Investments
Schedule 5.02(a)    -    Existing Liens


                                  EXHIBITS

Exhibit A      -    Form of Note
Exhibit B      -    Form of Notice of Working Capital Borrowing
Exhibit C      -    Form of Assignment and Acceptance
Exhibit D      -    Form of Security Agreement
Exhibit E      -    Form of Subsidiaries Guarantee
Exhibit F      -    Form of Borrowing Base Certificate
Exhibit G      -    Terms of Subordination

                              CREDIT AGREEMENT


          CREDIT AGREEMENT dated as of February 27, 1995 among WALTER INDUSTRIES, INC., a Delaware corporation (the "Swing Line Borrower"), and
                                               -------------------
JIM WALTER HOMES, INC., a Florida corporation ("Jim Walter Homes"), JIM
                                                ----------------
WALTER RESOURCES, INC., an Alabama corporation ("Jim Walter Resources"), JW
                                                 --------------------
ALUMINUM COMPANY, a Delaware corporation ("JW Aluminum"), JW WINDOW
                                           -----------
COMPONENTS, INC., a Delaware corporation ("JW Window"), SLOSS INDUSTRIES
                                           ---------
CORPORATION, a Delaware corporation ("Sloss"), SOUTHERN PRECISION
                                      -----
CORPORATION, a Delaware corporation ("Southern Precision"), UNITED STATES
                                      ------------------
PIPE AND FOUNDRY COMPANY, a Delaware corporation ("U.S. Pipe"), and VESTAL
                                                   ---------
MANUFACTURING COMPANY, a Delaware corporation ("Vestal" and, together with
                                                ------
Jim Walter Homes, Jim Walter Resources, JW Aluminum, JW Window, Sloss, Southern Precision and U.S. Pipe, the "Working Capital Borrowers"), the
                                       -------------------------
banks, financial institutions and other institutional lenders listed on the signature pages hereof under the caption "The Initial Lenders" (collectively, the "Initial Lenders"), the initial issuing banks listed on
                    ---------------
the signature pages hereof under the caption "The Initial Issuing Banks" (collectively, the "Initial Issuing Banks"), CITICORP USA, INC.
                    ---------------------
("Citicorp"), as the swing line bank under this Agreement (the "Swing Line
  --------                                                      ----------
Bank"), Citicorp, Merrill Lynch Capital Corporation ("Merrill Lynch") and
----                                                  -------------
NationsBank of Florida, N.A. ("NationsBank"), as the co-administrative
                               -----------
agents (the "Co-Administrative Agents") under the Loan Documents (as
             ------------------------
hereinafter defined), Citicorp Securities, Inc., Merrill Lynch and NationsBanc Capital Markets, Inc., as the co-arrangers (the "Co-Arrangers")
                                                             ------------
under the Loan Documents, THE FIRST NATIONAL BANK OF BOSTON
("Bank of Boston"), as the co-agent (the "Co-Agent") under the Loan
  --------------                          --------
Documents, and Citicorp, as the facilities manager and the collateral agent (together with any successor appointed pursuant to Article VIII, the "Facilities Manager") for the Lender Parties and the other Secured Parties
 ------------------
(each as hereinafter defined).


                           PRELIMINARY STATEMENTS

          (1) The Swing Line Borrower and certain of its Subsidiaries (as hereinafter defined) (collectively, the "Debtors") are debtors and debtors
                                         -------
in possession under Chapter 11 of the Bankruptcy Code (11 U.S.C. Sec.Sec. 101 et seq., the "Bankruptcy Code") in the United States Bankruptcy Court for the
           ---------------
Middle District of Florida, Tampa Division (the "Bankruptcy Court").
                                                 ----------------

          (2) The Debtors have filed the Amended Joint Plan of Reorganization dated as of December 9, 1994 (as amended, supplemented or otherwise modified in accordance with its terms, to the extent permitted in accordance with this Agreement, and together with all exhibits thereto, the "Plan of Reorganization") for the resolution of certain creditors' claims
 ----------------------
outstanding against, and of the equity interest of certain parties in, the Swing Line Borrower and the other Debtors.

          (3) The Borrowers (as hereinafter defined) have requested that, immediately upon substantial consummation (as defined in Section 1101(2)(c) of the Bankruptcy Code, "Substantial Consummation") of the plan of
                         ------------------------
reorganization approved in the Confirmation Order, the Lender Parties agree to lend to the Borrowers from time to time up to $150,000,000 at any time outstanding in order to provide working capital for the Borrowers and their Included Subsidiaries (as hereinafter defined). The Lender Parties have indicated their willingness to agree to lend such amounts on the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                 ARTICLE I

                      DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01.  Certain Defined Terms.  As used in this Agreement,
                         ---------------------
the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

          "Accounts" has the meaning specified in Annex A of the Depositor
           --------
     Account Transfer Agreement.

          "Adjusted Indebtedness" means, at any date of determination, (a)
           ---------------------
     Consolidated Funded Indebtedness of the Borrowers and their Included Subsidiaries at such date less (b) to the extent otherwise included in the calculation of Consolidated Funded Indebtedness under clause (a) above, the sum of all non-recourse indebtedness of (i) Mid-State Trust II and Mid-State Trust III outstanding under the mortgage-backed securities issued thereby, (ii) Mid-State Trust IV and Mid-State Trust V outstanding under the Mortgage-Backed Securities and the Mortgage Warehousing Facility and (iii) one or more bankruptcy-remote subsidiaries of Mid-State under the securities issued pursuant to
     Section 5.02(b)(iii)(C).

          "Adjusted Interest Coverage Ratio" means, with respect to the
           --------------------------------
     Borrowers and their Included Subsidiaries for any period, the ratio of
     (a) (i) Consolidated EBITDA of the Borrowers and their Included Subsidiaries for such period minus (ii) all Capital Expenditures made by the Borrowers and their Included Subsidiaries during such period to
     (b) Cash Interest Expense of the Borrowers and their Included Subsidiaries for such period.

          "Advance" means a Letter of Credit Advance, a Swing Line Advance
           -------
     or a Working Capital Advance.

          "Affiliate" means, as to any Person, any other Person that,
           ---------
     directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

          "Agents" means, collectively, the Facilities Manager, the Co-
           ------
     Administrative Agents, the Co-Arrangers and the Co-Agent.

          "Applicable Lending Office" means, with respect to each Lender
           -------------------------
     Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance; provided that, in the case of any Issuing Bank or the Swing Line Bank, such Issuing Bank's or the Swing Line Bank's

     Domestic Lending Office, as the case may be, shall be its Applicable Lending Office for all purposes under the Loan Documents.

          "Applicable Margin" means (a) at any time during the period from
           -----------------
     the date of the Initial Extension of Credit through November 30, 1995, 0.75% per annum for Base Rate Advances, 2.25% for Eurodollar Rate Advances and 1.75% per annum for fees on outstanding Standby Letters of Credit and (b) at any time and from time to time thereafter, a percentage per annum equal to the applicable percentage set forth below for the Performance Level set forth below:


                                                    Standby
                                       Eurodollar  Letter of
              Performance  Base Rate      Rate      Credit
                 Level      Advances    Advances     fees

                   I         0.25%       1.75%       1.25%

                   II        0.50%       2.00%       1.50%

                  III        0.75%       2.25%       1.75%

                   IV        1.00%       2.50%       2.00%


     For purposes of clause (b) of the immediately preceding sentence, the Applicable Margin for each Base Rate Advance shall be determined by reference to the Performance Level in effect from time to time and the Applicable Margin for each Eurodollar Rate Advance and for any Standby Letter of Credit fees shall be determined by reference to the Performance Level in effect on the first day of each Interest Period for such Advance or on the date of issuance of such Standby Letter of Credit, as the case may be.

          "Application Date" has the meaning specified in Section
           ----------------
     2.06(b)(vii).

          "Appropriate Borrower" means, with respect to each Facility, any
           --------------------
     Borrower that may request an Advance for all or a portion of such Facility.

          "Appropriate Borrower's Account" means, with respect to each
           ------------------------------
     Borrower, the account of such Borrower maintained by such Borrower with Citibank as set forth opposite the name of such Borrower on Part B of Schedule I hereto, or such other account of such Borrower as is agreed upon in writing between such Borrower and the Facilities Manager from time to time.

          "Assignment and Acceptance" means an assignment and acceptance
           -------------------------
     entered into by a Lender Party and an Eligible Assignee, and accepted by the Swing Line Borrower, the Facilities Manager and the Issuing Banks, in accordance with Section 9.07 and in substantially the form of Exhibit C hereto.

          "Available Amount" means, with respect to any Letter of Credit at
           ----------------
     any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

          "Available Cash Flow" means, with respect to the Borrowers and
           -------------------
     their Included Subsidiaries for any period, (a) Consolidated EBITDA of the Borrowers and their Included Subsidiaries for such period less (b) the sum of (i) any Change in Working Capital of the Borrowers and their Included Subsidiaries for such period, (ii) all Capital Expenditures made by the Borrowers and their Included Subsidiaries during such period, (iii) all Cash Income Taxes paid by the Borrowers and their Included Subsidiaries during such period, (iv) the aggregate amount of all Required Principal Payments made by the Borrowers and their Included Subsidiaries during such period and (v) all Interest Expense of the Borrowers and their Included Subsidiaries for such period.

          "Bank of Boston" has the meaning specified in the recital of
           --------------
     parties to this Agreement.

          "Bankruptcy Code" has the meaning specified in the Preliminary
           ---------------
     Statements to this Agreement.

          "Bankruptcy Court" has the meaning specified in the Preliminary
           ----------------
     Statements to this Agreement.

          "Base Rate" means a fluctuating interest rate per annum in effect
           ---------
     from time to time, which rate per annum shall at all times be equal to the highest of:

               (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

               (b) the sum (adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i) 1/2 of 1% per annum plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor thereto) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month Dollar nonpersonal time deposits in the United States plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor thereto) for insuring Dollar deposits of Citibank in the United States; and

               (c)  1/2 of 1% per annum above the Federal Funds Rate.

          "Base Rate Advance" means an Advance that bears interest as
           -----------------
     provided in Section 2.07(a)(i).

          "Blocked Accounts" has the meaning specified in Section 1 of the
           ----------------
     Security Agreement.

          "Blocked and Collection Accounts Letters" has the meaning
           ---------------------------------------
     specified in Section 6(a) of the Security Agreement.

          "Board of Directors" means, with respect to any Person, the board
           ------------------
     of directors of such Person or any duly authorized committee of such board.

          "Borrowers" means, collectively, the Swing Line Borrower and the
           ---------
     Working Capital Borrowers.

          "Borrowing" means a Swing Line Borrowing or a Working Capital
           ---------
     Borrowing.

          "Borrowing Base Certificate" has the meaning specified in Section
           --------------------------
     3.01(m)(xvii).

          "Business Day" means a day of the year on which commercial or
           ------------
     investment banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

          "Capital Assets" means equipment, fixed assets, real property or
           --------------
     improvements, or replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person and its Subsidiaries or that have a useful life of more than one year.

          "Capital Expenditures" means, with respect to any Person for any
           --------------------
     period, the sum (without duplication) of (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for Capital Assets plus (b) the aggregate principal amount of all Indebtedness (including, without limitation, Obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures.

          "Capitalized Leases" means all leases that have been or should
           ------------------
     be, in accordance with GAAP, recorded as capitalized leases.

          "Cardem" means Cardem Insurance Co., Ltd., a Bermuda corporation
           ------
     and a wholly owned Subsidiary of the Swing Line Borrower.

          "Cash Collateral Account" has the meaning specified in the
           -----------------------
     Preliminary Statements to the Security Agreement.

          "Cash Collateral Account Letter" has the meaning specified in
           ------------------------------
     Section 5(a) of the Security Agreement.

          "Cash Equivalents" means any of the following types of
           ----------------
     Investments, to the extent owned by any Borrower or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents) and having a maturity of not greater than 180 days from the date of acquisition thereof:

               (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States;

               (b) insured certificates of deposit or bankers' acceptances of, or time deposits with, any commercial bank that (i) is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) below, (iii) is organized under the laws of the United States or any state thereof and (iv) has combined capital and surplus of at least $500,000,000; or

               (c) commercial paper in an aggregate amount of no more than $5,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any state of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's Ratings Group, or carrying an equivalent rating by a nationally recognized rating agency acceptable to the Lender Parties if both Moody's Investors Service, Inc. and Standard & Poor's Ratings Group cease publishing ratings of investments.

          "Cash Income Taxes" means, with respect to any Person for any
           -----------------
     period, the aggregate amount of all payments in respect of income taxes made in cash by such Person to any applicable Governmental Authority during such period, after giving effect, to the extent available, to the application of net operating losses available to such Person.

          "CERCLA" means the Comprehensive Environmental Response,
           ------
     Compensation and Liability Act of 1980, as amended from time to time.

          "CERCLIS" means the Comprehensive Environmental Response,
           -------
     Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

          "Change in Working Capital" means, for any period, the amount
           -------------------------
     (whether positive or negative) by which the Working Capital of such Person and its Subsidiaries for such period exceeds the Working Capital of such Person and its Subsidiaries for the immediately preceding period.

          "Change of Control" means, at any time:
           -----------------

               (a) (i) any "person" or "group" (each as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) either
          (A) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of Voting Stock of the Swing Line Borrower (or securities convertible into or exchangeable for such Voting Stock) representing 33-1/3% or more of the combined voting power of all Voting Stock of the Swing Line Borrower (on a fully diluted basis) or (B) otherwise has the ability, directly or indirectly, to elect a majority of the Board of Directors of the Swing Line Borrower;

            (ii) during any period of up to 24 consecutive months, commencing on the date of the consummation of the Plan of Reorganization, individuals who at the beginning of such 24-month period were directors of the Swing Line Borrower shall cease for any reason (other than the death, disability or retirement of an officer of the Swing Line Borrower that is serving as a director at such time so long as another officer of the Swing Line Borrower replaces such Person as a director) to constitute a majority of the Board of Directors of the Swing Line Borrower;

           (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence on the management or policies of the Swing Line Borrower; or

            (iv) with respect to any pledge or other security agreement covering all or any portion of the shares of capital stock of the Swing Line Borrower that are owned beneficially and of record by any of the Equity Investors or their nominees, any secured party or pledgee thereunder shall become the holder of record of any such shares or shall receive dividends or other cash or cash equivalent distributions (including, without limitation, stock repurchases) in respect thereof, or shall proceed to exercise voting or other consensual rights in respect thereof (whether by proxy, voting or other similar arrangement or otherwise), or shall otherwise commence to realize upon such shares;

               (b) the Swing Line Borrower shall cease to, directly or indirectly, own and control legally and beneficially all of the issued and outstanding shares of common stock of each of the Working Capital Borrowers (other than as a result of the sale of all of the shares of capital stock of any of JW Window, Southern Precision or Vestal pursuant to Section 5.02(e)(vi)); or

               (c) a "Change of Control" (as defined in the Senior Notes Indenture) shall occur.

          "Citibank" means Citibank, N.A., a national banking association.
           --------

          "Citicorp" has the meaning specified in the recital of parties to
           --------
     this Agreement.

          "Co-Administrative Agents" has the meaning specified in the
           ------------------------
     recital of parties to this Agreement.

          "Co-Agent" has the meaning specified in the recital of parties to
           --------
     this Agreement.

          "Co-Arrangers" has the meaning specified in the recital of
           ------------
     parties to this Agreement.

          "Collateral" means all "Collateral" referred to in the Collateral
           ----------
     Documents and all other property and assets that are or are intended under the terms of the Collateral Documents to be subject to any Lien in favor of the Facilities Manager for the benefit of the Secured Parties.

          "Collateral Documents" means, collectively, the Security
           --------------------
     Agreement, the Cash Collateral Account Letter, the L/C Cash Collateral Account Letter, the Blocked Account Letters and each other agreement that creates or purports to create a Lien in favor of the Facilities Manager for the benefit of the Secured Parties.

          "Collection Accounts" has the meaning specified in Section 1 of
           -------------------
     the Security Agreement.

          "Commitment" means a Letter of Credit Commitment or a Working
           ----------
     Capital Commitment.

          "Commitment Date" has the meaning specified in Section
           ---------------
     2.06(b)(vii).

          "Commitment Letter" means the Commitment Letter dated February
           -----------------
     10, 1995 from the Co-Administrative Agents and the Co-Arrangers to the Swing Line Borrower.

          "Confidential Information" means information that is furnished to
           ------------------------
     the Facilities Manager or any Secured Party by or on behalf of any Borrower in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Facilities Manager or such Lender Party from a source other than a Borrower that is not, to the best of the Facilities Manager's or such other Secured Party's knowledge, as the case may be, acting in violation of a confidentiality agreement with such Borrower.

          "Confirmation Order" means the order of the Bankruptcy Court
           ------------------
     confirming the Plan of Reorganization and approving the transactions and settlements contemplated therein.

          "Consolidated" refers to the consolidation of accounts in
           ------------
     accordance with GAAP.

          "Conversion", "Convert" and "Converted" each refer to a
           ----------    -------       ---------
     conversion of Working Capital Advances of one Type into Working Capital Advances of the other Type pursuant to Section 2.09 or 2.10.

          "Current Assets" of any Person means all assets of such Person
           --------------
     that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is required in accordance with GAAP.

          "Current Liabilities" of any Person means (a) all Indebtedness of
           -------------------
     such Person that by its terms is payable on demand or matures within one year after the date of determination (excluding any Indebtedness renewable or extendible, at the option of such Person, to a date more than one year from such date or arising under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date), (b) all amounts of Funded Indebtedness of such Person required to be paid or prepaid within one year after such date and (c) all other items (including, without limitation, taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of such Person.

          "Debtors" has the meaning specified in the Preliminary Statements
           -------
     to this Agreement.

          "Default" means any Event of Default or any event that would
           -------
     constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "Defaulted Advance" means, with respect to any Lender Party at
           -----------------
     any time, the portion of any Advance required to be made by such Lender Party to any Borrower pursuant to Section 2.01 or 2.02 at or prior to such time that has not been made by such Lender Party or by the Facilities Manager for the account of such Lender Party pursuant to Section 2.02(e) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.14(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to
     Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

          "Defaulted Amount" means, with respect to any Lender Party at any
           ----------------
     time, any amount required to be paid by such Lender Party to the Facilities Manager or any other Lender Party under this Agreement or under any other Loan Document at or prior to such time that has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to (a) the Swing Line Bank pursuant to Section 2.02(b) to purchase a portion of a Swing Line Advance made by the Swing Line Bank, (b) any Issuing Bank pursuant to
     Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by such Issuing Bank, (c) the Facilities Manager pursuant to
     Section 2.02(e) to reimburse the Facilities Manager for the amount of any Advance made by the Facilities Manager for the account of such Lender Party, (d) any other Lender Party pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (e) the Facilities Manager or any Issuing Bank pursuant to
     Section 8.05 to reimburse the Facilities Manager or such Issuing Bank for such Lender Party's Pro Rata Share of any amount required to be paid by the Lender Parties to the Facilities Manager or such Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.14(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid under this Agreement or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

          "Defaulting Lender" means, at any time, any Lender Party that, at
           -----------------
     such time, (a) owes a Defaulted Advance or a Defaulted Amount or
     (b) shall take any action or shall be the subject of any action or proceeding of a type described in Section 7.01(f).

          "Depositor Account Transfer Agreement" means the agreement dated
           ------------------------------------
     as of March 3, 1995 between Jim Walter Homes and Mid-State, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

          "Disclosed Information" means the agreements, instruments and
           ---------------------
     other documents received, and the oral communications participated in, by the Co-Administrative Agents and the Co-Arrangers in connection with the structuring of the terms of the Facilities prior to the date of the Commitment Letter, which agreements, instruments, documents and communications are set forth on Schedule II hereto.

          "Disclosed Litigation" has the meaning specified in
           --------------------
     Section 3.01(e).

          "Dollars" and the sign "$" each means lawful money of the United
           -------                -
     States.

          "Domestic Lending Office" means, with respect to any Lender
           -----------------------
     Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Part A of

     Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrowers and the Facilities Manager.

          "EBIT" means, for any period, the sum of (a) net income (or net
           ----
     loss), (b) interest expense, (c) income tax expense, (d) noncash liabilities otherwise deducted in calculating net income resulting from FASB No. 106 Adjustments and (e) extraordinary and unusual losses deducted in calculating net income less extraordinary and unusual gains added in calculating net income, in each case determined on a Consolidated basis and in accordance with GAAP for such period; provided, however, that in the case of the Borrowers and their Included Subsidiaries for any period ending on or prior to May 31, 1995, all nonrecurring charges related to the consummation of the Plan of Reorganization that are deductible from net income (or addable to net loss) of the Borrowers and their Included Subsidiaries in accordance with GAAP shall be excluded for purposes of calculating EBIT for such period.

          "EBITDA" means, for any period, (a) EBIT plus (b) the sum of
           ------
     (i) depreciation expense and (ii) amortization expense, in each case determined on a Consolidated basis and in accordance with GAAP for such period; provided, however, that in the case of the Borrowers and their Included Subsidiaries for any period ending on or prior to May 31, 1995, all nonrecurring charges related to the consummation of the Plan of Reorganization that are deductible from net income (or addable to net loss) of the Borrowers and their Included Subsidiaries in accordance with GAAP shall be excluded for purposes of calculating EBITDA for such period.

          "Eligible Assignee" means (a) with respect to the Working Capital
           -----------------
     Facility:

             (i)    a Lender Party;

            (ii)    an Affiliate of a Lender Party;

           (iii) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000;

            (iv) a savings and loan association or savings bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $250,000,000;

             (v) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, so long as such bank is acting through a branch or agency located in the United States;

            (vi) the central bank of any country that is a member of the OECD;

           (vii) any finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and has total assets in excess of $250,000,000; or

          (viii)    any other Person approved by the Facilities Manager;

     provided, however, that any Person satisfying the qualifications set forth in subclauses (a)(iii) through (a)(viii) above shall be approved by the Issuing Banks, and, so long as no Default shall have occurred and be continuing, by the Swing Line Borrower, in each case such approval not to be unreasonably withheld or delayed; and provided further, however, that any Person otherwise satisfying the requirements of this definition shall have delivered the Internal Revenue Service forms required to be delivered by it pursuant to
     Section 2.12; and

          (b) with respect to the Letter of Credit Facility, a Person that is an Eligible Assignee under subclause (a)(iii) or (a)(v) of this definition and is approved by the Facilities Manager and, so long as no Default shall have occurred and be continuing, the Swing Line Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under clause (a) or
     (b) of this definition.

          "Eligible Collateral" means, collectively, Eligible Equipment,
           -------------------
     Eligible Inventory and Eligible Receivables.

          "Eligible Equipment" means only such Equipment of the Borrowers
           ------------------
     as the Co-Administrative Agents for purposes of the Initial Extension of Credit in their reasonable judgment, and as the Facilities Manager from time to time thereafter in its reasonable judgment, shall deem to constitute Eligible Equipment for purposes of this Agreement. The value of such Equipment shall be determined by the Co-Administrative Agents for purposes of the Initial Extension of Credit in their reasonable judgment, and by the Facilities Manager from time to time thereafter in its reasonable judgment, taking into consideration, among other factors, its orderly liquidation value. By way of example only, and without limiting the discretion of the Co-Administrative Agents or the Facilities Manager, as the case may be, to consider any Equipment not to be Eligible Equipment, the Co-Administrative Agents or the Facilities Manager may consider any of the following classes of Equipment not to be Eligible Equipment:

               (a) Equipment located on leaseholds as to which the lessor has not entered into a consent and agreement providing the Facilities Manager with the right to receive notices of default, the right to repossess such Equipment at any time and such other rights as may be reasonably requested by the Facilities Manager;

               (b) Equipment for which appraisals have not been completed by the Facilities Manager or an independent qualified appraiser acceptable to the Facilities Manager utilizing procedures and criteria acceptable to the Facilities Manager for determining the value of such Equipment;

               (c) Equipment with respect to which the representations and warranties set forth in Section 9 of the Security Agreement applicable to Equipment are not true and correct; and

               (d) Equipment in respect of which the Security Agreement, after giving effect to the related filings of financing statements that have then been made, if any, does not or has ceased to create a valid and perfected first priority lien or security interest in favor of the Secured Parties, securing the Secured Obligations, and as to which no other Liens exist.

          "Eligible Inventory" means only such Inventory of the Borrowers
           ------------------
     as the Co-Administrative Agents for purposes of the Initial Extension of Credit in their reasonable judgment, and as the Facilities Manager from time to time thereafter in its reasonable judgment, shall deem to constitute Eligible Inventory for purposes of this Agreement. The value of such Inventory shall be determined by the Co-Administrative Agents for purposes of the Initial Extension of Credit in their reasonable judgment, and by the Facilities Manager from time to time thereafter in its reasonable judgment, taking into consideration, among other factors, the lowest of its cost, its book value determined in accordance with GAAP and its liquidation value. By way of example only, and without limiting the discretion of the Co-Administrative Agents or the Facilities Manager, as the case may be, to consider any Inventory not to be Eligible Inventory, the Co-Administrative Agents or the Facilities Manager may consider any of the following classes of Inventory not to be Eligible Inventory:

               (a) Inventory located on leaseholds as to which the lessor has not entered into a consent and agreement providing the Facilities Manager with the right to receive notices of default, the right to repossess such Inventory at any time and such other rights as may be reasonably requested by the Facilities Manager;

               (b) Inventory that is obsolete, unusable or otherwise unavailable for sale;

               (c) Inventory consisting of promotional, marketing, packaging or shipping materials and supplies;

               (d) Inventory that fails to meet all standards imposed by any Governmental Authority having regulatory authority over such Inventory or its use or sale;

               (e) Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party from whom any Borrower has received notice of a dispute in respect of such agreement;

               (f)  Inventory located outside the United States;

               (g) Inventory that is not in the possession of or under the sole control of a Borrower;

               (h) Inventory consisting of work in process, except for any such Inventory of JW Aluminum and U.S. Pipe;

               (i) Inventory with respect to which the representations and warranties set forth in Section 9 of the Security Agreement applicable to Inventory are not true and correct; and

               (j) Inventory in respect of which the Security Agreement, after giving effect to the related filings of financing statements that have then been made, if any, does not or has ceased to create a valid and perfected first priority lien or security interest in favor of the Secured Parties, securing the Secured Obligations, and as to which no other Liens exist.

          "Eligible Receivables" means only such Receivables of the
           --------------------
     Borrowers as the Co-Administrative Agents for purposes of the Initial Extension of Credit in their reasonable judgment, and as the Facilities Manager from time to time thereafter in its reasonable judgment, shall deem to constitute Eligible Receivables for purposes of this Agreement. The value of such Receivables shall be determined by the Co-Administrative Agents for purposes of the Initial Extension of Credit in their reasonable judgment, and by the Facilities Manager from time to time thereafter in its reasonable judgment, taking into consideration, among other factors, their book value determined in accordance with GAAP. By way of example only, and without limiting the discretion of the Co-Administrative Agents or the Facilities Manager, as the case may be, to consider any Receivables not to be Eligible Receivables, the Co-Administrative Agents or the Facilities Manager may consider any of the following classes of Receivables not to be Eligible Receivables:

               (a) Receivables that do not arise out of sales of goods or the rendering of services in the ordinary course of the relevant Borrower's business;

               (b) Receivables on terms other than those normal or customary in the relevant Borrower's business;

               (c) Receivables owing from any Person that is an Affiliate of any Borrower;

               (d) Receivables more than 90 days past the original invoice date or more than 60 days past the date due;

               (e) Receivables owing from any Person from which an aggregate amount of more than 50% of the Receivables owing therefrom is more than 60 days past the date due;

               (f) Receivables owing from any Person that (i) has disputed liability for any Receivable owing from such Person or (ii) has otherwise asserted any claim, demand or liability, whether by action, suit, counterclaim or otherwise; provided, however, that for purposes of subclause (f)(i) above, such Receivables shall only be excluded to the extent of amounts being disputed by such Person at any date of determination;

               (g) Receivables owing from any Person that shall take or be the subject of any action or proceeding of a type described in
          Section 7.01(f);

               (h) Receivables (i) owing from any Person that is also a supplier to or creditor of any Borrower unless such Person has waived any right of setoff in a manner acceptable to the Facilities Manager or (ii) representing any manufacturer's or supplier's credits, discounts, incentive plans or similar arrangements entitling any Borrower to discounts on future purchases therefrom; provided, however, that for purposes of subclause (h)(i) above, such Receivables shall only be excluded to the extent of amounts owing from such supplier or creditor at any date of determination;

               (i) Receivables arising out of sales to account debtors outside the United States unless such Receivables are fully backed by an irrevocable letter of credit on terms, and issued by a financial institution, acceptable to the Facilities Manager and such irrevocable letter of credit is in the possession of the Facilities Manager;

               (j) Receivables arising out of sales on a bill-and-hold, guaranteed sales, sales-or-return, sales on approval or on a consignment basis or sales subject to any right of return, setoff or chargeback;

               (k) Receivables owing from an account debtor that is an agency, department or instrumentality of the United States or any state thereof unless the relevant Borrower shall have satisfied the requirements of the Assignment of Claims Act of 1940, as amended, and any similar state legislations, and the Facilities Manager is satisfied as to the absence of setoffs, counterclaims and other defenses on the part of such account debtor;

               (l) Receivables with respect to which the representations and warranties set forth in Section 9 of the Security Agreement applicable to Receivables are not true and correct; and

               (m) Receivables in respect of which the Security Agreement, after giving effect to the related filings of financing statements that have then been made, if any, does not or has ceased to create a valid and perfected first priority lien or security interest in favor of the Secured Parties, securing the Secured Obligations, and as to which no other Liens exist.

          "Environmental Action" means any action, suit, demand, demand
           --------------------
     letter, claim, notice of noncompliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or any Hazardous Material.

          "Environmental Law" means any federal, state, local or foreign
           -----------------
     statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or to protection of the environment, health, safety and natural resources (including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials).

          "Environmental Permit" means any permit, approval, identification
           --------------------
     number, license or other authorization required under any Environmental Law.

          "Equipment" has the meaning specified in Section 1 of the
           ---------
     Security Agreement.

          "Equity Investors" means Lehman Brothers Inc., Kohlberg Kravis
           ----------------
     Roberts & Co., KKR Associates, KKR Partners II, L.P., JWC Associates, L.P., JW Associates II, L.P. and their respective Affiliates.

          "ERISA" means the Employee Retirement Income Security Act of
           -----
     1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

          "ERISA Affiliate" means any Person that for purposes of Title IV
           ---------------
     of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of
     Section 414 of the Internal Revenue Code.

          "ERISA Event" means:
           -----------

               (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of subsection (1) of
          Section 4043(b) of ERISA (without regard to subsection (2) of such section) are met with respect to a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan, and an event described in any of subsections (9) through (13) of Section 4043(c) of ERISA could reasonably be expected to occur with respect to such Plan within the following 30-day period;

               (b) the application for a minimum funding waiver with respect to a Plan;

               (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to
          Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA);

               (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in
          Section 4062(e) of ERISA;

               (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;

               (f) the conditions for imposition of a Lien under Section 302(f) of ERISA shall have been met with respect to any Plan;

               (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or

               (h) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

          "Eurocurrency Liabilities" has the meaning specified in
           ------------------------
     Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Lending Office" means, with respect to any Lender
           -------------------------
     Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Part A of Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrowers and the Facilities Manager.

          "Eurodollar Rate" means, for any Interest Period for all
           ---------------
     Eurodollar Rate Advances comprising part of the same Working Capital Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum at which deposits in Dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to Citicorp's Eurodollar Rate Advance comprising part of such Working Capital Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

          "Eurodollar Rate Advance" means an Advance that bears interest as
           -----------------------
     provided in Section 2.07(a)(ii).

          "Eurodollar Rate Reserve Percentage" means, for any Interest
           ----------------------------------
     Period for all Eurodollar Rate Advances comprising part of the same Working Capital Borrowing, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor thereto) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

          "Events of Default" has the meaning specified in Section 7.01.
           -----------------

          "Exchange Act" means the Securities Exchange Act of 1934, as
           ------------
     amended through the date of this Agreement, and the regulations promulgated and the rulings issued thereunder.

          "Facilities Manager" has the meaning specified in the recital of
           ------------------
     parties to this Agreement.

          "Facilities Manager's Account" means the account of the
           ----------------------------
     Facilities Manager maintained by the Facilities Manager with Citibank at its office at 399 Park Avenue, New York, New York 10043, Account No. 40585488, Attention: Ms. Hein Nugent, or such other account maintained by the Facilities Manager and designated by the Facilities Manager in a written notice to the Borrowers and the Lender Parties.

          "Facility" means the Letter of Credit Facility, the Swing Line
           --------
     Facility or the Working Capital Facility.

          "Fair Market Value" means, with respect to any property or asset
           -----------------
     (including, without limitation, capital stock) on any date of determination, the value of the consideration obtainable in a sale of such property or asset in the open market on such date assuming an arm's-length sale that has been arranged without duress or compulsion between a willing seller and a willing and knowledgeable purchaser in a commercially reasonable manner over a reasonable period of time under all conditions necessary or desirable for a fair sale (taking into account the nature and characteristics of such property or asset); provided that the Fair Market Value of any property or asset shall be determined in good faith by the Board of Directors of the Swing Line Borrower and evidenced by a duly adopted resolution thereof certified by a Responsible Officer of the

     Swing Line Borrower and delivered to the Facilities Manager; provided, however, that any determination of the Fair Market Value of any property (whether real or personal) that is customarily appraised shall be based upon an appraisal by an independent qualified appraiser when such property is determined in good faith by the Board of Directors of the Swing Line Borrower to have a Fair Market Value in excess of $5,000,000.

          "FASB No. 106 Adjustments" means adjustments to income (or loss)
           ------------------------
     resulting from "retirement benefits other than pensions" (as defined in the Statement of Financial Accounting Standards No. 106).

          "Federal Funds Rate" means, for any period, a fluctuating
           ------------------
     interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Facilities Manager from three federal funds brokers of recognized standing selected by it.

          "Final Order" has the meaning specified in Article I of the Plan
           -----------
     of Reorganization.

          "Fiscal Quarter" means, with respect to any Borrower or any of
           --------------
     its Subsidiaries, the period commencing June 1 in any Fiscal Year and ending on the next succeeding August 31, the period commencing September 1 in any Fiscal Year and ending on the next succeeding November 30, the period commencing December 1 in any Fiscal Year and ending on the next succeeding February 28 or 29, as the case may be, or the period commencing March 1 in any Fiscal Year and ending on the next succeeding May 31, as appropriate, or, if such Borrower or such Subsidiary was not in existence on the first day in any such period, the period commencing on the date such Borrower or such Subsidiary is incorporated, organized or otherwise created and ending on the last day of such period.

          "Fiscal Year" means, with respect to any Borrower or any of its
           -----------
     Subsidiaries, the period commencing on June 1 in any calendar year and ending on the next succeeding May 31 or, if such Borrower or such Subsidiary was not in existence on June 1 in any calendar year, the period commencing on the date such Borrower or such Subsidiary is incorporated, organized or otherwise created and ending on the next succeeding May 31.

          "Fixed Charge Coverage Ratio" means, with respect to the
           ---------------------------
     Borrowers and their Included Subsidiaries for any period, the ratio of
     (a) (i) Consolidated EBITDA of the Borrowers and their Included Subsidiaries for such period minus (ii) all Capital Expenditures made by the Borrowers and their Included Subsidiaries during such period to
     (b) the sum of (i) the aggregate amount of all Required Principal Payments made by the Borrowers and their Included Subsidiaries during such period, (ii) all Interest Expense of the Borrowers and their Included Subsidiaries for such period and (iii) the aggregate amount of all dividends on any capital stock of the Swing Line Borrower paid during such period.

          "Foreclosure Accounts" has the meaning specified in Annex A of
           --------------------
     the Depositor Account Transfer Agreement.

          "Funded Indebtedness" means, with respect to any Person,
           -------------------
     Indebtedness in respect of the Advances, in the case of the Borrowers, and all other Indebtedness of such Person that by its terms matures more than one year after the date of determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date.

          "GAAP" has the meaning specified in Section 1.03.
           ----

          "Governmental Authority" means any nation or government, any
           ----------------------
     state or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether federal, state, local or foreign (including, without limitation, the NASD).

          "Guarantee Supplement" has the meaning specified in Section 7(b)
           --------------------
     of the Subsidiaries Guarantee.

          "Guaranteed Obligations" has the meaning specified in Section
           ----------------------
     6.01.

          "Hazardous Materials" means (a) petroleum or petroleum products,
           -------------------
     byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and
     (b) any other chemicals, materials or substances designated, classified or regulated as hazardous, toxic, a pollutant or a contaminant under any applicable Environmental Law.

          "Hedge Agreements" means interest rate swap, cap or collar
           ----------------
     agreements, interest rate future or option contracts, commodity future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

          "Holdback Reserve " means, with respect to any Person for any
           ----------------
     sale, lease, transfer or other disposition of any property or assets, an amount equal to any amount required to be reserved (and properly reserved for) by such Person in accordance with GAAP against any contingent liabilities that (a) are associated with the property and assets of such Person being sold, leased, transferred or otherwise disposed of in such transaction in accordance with the terms of the Loan Documents (including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities resulting from indemnification obligations for other similar contingent liabilities) and (b) are required to be retained or indemnified by such Person under the documentation evidencing the terms and conditions of such transaction, as such amount may be reduced from time to time pursuant to Section 2.01(a)(ii) or 2.05(b)(ii)(A); provided that, in the case of any Holdback Reserve established in connection with the sale, lease, transfer or other disposition of Collateral otherwise permitted under the Loan Documents, any amount so reserved is applied, on the date such reserve is established, to prepay Advances outstanding on such date, if any, in accordance with Section 2.06(b)(iii).

          "Included Subsidiaries" means all Subsidiaries of the Borrowers
           ---------------------
     other than Mid-State and Cardem.

          "Indebtedness" means, with respect to any Person:
           ------------

               (a)  all indebtedness of such Person for borrowed money;

               (b) all Obligations of such Person for the deferred purchase price of property and assets or services (other than trade payables that are incurred in the ordinary course of such Person's business and are not overdue by more than 60 days);

               (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments;

               (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person (even though the rights and remedies of the seller or the lender under such agreement in the event of default are limited to repossession or sale of such property or assets);

               (e) all Obligations of such Person as lessee under Capitalized Leases;

               (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities;

               (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any shares of capital stock of or other ownership or profit interest in such Person or in any other Person, or any warrants, rights or options to acquire such shares, valued, in the case of Redeemable Preferred Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

               (h)  all Obligations of such Person in respect of Hedge
          Agreements;

               (i) all Obligations of such Person for production payments from property operated by or on behalf of such Person and other similar arrangements with respect to natural resources;

               (j) all Indebtedness of other Persons referred to in clauses (a) through (i) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property or assets, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner to invest in the debtor (including any agreement to pay for property, assets or services irrespective of whether such property or assets are received or such services are rendered) or (iv) otherwise to assure a creditor against loss; and

               (k) all Indebtedness referred to in clauses (a) through (j) above of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property and assets (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

          "Indemnified Party" has the meaning specified in Section 9.04(b).
           -----------------

          "Initial Extension of Credit" means the earlier to occur of the
           ---------------------------
     initial Borrowing and the initial issuance of a Letter of Credit.

          "Initial Issuing Banks" has the meaning specified in the recital
           ---------------------
     of parties to this Agreement.

          "Initial Lenders" has the meaning specified in the recital of
           ---------------
     parties to this Agreement.

          "Initial Pledged Indebtedness" has the meaning specified in
           ----------------------------
     Section 1 of the Security Agreement.

          "Insufficiency" means, with respect to any Plan, the amount, if
           -------------
     any, of its unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA).

          "Interest Coverage Ratio" means, with respect to the Borrowers
           -----------------------
     and their Included Subsidiaries for any period, the ratio of (a) Consolidated EBITDA of the Borrowers and their Included Subsidiaries for such period to (b) Interest Expense of the Borrowers and their Included Subsidiaries for such period.

          "Interest Expense" means, with respect to any Person for any
           ----------------
     period, interest expense on all Indebtedness of such Person for such period net of interest income for such period, whether paid or accrued, determined on a Consolidated basis for such Person and its Subsidiaries and in accordance with GAAP, and including, without limitation, (a) in the case of any such Person that is a Borrower, interest expense in respect of Indebtedness resulting from Advances,
     (b) the interest component of all obligations under Capitalized Leases, (c) commissions, discounts and other fees and charges payable in connection with letters of credit (including, without limitation, Letters of Credit), (d) the net payment, if any, payable in connection with Hedge Agreements less the net credit, if any, received in connection with Hedge Agreements and (e) in the case of any such Person that is a Borrower, all fees paid by such Person pursuant to
     Section 2.08(a).

          "Interest Period" means, for each Eurodollar Rate Advance
           ---------------
     comprising part of the same Working Capital Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower requesting such Borrowing or Conversion pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each Interest Period shall be one, two, three or six months, as the Borrower requesting such Borrowing or Conversion, upon notice received by the Facilities Manager not later than 12:00 Noon (New York City time) on the third Business Day prior to the first day of such Interest Period, may select; provided, however, that:

               (a) such Borrower may not select any Interest Period that ends after the Termination Date;

               (b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Working Capital Borrowing shall be of the same duration;

               (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next succeeding calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day; and

               (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

          "Internal Revenue Code" means the Internal Revenue Code of 1986,
           ---------------------
     as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

          "Inventory" has the meaning specified in Section 1 of the
           ---------
     Security Agreement.

          "Investment" means, with respect to any Person, any loan or
           ----------
     advance to such Person, any purchase or other acquisition of any shares of capital stock of or other ownership or profit interest in such Person, any warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Indebtedness of the types referred to in clause (j) or (k) of the definition of "Indebtedness" in respect of such Person.

          "Issuing Bank" means any Initial Issuing Bank and each Eligible
           ------------
     Assignee to which a Letter of Credit Commitment has been assigned pursuant to Section 9.07, as issuer of one or more Letters of Credit.

          "Jim Walter Homes" has the meaning specified in the recital of
           ----------------
     parties to this Agreement.

          "Jim Walter Resources" has the meaning specified in the recital
           --------------------
     of parties to this Agreement.

          "JW Aluminum" has the meaning specified in the recital of parties
           -----------
     to this Agreement.

          "JW Window" has the meaning specified in the recital of parties
           ---------
     to this Agreement.

          "L/C Cash Collateral Account" has the meaning specified in the
           ---------------------------
     Preliminary Statements to the Security Agreement.

          "L/C Cash Collateral Account Letter" has the meaning specified in
           ----------------------------------
     Section 5(c) of the  Security Agreement.

          "L/C Related Documents" has the meaning specified in
           ---------------------
     Section 2.04(c)(ii)(A).

          "Lender Party" means any Lender, any Issuing Bank or the Swing
           ------------
     Line Bank.

          "Lenders" means the Initial Lenders and each Eligible Assignee to
           -------
     which a Working Capital Commitment has been assigned pursuant to
     Section 9.07.

          "Letter of Credit" has the meaning specified in Section 2.01(c).
           ----------------

          "Letter of Credit Advance" means an advance made by any Issuing
           ------------------------
     Bank or any Lender pursuant to Section 2.03(c).

          "Letter of Credit Agreement" has the meaning specified in
           --------------------------
     Section 2.03(a).

          "Letter of Credit Commitment" means, with respect to any Issuing
           ---------------------------
     Bank at any time, the amount set forth opposite such Issuing Bank's name on Part A of Schedule I hereto under the caption "Letter of Credit Commitment" or, if such Issuing Bank has entered into one or more Assignments and Acceptances, the amount set forth for such Issuing Bank in the Register maintained by the Facilities Manager pursuant to Section 9.07(e) as such Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

          "Letter of Credit Facility" means, at any time, the aggregate
           -------------------------
     amount of the Issuing Banks' Letter of Credit Commitments at such time, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

          "Leverage Ratio"  means, with respect to the Borrowers and their
           --------------
     Included Subsidiaries at any date of determination, the ratio of (a) Adjusted Indebtedness at such date to (b) Consolidated EBITDA of the Borrowers and their Included Subsidiaries as of the last day of the most recently completed Measurement Period prior to such date.

          "License" means, with respect to any Person, any license
           -------
     (including, without limitation, any license or certificate of authority from any applicable Governmental Authority), permit, authorization, approval, registration or consent (whether federal, state, local, foreign or otherwise) that is required for such Person to conduct its business as now conducted and as proposed to be conducted.

          "Lien" means any lien, security interest or other charge or
           ----
     encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

          "Loan Documents" means, collectively, this Agreement, the Notes,
           --------------
     the Subsidiaries Guarantee, the Collateral Documents, the Letter of Credit Agreements and each other agreement evidencing any Obligation of the Loan Parties secured by the Collateral Documents, in each case as amended, supplemented or otherwise modified hereafter from time to time in accordance with Section 9.01.

          "Loan Parties" means, collectively, the Borrowers and each
           ------------
     Subsidiary of any Borrower that enters into a security agreement after the date of this Agreement pursuant to Section 5.01(q) or enters into a Security Agreement Supplement or a Guarantee Supplement after the date of this Agreement pursuant to Section 5.02(j).

          "Loan Value" means, with respect to any Eligible Collateral, an
           ----------
     amount equal to a percentage of the value of any item of Eligible Collateral determined by the Co-Administrative Agents for purposes of the Initial Extension of Credit in their reasonable discretion and by the Facilities Manager from time to time thereafter in its reasonable discretion. By way of example only, and without limiting the discretion of the Co-Administrative Agents or the Facilities Manager, as the case may be, to determine any such percentage to be applicable, the Co-Administrative Agents or the Facilities Manager may determine to apply, with respect to all Eligible Collateral, the sum of up to the following amounts and, with respect to a particular category of Eligible Collateral, up to the following amount for such category of Eligible Collateral:

               (a) with respect to Eligible Equipment, up to 60% of the value of such Equipment; provided, however, that, notwithstanding the foregoing provisions of this clause (a), the aggregate Loan Values attributed to all Eligible Equipment shall not exceed $25,000,000;

               (b)  with respect to Eligible Inventory:

                  (i) up to 75% of the value of finished goods of Jim Walter Resources;

                 (ii)    up to 60% of the value of finished goods of JW
               Aluminum;

                (iii)    up to 25% of the value of finished goods of JW
               Window;

                 (iv)    up to 60% of the value of finished goods of Sloss;

                  (v)    up to 45% of the value of finished goods of U.S.
               Pipe;

                 (vi)    up to 60% of the value of raw materials of JW
               Aluminum;

                (vii)    up to 25% of the value of raw materials of JW
               Window;

               (viii)    up to 60% of the value of raw materials of Sloss;

                 (ix)    up to 60% of the value of raw materials of U.S.
               Pipe;

                  (x) up to 50% of the value of work in process of JW Aluminum; and

                 (xi)    up to 20% of the value of work in process of U.S.
               Pipe;

               provided, however, that, notwithstanding the foregoing provisions of this clause (b), the aggregate Loan Values attributed to all Eligible Inventory shall not exceed $75,000,000; and

               (c)  with respect to Eligible Receivables:

                  (i) up to 80% of the value of such Receivables of JW Window until the Facilities Manager receives information reasonably acceptable to it regarding the Receivables of JW Window and, thereafter, up to 85% of the value of such Receivables of JW Window; and

                 (ii) up to 85% of the value of such Receivables of Jim Walter Resources, JW Aluminum, Sloss and U.S. Pipe.

          "Margin Stock" has the meaning specified in Regulation U.
           ------------

          "Material Adverse Change" means any material adverse change in
           -----------------------
     the business, condition (financial or otherwise), operations, performance, properties or prospects of the Swing Line Borrower and its Subsidiaries, taken as a whole.

          "Material Adverse Effect" means a material adverse effect on
           -----------------------
     (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Swing Line Borrower and its Subsidiaries, taken as a whole, (b) the rights and remedies of the Facilities Manager or any Lender Party under any Loan Document or Related Document or (c) the ability of the Loan Parties, taken as a whole, to pay any amounts owing under or in respect of the Loan Documents when the same shall be due and payable or of any Loan Party to perform its other Obligations under any Loan Document or Related Document to which it is or is to be a party.

          "Material Contract" means, with respect to any Person, each
           -----------------
     contract to which such Person is a party involving aggregate consideration payable to or by such Person of $20,000,000 or more or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person and its Subsidiaries, taken as a whole; provided, however, that, notwithstanding the foregoing, leases of real property, the Related Documents, the Senior Notes Documents and the documentation evidencing Surviving Indebtedness, the Mortgage-Backed Securities and the Mortgage Warehousing Facility shall not constitute Material Contracts.

          "Measurement Period" means, at any date of determination, the
           ------------------
     most recently completed four consecutive Fiscal Quarters of the Borrowers and their Included Subsidiaries on or immediately prior to such date or, if less than four consecutive Fiscal Quarters of the Borrowers and their Included Subsidiaries have been completed since the date of the Initial Extension of Credit, the Fiscal Quarters of the Borrowers and their Included Subsidiaries, or the portion of the first Fiscal Quarter thereof, since the date of the Initial Extension of Credit; provided, however, that, notwithstanding the foregoing, all calculations of EBITDA for purposes of determining the Leverage Ratio on any date of determination shall include EBITDA for the most recently completed four consecutive Fiscal Quarters of the Borrowers and their Included Subsidiaries, regardless of whether such period has been completed since the date of the Initial Extension of Credit.

          "Merrill Lynch" has the meaning specified in the recital of
           -------------
     parties to this Agreement.

          "Mid-State" means Mid-State Homes, Inc., a Florida corporation
           ---------
     and a wholly owned Subsidiary of the Swing Line Borrower.

          "Mortgage-Backed Securities" means, collectively, the Mid-State
           --------------------------
     Trust IV Asset Backed Notes issued on or about the date of the Initial Extension of Credit pursuant to the Indenture between Mid-State Trust IV, as the Issuer, and First Union National Bank of Florida, as the Trustee.

          "Mortgage Warehousing Facility" means the mortgage warehousing
           -----------------------------
     facility established on or about the date of this Agreement by Mid-State in an aggregate amount of at least $500,000,000 (subject to certain availability criteria set forth therein), pursuant to which Mid-State will obtain limited recourse financing secured by certain building and installment contracts generated by Jim Walter Homes and by mortgages, other security agreements and promissory notes related thereto.

          "Multiemployer Plan" means a multiemployer plan (as defined in
           ------------------
     Section 4001(a)(3) of ERISA) to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Multiple Employer Plan" means a single employer plan (as defined
           ----------------------
     in Section 4001(a)(15) of ERISA) that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "NationsBank" has the meaning specified in the recital of parties
           -----------
     to this Agreement.

          "Net Cash Proceeds" means, with respect to any sale, lease,
           -----------------
     transfer or other disposition of any property or assets, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only:

               (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions;

               (b) the amount of taxes payable in connection with or as a result of such transaction; provided, however, that, in the case of taxes that are deductible under this clause (b) but for the fact that they would not be paid at the time of receipt of such cash, such Person may deduct an amount equal to the necessary Tax Reserve, if any, for such transaction;

               (c) the amount of the required Holdback Reserve, if any, for such transaction; and

               (d) the amount of any Indebtedness secured by a Lien on such property or assets that, by the terms of such transaction, is required to be repaid upon such disposition,

     in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any

     Loan Party and that are properly attributable to such transaction or to the property and assets that are the subject thereof.

          "New Subsidiary" has the meaning specified in Section 5.02(j).
           --------------

          "Note" means a promissory note of a Working Capital Borrower
           ----
     payable to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Working Capital Borrowers to such Lender resulting from the Working Capital Advances made by such Lender.

          "Notice of Issuance" has the meaning specified in
           ------------------
     Section 2.03(a).

          "Notice of Renewal" has the meaning specified in Section 2.01(c).
           -----------------

          "Notice of Swing Line Borrowing" has the meaning specified in
           ------------------------------
     Section 2.02(b).

          "Notice of Termination" has the meaning specified in
           ---------------------
     Section 2.01(c).

          "Notice of Working Capital Borrowing" has the meaning specified
           -----------------------------------
     in Section 2.02(a).

          "NPL" means the National Priorities List under CERCLA.
           ---

          "Obligation" means, with respect to any Person, any payment,
           ----------
     performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 7.01(f). Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or to advance on behalf of such Loan Party.

          "OECD" means the Organization for Economic Cooperation and
           ----
     Development.

          "Open Year" has the meaning specified in Section 4.01(aa).
           ---------

          "Other Taxes" has the meaning specified in Section 2.12(b).
           -----------

          "Parent Guarantee" has the meaning specified in Section 6.01.
           ----------------

          "PBGC" means the Pension Benefit Guaranty Corporation, or any
           ----
     successor thereto.

          "Performance Level" means Performance Level I, Performance
           -----------------
     Level II, Performance Level III or Performance Level IV, as appropriate. For purposes of determining the Performance Level at any date of determination:

               (a) if the Adjusted Interest Coverage Ratio and the Leverage Ratio shall fall within different Performance Levels at such date, the Performance Level shall be deemed to be the lower of the two Performance Levels (e.g., Performance Level II being lower than Performance Level I, Performance Level III being lower than Performance Level II and Performance Level IV being lower than Performance Level III) in effect at such date;

               (b) not more than one increase in the Performance Level shall occur in any three-month period; and

               (c) no change in the Performance Level shall be effective until three Business Days after the date on which the Facilities Manager receives financial statements pursuant to Section 5.03(b) or 5.03(c) reflecting such change, provided, however, that if the Borrowers have not submitted to the Facilities Manager the information required under this clause (c) within five Business Days after the date on which such information is required under
          Section 5.03(b) or 5.03(c), as the case may be, the Performance Level shall be deemed to be at Performance Level IV for so long as such information has not been submitted.

          "Performance Level I" means, at any date of determination, that
           -------------------
     the Borrowers and their Included Subsidiaries shall have maintained for the most recently completed Measurement Period prior to such date
     (a) an Adjusted Interest Coverage Ratio of greater than or equal to 2.00:1 and (b) a Leverage Ratio of less than or equal to 2.50:1.

          "Performance Level II" means, at any date of determination, that
           --------------------
     (a) the Performance Level does not meet the requirements of Performance Level I and (b) the Borrowers and their Included
     Subsidiaries shall have maintained for the most recently completed Measurement Period prior to such date (i) an Adjusted Interest Coverage Ratio of greater than or equal to 1.60:1 and (ii) a Leverage Ratio of less than or equal to 3.00:1.

          "Performance Level III" means, at any date of determination, that
           ---------------------
     (a) the Performance Level does not meet the requirements of Performance Level I or Performance Level II and (b) the Borrowers and their Included Subsidiaries shall have maintained for the most recently completed Measurement Period prior to such date (i) an Adjusted Interest Coverage Ratio of greater than or equal to 1.20:1 and (ii) a Leverage Ratio of less than or equal to 3.50:1.

          "Performance Level IV" means, at any date of determination, that
           --------------------
     the Performance Level does not meet the requirements of Performance Level I, Performance Level II or Performance Level III.

          "Permitted Liens" means such of the following as to which no
           ---------------
     enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced:

               (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under
          Section 5.01(b);

               (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations (other than Indebtedness for borrowed money) that
          (i) are not overdue for a period of more than 30 days or (ii) are being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in accordance with GAAP;

               (c) pledges or deposits to secure obligations under workers' compensation laws, unemployment insurance or other similar legislation (other than in respect of employee benefit plans subject to ERISA) or to secure public or statutory obligations;

               (d) Liens securing the performance of, or payment in respect of, bids, tenders, government contracts (other than for the repayment of borrowed money), surety and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business;

               (e) any interest or title of a lessor or sublessor and any restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject that is incurred in the ordinary course of business and, either individually or when aggregated with all other Permitted Liens in effect on any date of determination, could not be reasonably expected to have a Material Adverse Effect; and

               (f) easements, rights of way, zoning restrictions and other encumbrances on title to real property that do not, either individually or in the aggregate, render title to the property encumbered thereby unmarketable or materially and adversely affect either the use of such property for its present purposes or the conduct of the business of any Loan Party in the ordinary course.

          "Person" means an individual, partnership, corporation (including
           ------
     a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means a Single Employer Plan or a Multiple Employer Plan.
           ----

          "Plan of Reorganization" has the meaning specified in the
           ----------------------
     Preliminary Statements to this Agreement.

          "Pre-Commitment Information" means, collectively, (a) the
           --------------------------
     information furnished in writing on or prior to the date of this Agreement by or on behalf of any Borrower or any of its Subsidiaries to any Lender Party and relating to the Borrowers and their Subsidiaries or to the Transaction and (b) the oral communications referred to in Section 3.01(m)(xiii) and 3.01(m)(xiv) and in the Disclosed Information.

          "Preferred Stock" means, with respect to any corporation, capital
           ---------------
     stock issued by such corporation that is entitled to a preference or priority over any other capital stock issued by such corporation upon any distribution of such corporation's assets, whether by dividend or upon liquidation.

          "Pro Rata Share" of any amount means, with respect to any Lender
           --------------
     at any time, the product of (a) a fraction the numerator of which is the amount of such Lender's Working Capital Commitment at such time and the denominator of which is the Working Capital Facility at such time and (b) such amount.

          "Receivables" has the meaning specified in Section 1 of the
           -----------
     Security Agreement.

          "Redeemable" means, with respect to any shares of capital stock,
           ----------
     other ownership or profit interest, Indebtedness or other right or Obligation, any such shares, interest, Indebtedness, right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

          "Register" has the meaning specified in Section 9.07(e).
           --------

          "Registration Rights Agreements" means, collectively, (a) the
           ------------------------------
     Registration Rights Agreement dated on or about the date of the Initial Extension of Credit among the Swing Line Borrower and certain holders of the Senior Notes and (b) the Registration Rights Agreement dated on or about the date of the Initial Extension of Credit among the Swing Line Borrower and certain holders of the common stock of the Swing Line Borrower, in either case as such agreement may be amended, supplemented or otherwise modified hereafter from time to time in accordance with the terms hereof and thereof.

          "Regulation U" means Regulation U of the Board of Governors of
           ------------
     the Federal Reserve System, as in effect from time to time and including any successor regulation thereto.

          "Related Documents" means, collectively, the Plan of
           -----------------
     Reorganization, the Registration Rights Agreements, the Stockholders Agreement and the Veil Piercing Settlement Agreement.

          "Required Lenders" means at any time Lender Parties owed or
           ----------------
     holding not less than a majority in interest of the Working Capital Facility at such time; provided, however, that if any Lender Party shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time the Working Capital Commitment, if any, of such Lender Party at such time.

          "Required Principal Payments" means, with respect to any Person
           ---------------------------
     for any period, any regularly scheduled principal payment or any required prepayment or redemption of Funded Indebtedness of such Person made during such period, but excluding any such payments to the extent refinanced through the incurrence of additional Indebtedness under Section 5.02(b)(vii)(G).

          "Responsible Officer" means any executive officer of any Borrower
           -------------------
     or any of its Subsidiaries or any other officer of any Borrower or any of its Subsidiaries responsible for overseeing or reviewing compliance with this Agreement or any other Loan Document.

          "Secured Obligations" has the meaning specified in Section 2 of
           -------------------
     the Security Agreement.

          "Secured Parties" means, collectively, the Facilities Manager,
           ---------------
     the other Agents, the Lender Parties and the other Persons to which are owing the Obligations that are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

          "Security Agreement" has the meaning specified in
           ------------------
     Section 3.01(m)(viii).

          "Security Agreement Supplement" has the meaning specified in
           -----------------------------
     Section 21(c) of the Security Agreement.

          "Senior Notes" means the senior fixed-rate notes due 2000 in an
           ------------
     aggregate principal amount not to exceed $500,000,000 to be issued by the Swing Line Borrower immediately prior to the Initial Extension of Credit pursuant to the terms of the Senior Notes Documents.

          "Senior Notes Documents" means the Senior Notes Indenture, the
           ----------------------
     instruments evidencing the Senior Notes, the pledge agreements related thereto and all other agreements, instruments and other documents pursuant to which the Senior Notes will be issued, in each case as such agreement, instrument or document may be amended, supplemented or otherwise modified hereafter from time to time in accordance with the terms hereof and thereof.

          "Senior Notes Indenture" means the Indenture dated on or about
           ----------------------
     the date of the Initial Extension of Credit among the Swing Line Borrower and United States Trust Company of New York, as Trustee, as such agreement, instrument or document may be amended, supplemented or otherwise modified hereafter from time to time in accordance with the terms hereof and thereof.

          "Single Employer Plan" means a single employer plan (as defined
           --------------------
     in Section 4001(a)(15) of ERISA) that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "Sloss" has the meaning specified in the recital of parties to
           -----
     this Agreement.

          "Solvent" and "Solvency" mean, with respect to any Person on any
           -------       --------
     date of determination, that, on such date:

               (a) the fair value of the property and assets of such Person is greater than the total amount of liabilities
          (including, without limitation, contingent liabilities) of such Person;

               (b) the present fair salable value of the property and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured;

               (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature; and

               (d) such Person is not engaged in business or in a transaction, and is not about to engage in business or in a transaction, for which such Person's property and assets would constitute an unreasonably small capital.

     The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Southern Precision" has the meaning specified in the recital of
           ------------------
     parties to this Agreement.

          "Standby Letter of Credit" means any Letter of Credit issued
           ------------------------
     under the Letter of Credit Facility, other than a Trade Letter of Credit.

          "Stockholders Agreement" means the Stockholders Agreement dated
           ----------------------
     on or about the date of the Initial Extension of Credit among the Swing Line Borrower, the Equity Investors and the other holders of the common stock of the Swing Line Borrower from time to time, as such agreement may be amended, supplemented or otherwise modified hereafter from time to time in accordance with the terms hereof and thereof.

          "Subsidiaries Guarantee" has the meaning specified in Section
           ----------------------
     3.01(m)(ix).

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
     partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of

               (a) the issued and outstanding shares of capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time shares of capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),

               (b) the interest in the capital or profits of such limited liability company, partnership or joint venture, or

               (c)  the beneficial interest in such trust or estate,

     is at the time, directly or indirectly, owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries; provided, however, that, notwithstanding the foregoing, any special purpose subsidiary of Mid-State created or maintained in connection with any financing permitted under Section 5.02(b)(iii) or 5.02(b)(vii)(A) shall not constitute a Subsidiary of any Loan Party for purposes of the Loan Documents.

          "Substantial Consummation" has the meaning specified in the
           ------------------------
     Preliminary Statements to this Agreement.

          "Surviving Indebtedness" means all Indebtedness of the Borrowers
           ----------------------
     and their Subsidiaries existing immediately prior to the consummation of the Plan of Reorganization and not being repaid, redeemed, extinguished or otherwise satisfied in the Transaction, which Indebtedness shall be set forth on Schedule 4.01(ee) hereto as of the date of the Initial Extension of Credit.

          "Swing Line Advance" means an advance made by (a) the Swing Line
           ------------------
     Bank pursuant to Section 2.01(b) or (b) any Lender pursuant to
     Section 2.02(b).

          "Swing Line Bank" means Citicorp, as the initial lender of all
           ---------------
     Swing Line Advances.

          "Swing Line Borrower" has the meaning specified in the recital of
           -------------------
     parties to this Agreement.

          "Swing Line Borrowing" means a borrowing consisting of a Swing
           --------------------
     Line Advance made by the Swing Line Bank.

          "Swing Line Facility" has the meaning specified in
           -------------------
     Section 2.01(b)(i).

          "Taxes" has the meaning specified in Section 2.12(a).
           -----

          "Tax Reserve" means, with respect to any Person for any sale,
           -----------
     lease, transfer or other disposition of any property or assets, an amount equal to the amount properly reserved by such Person in accordance with GAAP as such Person's reasonable estimate of taxes to be paid by such Person solely as a result of such sale, lease, transfer or disposition (computed on the basis of statutory rates in effect at the time of such sale, lease, transfer or disposition after giving effect to deductions, credit carryforwards, carrybacks and similar items of such Person or such other amount as such Person estimates in good faith and with the concurrence of the Required Lenders) other than any taxes for which such Person or any of its Subsidiaries is indemnified, as such amount may be reduced from time to time pursuant to Section 2.01(a)(ii) or 2.05(b)(ii)(B); provided that, in the case of any Tax Reserve established in connection with the sale, lease, transfer or other disposition of Collateral otherwise permitted under the Loan Documents, any amount so reserved is applied, on the date such reserve is established, to prepay Advances outstanding on such date, if any, in accordance with Section 2.06(b)(iii).

          "Termination Date" means the earlier of (a) February 27, 1998 and
           ----------------
     (b) the date of termination in whole of the Commitments pursuant to
     Section 2.05 or 7.01.

          "Trade Letter of Credit" means any Letter of Credit that is
           ----------------------
     issued under the Letter of Credit Facility for the benefit of a supplier of Inventory to any Working Capital Borrower or any of its Subsidiaries to effect payment for such Inventory, the conditions to drawing under which include the presentation to the Issuing Bank that issued such Letter of Credit of negotiable bills of lading, invoices and related documents sufficient, in the judgment of such Issuing Bank, to create a valid and perfected lien and security interest in such Inventory, bills of lading, invoices and related documents in favor of such Issuing Bank.

          "Transaction" means, collectively, (a) the consummation of the
           -----------
     Plan of Reorganization, (b) the issuance of the Senior Notes and the Mortgage-Backed Securities, (c) the entering into of the Loan Documents and the Mortgage Warehousing Facility, (d) the payment or other satisfaction of the pre-petition claims of certain creditors of the Debtors, (e) the refinancing of certain existing indebtedness of the Borrowers and their Subsidiaries, (f) the payment of the fees and expenses relating to the consummation of the Plan of Reorganization and the other transactions related to the foregoing and (g) the consummation of the equity and other transactions contemplated by the foregoing.

          "Type" refers to the distinction between Working Capital Advances
           ----
     bearing interest at the Base Rate and Working Capital Advances bearing interest at the Eurodollar Rate.

          "Unused Working Capital Commitment" means, with respect to any
           ---------------------------------
     Lender at any time:

               (a) such Lender's Working Capital Commitment at such time less

               (b)  the sum of

                  (i) the aggregate principal amount of all Working Capital Advances, all Swing Line Advances and all Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time; and

                 (ii)    such Lender's Pro Rata Share of

                         (A) the aggregate Available Amount of all Letters of Credit outstanding at such time,

                         (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Banks (in their capacity as Issuing Banks) pursuant to Section 2.03(c) and outstanding at such time other than any such Letter of Credit Advance that, at or prior to such time, has been assigned in part to such Lender pursuant to
                    Section 2.03(c),

                         (C) the aggregate principal amount of all Swing Line Advances made by the Swing Line Bank (in its capacity as the Swing Line Bank) pursuant to
                    Section 2.01(b) and outstanding at such time other than any such Swing Line Advance that, at or prior to such time, has been assigned in part to such Lender pursuant to Section 2.02(b), and

                         (D) the aggregate amount of all Holdback Reserves and all Tax Reserves established in connection with the sale, lease, transfer or other disposition of Collateral otherwise permitted under the Loan Documents and in effect at such time;

     provided, however, that, solely for purposes of calculating the commitment fees payable pursuant to Section 2.08(a) at any time, the aggregate principal amount of all Swing Line Advances made by the Swing Line Bank pursuant to Section 2.01(b) and outstanding at such time shall be deducted from the Working Capital Commitment of the Lender that is also the Swing Line Bank and not ratably from the Working Capital Commitments of all of the Lenders until such time as any such Swing Line Advance has been assigned to the Lenders pursuant to Section 2.02(b) and becomes Swing Line Advances made by the Lenders.

          "U.S. Pipe" has the meaning specified in the recital of parties
           ---------
     to this Agreement.

          "Veil Piercing Settlement Agreement" means the Second Amended and
           ----------------------------------
     Restated Veil Piercing Settlement Agreement dated as of November 22, 1994 by and among certain asbestos victim defendants named in Adversary Proceeding 90-0003 and Adversary Proceeding 90-0004, certain representatives of such defendants, The Celotex Corporation, Jim Walter Corporation and its subsidiaries (other than The Celotex Corporation), the Plan Proponents referred to therein and certain Settling Equityholders referred to therein, as such agreement may be amended, supplemented or otherwise modified hereafter from time to time in accordance with the terms hereof and thereof.

          "Vestal" has the meaning specified in the recital of parties to
           ------
     this Agreement.

          "Voting Stock" means shares of capital stock issued by a
           ------------
     corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

          "Withdrawal Liability" has the meaning specified in Part I of
           --------------------
     Subtitle E of Title IV of ERISA.

          "Working Capital" means, with respect to any Person for any
           ---------------
     period, the amount by which Current Assets of such Person and its Subsidiaries (excluding therefrom cash and Cash Equivalents) for such period exceed Current Liabilities of such Person and its Subsidiaries (excluding therefrom all amounts required to be paid or prepaid with respect to any principal amounts of Funded Indebtedness within one year after the end of such period) for such period, in each case determined on a Consolidated basis for such Person and its Subsidiaries.

          "Working Capital Advance" has the meaning specified in
           -----------------------
     Section 2.01(a)(i).

          "Working Capital Borrowers" has the meaning specified in the
           -------------------------
     recital of parties to this Agreement.

          "Working Capital Borrowing" means a borrowing consisting of
           -------------------------
     simultaneous Working Capital Advances of the same Type made by the Lenders.

          "Working Capital Commitment" means, with respect to any Lender at
           --------------------------
     any time, the amount set forth opposite such Lender's name on Part A of Schedule I hereto under the caption "Working Capital Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, the amount set forth for such Lender in the Register maintained by the Facilities Manager pursuant to Section 9.07(e) as such Lender's "Working Capital Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

          "Working Capital Facility" means, at any time, the aggregate
           ------------------------
     amount of the Lenders' Working Capital Commitments at such time.

          SECTION 1.02.  Computation of Time Periods.  In this Agreement,
                         ---------------------------
in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the word "through" means "through and including" and each of the words "to" and "until" means "to but excluding".

          SECTION 1.03.  Accounting Terms.  All accounting terms not
                         ----------------
specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(f) ("GAAP").
  ----


                                 ARTICLE II

                     AMOUNTS AND TERMS OF THE ADVANCES
                         AND THE LETTERS OF CREDIT

          SECTION 2.01.  The Advances.  (a)  The Working Capital Advances.
                         ------------        ----------------------------
(i) Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each, a "Working Capital Advance") to the
                                      -----------------------
Working Capital Borrowers from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Working Capital Commitment at such time. Each Working Capital Borrowing shall be in an aggregate amount of $2,500,000 or an integral multiple of $1,000,000 in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay or to prepay in full outstanding Swing Line Advances made by the Swing Line Bank or outstanding Letter of Credit Advances made by an Issuing Bank) and shall consist of Working Capital Advances made simultaneously by the Lenders according to their Pro Rata Share of the Working Capital Facility. Within the limits of each Lender's Unused Working Capital Commitment in effect from time to time, each Working Capital Borrower may borrow under this Section 2.01(a), prepay pursuant to
Section 2.06(a) and reborrow under this Section 2.01(a).

          (ii) Holdback Reserves and Tax Reserves.   The Working Capital
               ----------------------------------
Commitment of each Lender shall be reserved against at any time and from time to time by such Lender's Pro Rata Share of the sum of all Holdback Reserves and all Tax Reserves established in connection with the sale, lease, transfer or other disposition of any Collateral otherwise permitted under the Loan Documents and in effect at such time, which amount shall be available to be borrowed solely for purposes of paying the contingent liabilities or the tax obligations in respect of which such Holdback Reserves or such Tax Reserves, respectively, were established; provided that the applicable Borrower shall, at the time any such Holdback Reserve or Tax Reserve is established, prepay Advances outstanding on such date, if any, in accordance with, and to the extent required under, Section 2.06(b)(iii). Each such Holdback Reserve shall be reduced on each date on which the Working Capital Borrower that established such reserve notifies the Facilities Manager that all or a portion of the contingent liabilities for which such Holdback Reserve was established have been paid by such Borrower or any of its Subsidiaries in an amount equal to such payment and on each date on which such Holdback Reserve is permanently reduced pursuant to Section 2.05(b)(ii)(A) by an amount equal to such permanent reduction. Each such Tax Reserve shall be reduced on each date on which the Working Capital Borrower that established such reserve notifies the Facilities Manager that all or a portion of the tax obligations for which such Tax Reserve was established have been paid by or on behalf of such Borrower or any of its Subsidiaries in an amount equal to such payment and on each date on which such Tax Reserve is permanently reduced pursuant to Section 2.05(b)(ii)(B) by an amount equal to such permanent reduction.

          (b)  The Swing Line Advances.  The Swing Line Borrower may
               -----------------------
request the Swing Line Bank to make, and the Swing Line Bank may, if in its sole discretion it elects to do so, make, on the terms and conditions hereinafter set forth, Swing Line Advances to the Swing Line Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date (i) in an aggregate amount not to exceed at any time outstanding $15,000,000 (the "Swing Line Facility") and (ii) in an
                                   -------------------
amount for each such Swing Line Borrowing not to exceed the aggregate Unused Working Capital Commitments of the Lenders at such time. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of $1,000,000 or an integral multiple of $100,000 in excess thereof and shall be made as a Base Rate Advance. Within the limits of the Swing Line Facility and subject to the limits referred to in clause (ii) above, so long as the Swing Line Bank, in its sole discretion, elects to make Swing Line Advances, the Swing Line Borrower may borrow under this
Section 2.01(b), repay pursuant to Section 2.04(b) or prepay pursuant to
Section 2.06(a) and reborrow under this Section 2.01(b).

          (c)  Letters of Credit.  Each Issuing Bank severally agrees, on
               -----------------
the terms and conditions hereinafter set forth, to issue letters of credit (the "Letters of Credit") for the account of any Working Capital Borrower
      -----------------
from time to time on any Business Day during the period from the date hereof until 60 days before the Termination Date (i) in an aggregate Available Amount for all Letters of Credit issued by such Issuing Bank not to exceed at any time such Issuing Bank's Letter of Credit Commitment at such time and (ii) in an Available Amount for each such Letter of Credit not to exceed the lesser of (A) the Letter of Credit Facility at such time and (B) the Unused Working Capital
Commitments of the Lenders at such time.   No Trade Letter of Credit shall
have an expiration date later than the earlier of (1) 180 days after the date of issuance thereof and (2) 60 days before the Termination Date. No Standby Letter of Credit shall have an expiration date (including all rights of the Working Capital Borrower that requested such Letter of Credit or the beneficiary named in such Standby Letter of Credit to require renewal) later than one year after the date of issuance thereof, but any such Standby Letter of Credit may by its terms be renewable annually upon notice (a "Notice of Renewal") given to the Issuing Bank that issued such
           -----------------
Standby Letter of Credit and the Facilities Manager at least three Business Days prior to any date for notice of renewal set forth in such Standby Letter of Credit and upon fulfillment of the applicable conditions set forth in Article III unless such Issuing Bank has notified the Working Capital Borrower that requested such Letter of Credit (with a copy to the Facilities Manager) at least 30 Business Days prior to the date of automatic renewal of its election not to renew such Standby Letter of Credit (a "Notice of Termination"); provided that the terms of each Standby
           ---------------------
Letter of Credit that is automatically renewable annually (x) shall require the Issuing Bank that issued such Standby Letter of Credit to give the beneficiary named in such Standby Letter of Credit notice of any Notice of Termination, (y) shall permit such beneficiary, upon receipt of such notice, to draw under such Standby Letter of Credit prior to the date such Standby Letter of Credit otherwise would have been automatically renewed and (z) shall not permit the expiration date (after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date later than 60 days before the first anniversary of the scheduled Termination Date; and provided further that the Borrowers shall deposit into the L/C Cash Collateral Account at least five Business Days prior to the scheduled Termination Date an amount equal to 105% of the sum of (I) the aggregate Available Amount of all Standby Letters of Credit that have an expiration date (after giving effect to any renewal) that extends beyond the scheduled Termination Date and (II) the aggregate amount of all fees and expenses owing on or in respect of such Standby Letters of Credit. If either a Notice of Renewal is not given by the Working Capital Borrower that requests any Standby Letter of Credit or a Notice of Termination is given by the applicable Issuing Bank pursuant to the immediately preceding sentence, such Standby Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; provided, however, that if a Notice of Renewal is not received by the applicable Issuing Bank, such Issuing Bank may, in its discretion, unless otherwise instructed by the Facilities Manager or the Working Capital Borrower that requested any such Letter of Credit, deem that a Notice of Renewal had been timely delivered and, in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement. Within the limits of the Letter of Credit Facility and subject to the limits referred to above, the Working Capital Borrowers may request the issuance of Letters of Credit under this Section 2.01(c), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.04(c) and request the issuance of additional Letters of Credit under this Section 2.01(c).

          SECTION 2.02.  Making the Advances.  (a)  Making the Working
                         -------------------        ------------------
Capital Advances.  Except as otherwise provided in this Section 2.02, each
----------------
Working Capital Borrowing shall be made on notice, given not later than 12:00 Noon (New York City time) on the first Business Day prior to the date of the proposed Working Capital Borrowing in the case of a Borrowing comprised of Base Rate Advances and on the third Business Day prior to the date of the proposed Working Capital Borrowing in the case of a Borrowing comprised of Eurodollar Rate Advances, by a Working Capital Borrower to the Facilities Manager, which shall give to each Lender prompt notice thereof by telex or telecopier; provided that if the Swing Line Bank elects, in its sole discretion, not to make a Swing Line Advance to the Swing Line Borrower on any Business Day in accordance with Section 2.01(b), a Working Capital Borrowing comprised of Base Rate Advances may be made by a Working Capital Borrower in lieu thereof on notice, given not later than 12:00 Noon (New York City time) on the same Business Day as the date the proposed Swing Line Borrowing otherwise would have been made. Each notice of a Working Capital Borrowing (a "Notice of Working
                                                      -----------------
Capital Borrowing") shall be by telephone, confirmed immediately in
-----------------
writing, or by telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Working Capital Borrowing (which shall be a Business Day), (ii) Type of Advances comprising such Working Capital Borrowing, (iii) aggregate amount of such Working Capital Borrowing, (iv) in the case of a Working Capital Borrowing comprised of Eurodollar Rate Advances, initial Interest Period for each such Advance and (v) amount of the proceeds of such Working Capital Borrowing, if any, that are to be applied to pay, or to reimburse the Working Capital Borrower requesting such Borrowing for, contingent liabilities for which a Holdback Reserve was established or for tax obligations for which a Tax Reserve was established, as the case may be. Each Lender shall, before 2:00 P.M. (New York City time) on the date of any Working Capital Borrowing, make available for the account of its Applicable Lending Office to the Facilities Manager at the Facilities Manager's Account, in same day funds, such Lender's Pro Rata Share of such Working Capital Borrowing. After the Facilities Manager's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Facilities Manager will make such funds available to the Working Capital Borrower that requested such Working Capital Borrowing by crediting the Appropriate Borrower's Account of such Working Capital Borrower; provided, however, that the Facilities Manager shall first make a portion of such funds equal to (A) the aggregate principal amount of all Swing Line Advances and all Letter of Credit Advances made by the Swing Line Bank or any Issuing Bank, as the case may be, and by any other Lender and outstanding on the date of such Working Capital Borrowing plus (B) interest accrued and unpaid thereon to and as of such date, available to the Swing Line Bank or such Issuing Bank, as the case may be, and to such other Lenders for repayment of such Swing Line Advances and such Letter of Credit Advances.

          (b)  Making the Swing Line Advances.  Each Swing Line Borrowing
               ------------------------------
shall be made on notice, given not later than 12:00 Noon (New York City time) on the date of the proposed Swing Line Borrowing, by the Swing Line Borrower to the Swing Line Bank and the Facilities Manager. Each notice of a Swing Line Borrowing (a "Notice of Swing Line Borrowing") shall be by
                           ------------------------------
telephone, confirmed immediately in writing, or by telex or telecopier, specifying therein the requested (i) date of such Swing Line Borrowing (which shall be a Business Day), (ii) amount of such Swing Line Borrowing and (iii) maturity, if any, of such Swing Line Borrowing. If, in accordance with Section 2.01(b), it elects to make the requested Swing Line Advance, the Swing Line Bank will make the amount thereof available for the account of its Applicable Lending Office to the Facilities Manager at the Facilities Manager's Account, in same day funds. After the Facilities Manager's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Facilities Manager will make such funds available to the Swing Line Borrower by crediting the Appropriate Borrower's Account of the Swing Line Borrower. Upon written demand by the Swing Line Bank, with a copy of such demand to the Facilities Manager, each Lender shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each Lender, such Lender's Pro Rata Share of such outstanding Swing Line Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Facilities Manager for the account of the Swing Line Bank, by deposit into the Facilities Manager's Account, in same day funds, an amount equal to such Lender's Pro Rata Share of the outstanding principal amount of such Swing Line Advance. The Swing Line Borrower hereby agrees to each such sale and assignment. Promptly after receipt thereof, the Facilities Manager shall transfer such funds to the Swing Line Bank. Each Lender agrees to purchase its Pro Rata Share of an outstanding Swing Line Advance on (A) the Business Day on which demand therefor is made by the Swing Line Bank so long as notice of such demand is given not later than 2:00 P.M. (New York City time) on such Business Day or (B) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Swing Line Bank to any Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it free and clear of any liens and security interests, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Lender shall not have so made its Pro Rata Share of such Swing Line Advance available to the Facilities Manager, such Lender agrees to pay to the Facilities Manager forthwith on demand such amount, and to pay interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Facilities Manager, at the Federal Funds Rate. If such Lender shall pay to the Facilities Manager such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for all purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

          (c)  Limitations on Working Capital Borrowings.  Anything in
               -----------------------------------------
Section 2.02(a) to the contrary notwithstanding, none of the Working Capital Borrowers may select (i) Eurodollar Rate Advances for the initial Borrowing or for any Working Capital Borrowing if the aggregate amount of such Borrowing is less than $5,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to
Section 2.09 or 2.10 or (ii) Interest Periods for Eurodollar Rate Advances that are longer than one month during the period from the date of this Agreement to May 1, 1995 (or such earlier date as shall be specified in their sole discretion by the Co-Arrangers in a written notice to the Borrowers and the Lenders). In addition, the Working Capital Advances made on any date and comprised of Eurodollar Rate Advances may not be outstanding as part of more than three separate Borrowings.

          (d)  Binding Effect of Notices of Borrowing.  Each Notice of
               --------------------------------------
Working Capital Borrowing and each Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower that requested such Borrowing. In the case of any Working Capital Borrowing that the related Notice of Working Capital Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Working Capital Borrower that requested such Borrowing shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Working Capital Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Working Capital Advance to be made by such Lender as part of such Borrowing when such Working Capital Advance, as a result of such failure, is not made on such date.

          (e)  Assumption of Facilities Manager, Etc.  Unless the
               -------------------------------------
Facilities Manager shall have received notice from a Lender prior to the date of any Working Capital Borrowing that such Lender will not make available to the Facilities Manager such Lender's Pro Rata Share of such Borrowing, the Facilities Manager may assume that such Lender has made such Pro Rata Share available to the Facilities Manager on the date of such Borrowing in accordance with Section 2.02(a) and the Facilities Manager may, in reliance upon such assumption, make available to the Working Capital Borrower that requested such Borrowing on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Pro Rata Share available to the Facilities Manager, such Lender and the applicable Working Capital Borrower severally agree to pay or to repay to the Facilities Manager forthwith on demand such corresponding amount, and to pay interest thereon, for each day from the date such amount is made available to such Working Capital Borrower until the date such amount is paid or repaid to the Facilities Manager, at (i) in the case of such Working Capital Borrower, the interest rate applicable at such time under Section 2.07 to Working Capital Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Facilities Manager such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Working Capital Borrowing for all purposes under this Agreement and if, in addition, the applicable Working Capital Borrower has repaid such amount, such amount shall be remitted to such Working Capital Borrower.

          (f)  Failure to Make Advances.  The failure of any Lender to make
               ------------------------
the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

          SECTION 2.03.  Issuance of and Drawings and Reimbursement Under
                         ------------------------------------------------
Letters of Credit.  (a)  Request for Issuance.  Each Letter of Credit shall
-----------------        --------------------
be issued upon notice, given not later than 12:00 Noon (New York City time) on the third Business Day prior to the date of the proposed issuance of such Letter of Credit, by a Working Capital Borrower to any Issuing Bank, which shall give to the Facilities Manager and each Lender prompt notice thereof by telex or telecopier. Each notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telephone, confirmed
           ------------------
immediately in writing, or by telex or telecopier, specifying therein the requested (i) date of such issuance (which shall be a Business Day),
(ii) Available Amount of such Letter of Credit, (iii) expiration date of such Letter of Credit (which shall comply with the requirements of Section 2.01(c)), (iv) name and address of the beneficiary of such Letter of Credit and (v) form of such Letter of Credit, and shall be accompanied by such application and agreement for a letter of credit (a "Letter of Credit
                                                     ----------------
Agreement") as the Issuing Bank issuing such Letter of Credit may specify
---------
to such Working Capital Borrower for use in connection with such requested Letter of Credit. If (A) the requested form of such Letter of Credit is acceptable to the Issuing Bank issuing such Letter of Credit in its sole discretion and (B) neither such Issuing Bank nor the Facilities Manager has received notice of objection to such issuance from Lenders holding not less than a majority in interest of the Working Capital Commitments, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Working Capital Borrower requesting such issuance at its address referred to in
Section 9.02 or as otherwise agreed with such Working Capital Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

          (b)  Letter of Credit Reports.  Each Issuing Bank shall furnish
               ------------------------
(i) to the Facilities Manager on the first Business Day of each week, a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the previous week and drawings during such week under all Letters of Credit issued by such Issuing Bank,
(ii) to each Lender on the first Business Day of each month, a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the preceding month and drawings during such month under all Letters of Credit issued by such Issuing Bank and
(iii) to the Facilities Manager and each Lender on the first Business Day of each calendar quarter, a written report setting forth the average daily aggregate Available Amount of all Letters of Credit issued by such Issuing Bank during the immediately preceding calendar quarter.

          (c)  Drawing and Reimbursement.  The payment by any Issuing Bank
               -------------------------
of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by such Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Upon written demand by any Issuing Bank with an outstanding Letter of Credit Advance, with a copy of such demand to the Facilities Manager, each Lender shall purchase from such Issuing Bank, and such Issuing Bank shall sell and assign to each Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Facilities Manager for the account of such Issuing Bank, by deposit into the Facilities Manager's Account, in same day funds, an amount equal to such Lender's Pro Rata Share of the outstanding principal amount of such Letter of Credit Advance. Promptly after receipt thereof, the Facilities Manager shall transfer such funds to such Issuing Bank. Each Working Capital Borrower hereby agrees to each such sale and assignment. Each Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank that made such Advance so long as notice of such demand is given not later than 2:00 P.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by an Issuing Bank to any Lender of a portion of a Letter of Credit Advance, such Issuing Bank represents and warrants to such Lender that such Issuing Bank is the legal and beneficial owner of such interest being assigned by it free and clear of any liens and security interests, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Lender shall not have so made its Pro Rata Share of such Letter of Credit Advance available to the Facilities Manager, such Lender agrees to pay to the Facilities Manager forthwith on demand such amount, and to pay interest thereon, for each day from the date of demand by such Issuing Bank until the date such amount is paid to the Facilities Manager, at the Federal Funds Rate, for its account or the account of such Issuing Bank, as applicable. If such Lender shall pay to the Facilities Manager such amount for the account of such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for all purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by such Issuing Bank shall be reduced by such amount on such Business Day.

          (d)  Failure to Make Letter of Credit Advances.  The failure of
               -----------------------------------------
any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

          SECTION 2.04.  Repayment of Advances.  (a)  Working Capital
                         ---------------------        ---------------
Advances.  Each Working Capital Borrower shall repay to the Facilities
--------
Manager for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Working Capital Advances made to such Working Capital Borrower and outstanding on such date.

          (b)  Swing Line Advances.  The Swing Line Borrower shall repay to
               -------------------
the Facilities Manager for the account of the Swing Line Bank and each Lender that has made a Swing Line Advance on the earlier of (i) the maturity date, if any, specified in the applicable Notice of Swing Line Borrowing and (ii) the Termination Date the principal amount of each Swing Line Advance owing to each of them and outstanding on such date.

          (c)  Letter of Credit Advances.  (i)  Each Working Capital
               -------------------------
Borrower shall repay to the Facilities Manager for the account of each Issuing Bank and each Lender that has made a Letter of Credit Advance on the earlier of (A) the date of demand therefor and (B) the Termination Date the principal amount of each Letter of Credit Advance made to such Working Capital Borrower by each of them and outstanding on such date.

          (ii) The Obligations of each Working Capital Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

          (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (collectively, the "L/C
                                                                  ---
     Related Documents");
     -----------------

          (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of such Working Capital Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

          (C) the existence of any claim, setoff, defense or other right that such Working Capital Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with any transaction contemplated by the L/C Related Documents or any unrelated transaction;

          (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect;

          (E) any payment by an Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit, unless such draft or certificate is substantially different from the applicable form specified by such Letter of Credit;

          (F) any taking, exchange, release or nonperfection of any Collateral or other collateral, or any taking, release or amendment or waiver of or consent to departure from Section 6.01, the Subsidiaries Guarantee or any other guarantee, for all or any of the Obligations of such Working Capital Borrower in respect of the L/C Related Documents; or

          (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Working Capital Borrower or a guarantor.

          SECTION 2.05.  Termination or Reduction of the Commitments.  (a)
                         -------------------------------------------
Optional.  The Borrowers jointly and not severally, upon at least three
--------
Business Days' notice to the Facilities Manager, may terminate in whole or reduce in part the unused portions of the Letter of Credit Facility and the Unused Working Capital Commitments; provided, however, that each partial reduction of either Facility shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

          (b)  Mandatory.  (i)  The Working Capital Facility shall be
               ---------
automatically and permanently reduced from time to time upon any sale, lease, transfer or other disposition of any Collateral (other than any sale, lease, transfer or other disposition permitted under Sections 5.02(e)(i), 5.02(e)(v) and 5.02(e)(vi)) by an amount equal to 100% of the Net Cash Proceeds from such sale, lease, transfer or disposition.

          (ii) The Working Capital Facility shall be automatically and permanently reduced from time to time:

          (A) on the earlier of (1) the date that is 24 months after the date on which any Borrower or any of its Subsidiaries received Net Cash Proceeds from any of the transactions described in clause (i) of this Section 2.05(b) for which a Holdback Reserve was established and
     (2) the date on which the contingent liabilities for which such Holdback Reserve was established are no longer required to be reserved against in accordance with GAAP, by an amount equal to 100% of the amount of such Holdback Reserve outstanding at such date (after giving effect to any reduction of such Holdback Reserve under
     Section 2.01(a)(ii) on such date); and

          (B) on the date on which the tax return covering the tax obligations for which a Tax Reserve was established in connection with any transaction described in clause (i) of this Section 2.05(b) is required to be filed (whether or not such filing is actually made), by an amount equal to 100% of the amount of such Tax Reserve outstanding at such date (after giving effect to any reduction of such Tax Reserve under Section 2.01(a)(ii) on such date).

          (iii) The Letter of Credit Facility shall be automatically and permanently reduced from time to time on the date of each permanent reduction in the Working Capital Facility by the amount, if any, by which the Letter of Credit Facility on such date exceeds the Working Capital Facility on such date (after giving effect to any such reduction of the Working Capital Facility on such date).

          (iv) The Swing Line Facility shall be automatically and permanently reduced from time to time on the date of each permanent reduction in the Swing Line Facility by the amount, if any, by which the Swing Line Facility on such date exceeds the Working Capital Facility on such date (after giving effect to any such reduction of the Working Capital Facility on such date).

          (c)  Application of Commitment Reductions.  Upon each reduction
               ------------------------------------
of the Working Capital Facility pursuant to this Section 2.05, the Working Capital Commitment of each Lender shall be reduced by such Lender's Pro Rata Share of the amount by which the Working Capital Facility is reduced. Upon each reduction of the Letter of Credit Facility pursuant to this
Section 2.05, the Letter of Credit Commitment of each Issuing Bank shall be reduced by such Issuing Bank's Pro Rata Share of the amount by which the Letter of Credit Facility is reduced.

          SECTION 2.06.  Prepayments.  (a)  Optional.  Each Appropriate
                         -----------        --------
Borrower may, upon the same Business Day's notice to the Facilities Manager in the case of Swing Line Advances and upon at least three Business Days' notice to the Facilities Manager in the case of any other Advances, stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the aggregate principal amount of the Advances comprising part of the same Borrowing outstanding on such date in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that each partial prepayment shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $500,000 in excess thereof; and provided further that no such prepayment of a Eurodollar Rate Advance shall be made other than on the last day of an Interest Period therefor.

          (b)  Mandatory.  (i)  The Borrowers shall, on each Business Day,
               ---------
prepay an aggregate principal amount of the Advances outstanding on such day equal to the amount, if any, by which (A) the sum of (1) the aggregate principal amount of all Working Capital Advances, all Letter of Credit Advances and all Swing Line Advances outstanding on such day and (2) the aggregate Available Amount of all Letters of Credit outstanding on such day exceeds (B) the lesser of (1) the Working Capital Facility on such day (after giving effect to any permanent reduction thereof pursuant to Section
2.05 on such day) and (2) the aggregate Loan Values of all Eligible Collateral on such day (as reflected in the Borrowing Base Certificate most recently delivered pursuant to Section 5.03(e)).

        (ii) The relevant Borrower shall, on the date of receipt of the Net Cash Proceeds by such Borrower or any of its Subsidiaries from any sale, lease, transfer or other disposition permitted under Section 5.02(e)(vi), (A) prepay all Advances made to any Borrower being sold or transferred pursuant to such section and outstanding on such date and (B) deposit into the L/C Cash Collateral Account an amount equal to 105% of the sum of (1) the aggregate Available Amount of all Letters of Credit issued at the request of any Borrower being sold or transferred pursuant to such section and outstanding on such date and (2) the aggregate amount of all fees and expenses owing or to be owing on or in respect of such Standby Letters of Credit.

       (iii) The relevant Borrower shall, on the date of receipt by such Borrower or any of its Subsidiaries of the Net Cash Proceeds from any sale, lease, transfer or other disposition described in Section 2.05(b)(i), prepay an aggregate principal amount of the Advances outstanding on such date equal to 100% of the aggregate amount of the Holdback Reserve, if any, and the Tax Reserve, if any, established in connection therewith.

        (iv) The Borrowers hereby irrevocably authorize the Facilities Manager, on each Business Day, to apply all funds on deposit in the Cash Collateral Account on such day to the prepayment of the aggregate principal amount of the Advances outstanding on such day in accordance with the terms of Section 8 of the Security Agreement.

         (v) The Borrowers shall, on each Business Day, pay to the Facilities Manager for deposit into the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in such account on such day to equal the amount, if any, by which (A) the aggregate Available Amount of all Letters of Credit outstanding on such day exceeds
(B) the Letter of Credit Facility on such day (after giving effect to any permanent reduction thereof pursuant to Section 2.05 on such day).

        (vi) The Borrowers shall, on the fifth Business Day prior to the scheduled Termination Date, pay to the Facilities Manager for deposit into the L/C Cash Collateral Account an amount equal to 105% of the sum of (A) the aggregate Available Amount of all Standby Letters of Credit outstanding on such day that have an expiration date that extends beyond the scheduled Termination Date and (B) the aggregate amount of all fees and expenses owing or to be owing on or in respect of such Standby Letters of Credit.

       (vii)   Notwithstanding any of the other provisions of this Section
2.06,

          (A) if, following the occurrence of any "Asset Sale" (as such term is defined in the Senior Notes Indenture), the Swing Line Borrower is required to commit by a particular date (a "Commitment
                                                             ----------
     Date") to apply or cause its Subsidiaries to apply an amount equal to
     ----
     any of the "Net Cash Proceeds" (as defined in the Senior Notes Indenture) thereof in a particular manner, or to apply by a particular date (an "Application Date") an amount equal to any such "Net Cash
               ----------------
     Proceeds" in a particular manner, in either case in order to excuse the Swing Line Borrower from being required to make an offer to redeem or to repurchase all or a portion of the Senior Notes as a result of such "Asset Sale", and the Swing Line Borrower shall have failed to so commit or to so apply an amount equal to such "Net Cash Proceeds" at least 30 days before the Commitment Date or the Application Date, as the case may be, or

          (B) if the Swing Line Borrower at any other time shall have failed to apply or to commit or cause to be applied or committed an amount equal to any such "Net Cash Proceeds", and within 30 days thereafter assuming no further application or commitment of an amount equal to such "Net Cash Proceeds" the Swing Line Borrower would otherwise be required to make an offer to redeem or to repurchase all or a portion of the Senior Notes as a result of such "Asset Sale", then, in either such case, the Swing Line Borrower shall immediately prepay an aggregate principal amount of the Advances equal to 100% of the amount of such "Net Cash Proceeds" required to excuse the Swing Line Borrower from making any such offer of redemption or repurchase.

     (viii) Notwithstanding any of the other provisions of this Section 2.06(b) or of Section 2.06(c), so long as no Default under Section 7.01(a) or 7.01(f) or Event of Default shall have occurred and be continuing, if any prepayment of Eurodollar Rate Advances is required to be made under clause (i), (iii), (iv) or (vii) of this Section 2.06(b) other than on the last day of the Interest Period therefor, the relevant Borrower may in its sole discretion (but shall not be required to), deposit the amount of any such prepayment otherwise required hereunder in the Cash Collateral Account until the last day of such Interest Period, at which time the Facilities Manager shall be authorized (without any further action by any Borrower) to apply such amount to the prepayment of such Advances in accordance with
Section 2.06(c).

          (c)  Application of Prepayments.  Prepayments of the Facilities
               --------------------------
made pursuant to clause (i), (iii), (iv) or (vii) of Section 2.06(b) shall be:

          (i) first, applied to prepay Letter of Credit Advances made by any Issuing Bank and outstanding on such date;

         (ii) second, if no Letter of Credit Advances made by an Issuing Bank remain outstanding, applied to prepay Swing Line Advances made by the Swing Line Bank and outstanding on such date;

        (iii) third, if no Swing Line Advances made by the Swing Line Bank remain outstanding, applied to prepay Letter of Credit Advances made by the Lenders and outstanding on such date;

         (iv) fourth, if no Letter of Credit Advances made by the Lenders remain outstanding, applied to prepay Swing Line Advances made by the Lenders and outstanding on such date;

          (v) fifth, if no Swing Line Advances made by the Lenders remain outstanding, applied to prepay Working Capital Advances comprising part of the same Borrowings and outstanding on such date; and

         (vi) sixth, if no Working Capital Advances remain outstanding, deposited into the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit outstanding on such date. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the relevant Issuing Bank or the Lenders, as applicable.

          (d)  Prepayments to Include Accrued Interest.  All prepayments
               ---------------------------------------
under Section 2.06(b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

          SECTION 2.07.  Interest.  (a)  Scheduled Interest.  Each Borrower
                         --------        ------------------
shall pay interest on the unpaid principal amount of each Advance made to such Borrower from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

        (i)    Base Rate Advances.  During such periods as such Advance is
               ------------------
     a Base Rate Advance, a rate per annum equal at all times to the sum of
     (A) the Base Rate in effect from time to time and (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the first day of each September, December, March and June during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

       (ii)    Eurodollar Rate Advances.  During such periods as such
               ------------------------
     Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of
     (A) the Eurodollar Rate for such Interest Period for such Advance and
     (B) the Applicable Margin in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

          (b)  Default Interest.  Upon the occurrence and during the
               ----------------
continuance of a Default under Section 7.01(a) or 7.01(f) or an Event of Default, the Borrowers shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender Party, payable in arrears on the dates referred to in Section 2.07(a)(i) or 2.07(a)(ii), as applicable, and on demand, at a rate per annum equal at all times to 2.00% per annum above the rate per annum required to be paid on such Advance pursuant to
Section 2.07(a)(i) or 2.07(a)(ii), as applicable, and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2.00% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to Section 2.07(a)(i) or 2.07(a)(ii), as applicable, and, in all other cases, on Base Rate Advances pursuant to Section 2.07(a)(i).

          (c)  Notice of Interest Rate.  Promptly after receipt of a Notice
               -----------------------
of Working Capital Borrowing pursuant to Section 2.02(a), the Facilities Manager shall give notice to the Working Capital

Borrower requesting such Borrowing and each Lender of the applicable interest rate determined by the Facilities Manager pursuant to Section 2.07(a)(i) or 2.07(a)(ii), as applicable.

          SECTION 2.08.  Fees.  (a)  Commitment Fee.  The Borrowers shall
                         ----        --------------
pay to the Facilities Manager for the account of the Lenders a commitment fee, from March 1, 1995 in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable in arrears on the date of the Initial Extension of Credit, thereafter in arrears quarterly on the first day of each September, December, March and June, commencing June 1, 1995, and on the Termination Date, at the rate of 0.50% per annum on the average daily Unused Working Capital Commitment of such Lender during such quarter; provided, however, that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

          (b)  Letter of Credit Fees, Etc.  (i)  The Working Capital
               --------------------------
Borrowers shall pay to the Facilities Manager for the account of each Lender a commission, payable in arrears quarterly on the first day of each September, December, March and June, commencing June 1, 1995, and on the earlier to occur of (A) the full drawing, expiration, termination or cancellation of any such Letter of Credit and (B) on the Termination Date, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter of (1) all Standby Letters of Credit outstanding from time to time at the Applicable Margin and (2) all Trade Letters of Credit outstanding at any such time at a rate of 0.50% per annum; provided, however, that the commission on each Standby Letter of Credit that has an expiration date that extends beyond the Termination Date shall accrue on such Standby Letter of Credit through the full drawing, expiration, termination or cancellation thereof at the Applicable Margin and shall be payable in arrears quarterly on the first day of each September, December, March and June and on the date of the full drawing, expiration, termination or cancellation of such Standby Letter of Credit.

          (ii) The Working Capital Borrowers shall pay to each Issuing Bank, for its own account:

          (A) a fronting fee, payable in arrears quarterly on the first day of each September, December, March and June, commencing June 1, 1995, and on the earlier to occur of (1) the full drawing, expiration, termination or cancellation of any such Letter of Credit and (2) on the Termination Date, on the average daily Available Amount during such quarter (x) each Standby Letter of Credit issued by such Issuing Bank at a rate of 0.25% per annum and (y) each Trade Letter of Credit issued by such Issuing Bank at a rate of 0.05% per annum; provided, however, that the fronting fee on each Standby Letter of Credit that has an expiration date that extends beyond the Termination Date shall accrue on such Standby Letter of Credit through the full drawing, expiration, termination or cancellation thereof at a rate of 0.25% per annum and shall be payable in arrears to the Issuing Bank that issued such Standby Letter of Credit quarterly on the first day of each September, December, March and June and on the date of the full drawing, expiration, termination or cancellation of such Standby Letter of Credit; and

          (B) such other commissions, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Working Capital Borrower requesting such Letter of Credit and such Issuing Bank shall agree.

          (c)  Agents' Fees.  The Borrowers shall pay to the Facilities
               ------------
Manager, for its own account and the account of the other Agents, such fees as may from time to time be agreed among any of the Borrowers and the Facilities Manager or such other Agents, as the case may be.

          SECTION 2.09.  Conversion of Advances.  (a)  Optional.  Each
                         ----------------------        --------
Working Capital Borrower may on any Business Day, upon notice given to the Facilities Manager not later than 12:00 Noon (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.10, Convert all or any portion of the Working Capital Advances made to such Working Capital Borrower of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that (i) any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, (ii) any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(c), (iii) no Conversion of any Working Capital Advances shall result in more separate Working Capital Borrowings comprised of Eurodollar Rate Advances than permitted under
Section 2.02(c) and (iv) each Conversion of Working Capital Advances comprising part of the same Borrowing shall be made among the Lenders in accordance with their respective Pro Rata Shares of the Working Capital Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (A) the date of such Conversion (which shall be a Business Day), (B) the Working Capital Advances to be Converted and (C) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Working Capital Borrower requesting such Conversion.

          (b)  Mandatory.  (i)  On the date on which the aggregate unpaid
               ---------
principal amount of Eurodollar Rate Advances comprising any Working Capital Borrowing shall be reduced, by payment, prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into Base Rate Advances.

       (ii) If any Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances made to such Borrower in accordance with the provisions set forth in the definition of "Interest Period" in Section 1.01, the Facilities Manager will forthwith so notify such Borrower and the Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

      (iii) Upon the occurrence and during the continuance of any Default under Section 7.01(a) or 7.01(f) or any Event of Default, (A) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and
(B) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

          SECTION 2.10.  Increased Costs, Etc.  (a)  If, due to either
                         --------------------
(i) the introduction of or any change in or any change in the interpretation of any law or regulation or (ii) the compliance with any directive, guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances, then the Borrowers shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Facilities Manager), pay to the Facilities Manager for the account of such Lender

Party additional amounts sufficient to compensate such Lender Party for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrowers by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

          (b) If any Lender Party determines that compliance with any law or regulation or any directive, guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital is increased by or based upon the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of the Letters of Credit (or similar contingent obligations), then the Borrowers shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Facilities Manager), pay to the Facilities Manager for the account of such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue Letters of Credit or to the issuance or maintenance of any Letters of Credit. A certificate as to such amounts, submitted to the Borrowers by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

          (c) If, with respect to any Eurodollar Rate Advances, the Required Lenders shall notify the Facilities Manager that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Facilities Manager shall forthwith so notify the Borrowers and the Lenders, whereupon (i) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and
(ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Facilities Manager shall notify the Borrowers that such Lenders have determined that the circumstances causing such suspension no longer exist.

          (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or change in the interpretation of any law or regulation shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances, then, upon notice thereof and demand therefor by such Lender to the Borrowers through the Facilities Manager, (i) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Facilities Manager shall notify the Borrowers that such Lender has determined that the circumstances causing such suspension no longer exist.

          (e) Each Lender agrees that, upon the occurrence of any circumstances entitling such Lender to additional compensation (or to deliver a demand therefor) under any of the foregoing provisions of this
Section 2.10, such Lender shall use reasonable efforts (consistent with its internal policy and with applicable legal and regulatory restrictions) to designate a different Applicable Lending Office for any Advances affected by such circumstances if the making of such designation, in the case of
Section 2.10(a) or 2.10(b), would avoid the need for, or reduce the amount of, such additional compensation or, in the case of Section 2.10(c) or 2.10(d), would allow the Lenders to continue to perform their obligations to make Eurodollar Rate Advances or to continue to fund or to maintain Eurodollar Rate Advances and, in any such case, would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. Nothing in this Section 2.10(e) shall affect or postpone any of the rights of any Lender or any of the obligations of any Borrower under any of the foregoing provisions of this
Section 2.10 in any manner.

          SECTION 2.11.  Payments and Computations.  (a)  Each Borrower
                         -------------------------
shall make each payment required to be made by it under this Agreement and under the Notes, irrespective of any right of counterclaim or setoff (except as otherwise provided in Section 2.14), not later than 12:00 Noon (New York City time) on the day when due in Dollars to the Facilities Manager at the Facilities Manager's Account in same day funds. The Facilities Manager will promptly thereafter cause like funds to be distributed (i) if such payment by such Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable under this Agreement and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by such Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and the recording of the information contained therein in the Register pursuant to Section 9.07(e), from and after the effective date of such Assignment and Acceptance, the Facilities Manager shall make all payments under this Agreement and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (b) Each of the Borrowers hereby authorizes each Lender Party and each of its Affiliates, if and to the extent payment owed to such Lender Party is not made when due under this Agreement or, in the case of a Lender, under the Note held by such Lender, to charge from time to time against any or all of such Borrower's accounts with such Lender Party or with any such Affiliate any amount so due.

          (c) All computations of interest, fees and Letter of Credit commissions shall be made by the Facilities Manager on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Facilities Manager of an interest rate, fee or commission under this Agreement shall be conclusive and binding for all purposes, absent manifest error.

          (d) Whenever any payment under this Agreement or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, fees or Letter of Credit commissions, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

          (e) Unless the Facilities Manager shall have received notice from the relevant Borrower prior to the date on which any payment is due to any Lender Party under this Agreement that such Borrower will not make such payment in full, the Facilities Manager may assume that such Borrower has made such payment in full to the Facilities Manager on such date and the Facilities

Manager may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the relevant Borrower shall not have so made such payment in full to the Facilities Manager, each such Lender Party shall repay to the Facilities Manager forthwith on demand such amount distributed to such Lender Party, together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Facilities Manager, at the Federal Funds Rate.

          SECTION 2.12.  Taxes.  (a)  Any and all payments by the Borrowers
                         -----
under this Agreement or under the Notes shall be made, in accordance with
Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of (i) each Lender Party and the Facilities Manager, net income taxes that are imposed by the United States and franchise taxes and net income taxes (or other taxes that are based upon or determined by net income or profits) that are imposed on such Lender Party or the Facilities Manager by the state or foreign jurisdiction under the laws of which such Lender Party or the Facilities Manager, as the case may be, is organized or has qualified to do business, or any political subdivision thereof, and (ii) the Facilities Manager and each Lender Party, franchise taxes and net income taxes (or other taxes that are based upon or determined by net income or profits) that are imposed on the Facilities Manager or such Lender Party by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or by the jurisdiction in which it has qualified to do business, or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being, collectively, "Taxes"). If any Borrower (or any Person acting on
                      -----
behalf of any Borrower) shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or under any Note to any Lender Party or the Facilities Manager, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or the Facilities Manager, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (B) such Borrower (or such Person acting on behalf of such Borrower) shall make such deductions and (C) such Borrower (or such Person acting on behalf of such Borrower) shall pay the full amount deducted to the relevant taxation authority or other Governmental Authority in accordance with applicable law.

          (b) In addition, each Borrower hereby agrees to pay any present or future stamp, documentary, excise, property or other similar taxes, charges or levies that arise from any payment made under this Agreement or under the Notes, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes, except as may result solely from entering into or consummating any assignment or participation of any of the rights and obligations of any Lender Party under this Agreement and the Notes (collectively, "Other Taxes").
                                                   -----------

          (c) Except as otherwise provided in Section 2.12(f), each Borrower hereby agrees to indemnify each Lender Party and the Facilities Manager for the full amount of Taxes and Other Taxes, and for the full amount of taxes imposed by any jurisdiction on amounts payable under this
Section 2.12, imposed on or paid by such Lender Party or the Facilities Manager, as the case may be, and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date any Lender Party or the Facilities Manager, as the case may be, makes demand therefor.

          (d) Within 30 days after the date of any payment of Taxes, the Borrower making such payment or on behalf of whom such payment is made shall furnish to the Facilities Manager, at its address referred to in
Section 9.02, the original receipt of payment thereof or a certified copy of such receipt. In the case of any payment under this Agreement or under the Notes by or on behalf of any Borrower through an account or branch outside the United States or on behalf of any such Borrower by a payor that is not a United States person, if such Borrower determines that no Taxes are payable in respect thereof, such Borrower shall furnish, or shall cause such payor to furnish, to the Facilities Manager, at such address, an opinion of counsel acceptable to the Facilities Manager stating that such payment is exempt from or not subject to Taxes. For purposes of this
Section 2.12(d) and Section 2.12(e), the terms "United States" and "United
                                                -------------       ------
States person" shall have the meanings specified in Section 7701 of the
-------------
Internal Revenue Code.

          (e) Each Lender Party organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender, each Initial Issuing Bank or the Swing Line Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it became a Lender Party in the case of each other Lender Party, and from time to time thereafter if requested in writing by the Borrowers or the Facilities Manager (but only so long thereafter as such Lender Party remains lawfully able to do so (although a change in Applicable Lending Office or a change in the activities of an Applicable Lending Office shall not in and of itself excuse any Lender Party from providing the requested form)), shall provide the Facilities Manager and the Borrowers with Internal Revenue Service form 1001 or 4224, as appropriate (or any successor form prescribed by the Internal Revenue Service), certifying that such Lender Party is exempt from or is entitled to a reduced rate of United States withholding tax on payments under this Agreement or the Notes. Each Lender Party shall provide the requested form or shall provide notice that it is not lawfully able to do so within 20 days of receiving a request to do so from the Borrowers or the Facilities Manager pursuant to the immediately preceding sentence. To the extent permitted by law, as an alternative to form 1001 or 4224, each such Lender Party may provide the Facilities Manager and the Swing Line Borrower with Internal Revenue Service form W-8 (or any successor form prescribed by the Internal Revenue Service) certifying that such Lender Party is exempt from United States federal withholding tax pursuant to Section 871(h) or 881(c) of the Internal Revenue Code, together with an annual certificate stating that such Lender Party is not a "person" described in Section 871(h)(3) or 881(c)(3) of the Internal Revenue Code. If the form provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under Section 2.12(a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term "Taxes" shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this Section 2.12(e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001, 4224 or W-8, that the Lender Party reasonably considers to be confidential, the Lender Party shall give notice thereof to the Borrowers and shall not be obligated to include in such form or document such confidential information.

          (f) For any period with respect to which a Lender Party has failed to provide the Borrowers with the appropriate form described in
Section 2.12(e) (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under Section 2.12(e) and appropriate notification has been given in accordance with Section 2.12(e)), such Lender Party shall not be entitled to indemnification under
Section 2.12(a) or 2.12(c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, each Borrower hereby agrees to take such steps as such Lender Party shall reasonably request to assist such Lender Party in recovering such Taxes.

          (g) Any Lender Party claiming any additional amounts payable pursuant to this Section 2.12 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office (including its Eurodollar Lending Office) if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.

          SECTION 2.13.  Sharing of Payments, Etc.  If any Lender Party
                         ------------------------
shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of setoff or otherwise) on account of
(a) Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (A) the purchase price paid to such Lender Party to (B) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (1) the amount of such other Lender Party's required repayment to (2) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. Each Borrower hereby agrees that any Lender Party so purchasing a participation from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted by applicable law, exercise all of its rights of payment (including, without limitation, the right of setoff) with respect to such participation as fully as if such Lender Party were the direct creditor of such Borrower in the amount of such participation.

          SECTION 2.14.  Defaulting Lenders.  (a)  In the event that, at
                         ------------------
any time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to any Borrower and
(iii) any Borrower shall be required to make any payment under this Agreement or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrowers may, so long as no Default under
Section 7.01(a) or 7.01(f) and no Event of Default shall have occurred and be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of any such Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, any Borrower shall so set off and otherwise apply its Obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by such Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date such Defaulted Advance was originally required to have been made pursuant to Section 2.01; provided, however, that interest on any such Defaulted Advance shall accrue from the date of setoff by such Borrower and not from the date such Defaulted Advance was originally required to have been made. Such Advance shall be a Base Rate Advance and shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing or the funding of a draw under an outstanding Letter of Credit, as the case may be, in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if, in the case of any such Working Capital Advances, the other Working Capital Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Working Capital Advance is deemed to be made pursuant to this Section 2.14(a). Each Borrower shall promptly notify the Facilities Manager at any time such Borrower exercises its right of setoff pursuant to this Section 2.14(a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this Section 2.14(a). Any portion of such payment otherwise required to be made by any Borrower to or for the account of such Defaulting Lender that is paid by such Borrower, after giving effect to the amount set off and otherwise applied by the Borrowers pursuant to this Section 2.14(a), shall be applied by the Facilities Manager as specified in Section 2.14(b) or 2.14(c).

          (b) In the event that, at any time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to the Facilities Manager or any of the other Lender Parties and
(iii) any Borrower shall make any payment under this Agreement or under any other Loan Document to the Facilities Manager for the account of such Defaulting Lender, then the Facilities Manager may, on its behalf or on behalf of such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by such Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Facilities Manager shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Facilities Manager shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Facilities Manager shall be retained by the Facilities Manager or distributed by the Facilities Manager to such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Facilities Manager and such other Lender Parties and, if the amount of such payment made by such Borrower shall at such time be insufficient to pay all Defaulted Amounts owing to the Facilities Manager and the other Lender Parties at such time, in the following order of priority:

          (A) first, to the Facilities Manager for any Defaulted Amount owing to the Facilities Manager (solely in its capacity as the Facilities Manager) at such time;

          (B) second, to the Issuing Banks for any Defaulted Amounts owing to the Issuing Banks (solely in their capacity as Issuing Banks) at such time, ratably in accordance with the respective Defaulted Amounts owing to the Issuing Banks at such time;

          (C) third, to the Swing Line Bank for any Defaulted Amounts owing to the Swing Line Bank (solely in its capacity as Swing Line
     Bank) at such time; and

          (D) fourth, to the Lenders for any Defaulted Amounts owing to the Lenders (solely in their capacity as Lenders) at such time, ratably in accordance with the respective Defaulted Amounts owing to the Lenders at such time.

Any portion of such amount paid by any Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Facilities Manager pursuant to this Section 2.14(b), shall be applied by the Facilities Manager as specified in Section 2.14(c).

          (c) In the event that, at any time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) any Borrower, the Facilities Manager or any other Lender Party shall be required to pay or to distribute any amount under this Agreement (including, without limitation, a Letter of Credit Advance to such Defaulting Lender in its capacity as an Issuing Bank) or under any other Loan Document to or for the account of such Defaulting Lender, then such Borrower or such other Lender Party shall pay such amount to the Facilities Manager to be held by the Facilities Manager, to the fullest extent permitted by applicable law, in escrow or the Facilities Manager shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Facilities Manager in escrow under this Section 2.14(c) shall be deposited by the Facilities Manager into an account with Citibank, in the name and under the control of the Facilities Manager, but subject to the provisions of this Section 2.14(c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be Citibank's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Facilities Manager in escrow under, and applied by the Facilities Manager from time to time in accordance with the provisions of, this Section 2.14(c). The Facilities Manager shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender under this Agreement and the other Loan Documents to the Facilities Manager or any other Lender Party, as and when such Advances or such amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and all such amounts required to be made or paid at such time, in the following order of priority:

          (A) first, to the Facilities Manager for any amount due and payable by such Defaulting Lender to the Facilities Manager (solely in its capacity as the Facilities Manager) under this Agreement and under the other Loan Documents at such time;

          (B) second, to the Issuing Banks for any Advances and any amounts due and payable by such Defaulting Lender to the Issuing Banks (solely in their capacity as Issuing Banks) under this Agreement and the other Loan Documents at such time, ratably in accordance with the respective Advances and amounts due and payable to the Issuing Banks at such time;

          (C) third, to the Swing Line Bank for any Advances and any amounts due and payable by such Defaulting Lender to the Swing Line Bank (solely in its capacity as Swing Line Bank) under this Agreement and the other Loan Documents at such time;

          (D) fourth, to the Lenders for any Advances and any amounts due and payable by such Defaulting Lender to the Lenders (solely in their capacity as Lenders) under this Agreement and the other Loan Documents at such time, ratably in accordance with the respective Advances and amounts due and payable to the Lenders at such time; and

          (E) fifth, to the Borrowers for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Facilities Manager in escrow at such time with respect to such Lender Party shall be distributed by the Facilities Manager to such Lender Party and applied by such Lender Party to the Obligations owing by such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

          (d) The rights and remedies against a Defaulting Lender under this Section 2.14 are in addition to other rights and remedies that any Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that the Facilities Manager or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

          SECTION 2.15.  Use of Proceeds and of Letters of Credit.  The
                         ----------------------------------------
proceeds of the Advances (other than Letter of Credit Advances) shall be available, and each of the Borrowers hereby agrees that it shall use such proceeds, solely to provide working capital for such Borrower and its Included Subsidiaries. The issuance of Letters of Credit shall be available, and each of the Working Capital Borrowers hereby agrees that it shall request the issuance of such Letters of Credit, solely to support workers' compensation, performance, trade and other obligations of such Working Capital Borrower and its Included Subsidiaries incurred in the ordinary course of business.


                                ARTICLE III

                           CONDITIONS OF LENDING

          SECTION 3.01.  Conditions Precedent to Initial Extension of
                         --------------------------------------------
Credit.  The obligation of each Lender to make an Advance or of any Issuing
------
Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit is subject to the satisfaction of the following conditions precedent prior to or concurrently with the Initial Extension of Credit:

          (a) The Lender Parties shall be reasonably satisfied with (i) all material changes to the terms of the plan of reorganization submitted to the creditors of the Debtors and their Subsidiaries for acceptance from the Plan of Reorganization and (ii) all other final terms and conditions of the Transaction (including, without limitation, all legal and tax aspects thereof) to the extent such terms are inconsistent in any material respect with, or were not otherwise previously disclosed as part of, the terms expressly set forth in the Disclosed Information. The Lender Parties shall be reasonably satisfied with all material changes in any documentation relating to the Transaction to the extent such documentation is inconsistent in any material respect with, or was not otherwise previously disclosed as part of, the documentation expressly set forth in the Disclosed Information. The Confirmation Order shall have been entered, and Substantial Consummation of the plan of reorganization approved in the Confirmation Order shall have occurred.

          (b) The Lender Parties shall be reasonably satisfied with the corporate and legal structure and capitalization of each of the Borrowers and each of their Subsidiaries (including, without limitation, the charter and bylaws (or other similar organizational documents) of each Borrower and each of its Subsidiaries and each agreement or instrument relating thereto) to the extent any such structure or capitalization is inconsistent in any material respect with, or was not otherwise previously disclosed as part of, the Disclosed Information.

          (c) Before giving effect and immediately after giving pro forma effect to the Transaction, there shall have occurred no Material Adverse Change since November 30, 1994 (it being understood that the existence of an appeal of the Confirmation Order so long as the Confirmation Order remains unstayed does not, in and of itself, constitute a Material Adverse Change).

          (d) All of the Pre-Commitment Information shall be true and correct in all material respects, and no additional information relating to any Borrower or any of its Subsidiaries or to any aspect of the Transaction shall have come to the attention of the Lender Parties that is inconsistent in any material respect with the Pre-Commitment Information and that could reasonably be expected to have a Material Adverse Effect.

          (e) There shall exist no action, suit, investigation, litigation or proceeding affecting any Borrower or any of its Subsidiaries, or any of their respective properties (including, without limitation, any Environmental Action), pending or threatened in any court or before any arbitrator or by or before any Governmental Authority that could reasonably be expected to (i) have a Material Adverse Effect other than the matters set forth on Schedule 3.01(e) hereto (the "Disclosed
                                                                 ---------
     Litigation") or (ii) adversely affect the legality, validity or
     ----------
     enforceability of any aspect of the Transaction, this Agreement, any Note, any other Loan Document or any Related Document other than, in the case of clause (i) or (ii) above, an appeal of the entry of the Confirmation Order so long as the Confirmation Order remains unstayed; and there shall have been no adverse change in the status, and no materially adverse change in the financial effect on any Borrower or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 3.01(e) hereto.

          (f) All consents and approvals of any Governmental Authority and any other third party necessary in connection with any aspect of the Transaction and the Facilities (other than the Final Order) shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender Parties) and shall remain in full force and effect; all applicable waiting periods shall have expired without any action being taken by any competent authority; and no law or regulation shall be applicable in the judgment of the Lender Parties that restrains, prevents or imposes materially adverse conditions (other than the requirement of receipt of a Final Order) upon any aspect of the Transaction or the Facilities.

          (g) All of the Collateral shall be owned by one or more of the Borrowers, in each case free and clear of any lien, charge or encumbrance, and the Facilities Manager, on behalf of itself and the other Secured Parties, shall have a valid and perfected first priority (subject to Permitted Liens on Equipment and Inventory) lien and security interest in all of the Collateral. All filings, recordations and searches necessary or desirable in connection with such liens and security interests shall have been duly made, and all filing and recording fees and taxes shall have been duly paid.

          (h) The Lender Parties shall be reasonably satisfied with all changes in the amount and types, and all material changes in the terms and conditions, of all insurance maintained by the Borrowers and their Subsidiaries from the terms of such insurance set forth in the Disclosed Information.

          (i) The Lender Parties shall be reasonably satisfied with any material changes from the information set forth in the Disclosed Information in (i) the Consolidated opening balance sheet of the Swing Line Borrower and its Included Subsidiaries after giving effect to the consummation of the Transaction, (ii) the report of sources and uses for the consummation of the Transaction, (iii) a Consolidated pro forma balance sheet of the Swing Line Borrower and its Included Subsidiaries and (iv) forecasts prepared by management of the Borrowers, in a form reasonably satisfactory to the Lender Parties, of EBIT, EBITDA and Capital Expenditures on a quarterly basis for the first year following the date of the Initial Extension of Credit and on an annual basis for each year thereafter through the Termination Date.

          (j)  The Lender Parties shall be reasonably satisfied:

             (i) with the terms and conditions of (A) the Senior Notes and the other senior indebtedness to be incurred by the Swing Line Borrower under the Plan of Reorganization and (B) the Mortgage Warehousing Facility, in each case to the extent such terms are inconsistent in any material respect with, or were not otherwise previously disclosed as part of, the Disclosed Information;

            (ii) that the terms and conditions of the Mortgage-Backed Securities do not restrict the actions or businesses of any Borrower or any of its Subsidiaries (other than Mid-State) in any manner and do not require any guarantee or other credit support from any Borrower or any of its Subsidiaries, other than Jim Walter Homes on the terms set forth in the Disclosed Information;


           (iii) that the Mortgage Warehousing Facility shall have been entered into by Mid-State;

            (iv) that the interest rate on the Senior Notes shall not exceed 15.00% per annum and that the collateral for the Senior Notes shall be comprised solely of the shares of common stock of the Subsidiaries of the Swing Line Borrower;

             (v) that (A) not more than $500,000,000 of creditors' claims against the Debtors shall have been satisfied from the issuance of the Senior Notes and (B) at least $900,000,000 in gross proceeds shall have been received from the issuance and sale of the Mortgage-Backed Securities; and

            (vi) that the amount reasonably anticipated by the Lender Parties to be required for the satisfaction of claims of the Internal Revenue Service against the Borrowers and their Subsidiaries does not exceed the estimate of management of the Swing Line Borrower disclosed to the Lenders prior to the date of the Commitment Letter.

          (k) All of the Schedules and Exhibits to this Agreement and the other Loan Documents, and any amendments and supplements thereto, in each case to the extent not attached hereto or thereto on the date of this Agreement, shall have been delivered and shall be in form and substance reasonably satisfactory to the Lender Parties; provided that the inclusion of the Disclosed Information in such Schedules shall be deemed to be reasonably satisfactory to the Lender Parties.

          (l) All accrued fees and expenses of the Agents and the Lender Parties (including the fees and expenses of counsel for the Co-Administrative Agents and the Co-Arrangers and local counsel for the Borrowers) to be paid under or in accordance with the Commitment Letter and the fee letters referred to therein shall have been paid.

          (m) The Facilities Manager shall have received on or before the date of the Initial Extension of Credit the following, each dated such date (unless otherwise specified), in form and substance reasonably satisfactory to the Lender Parties (unless otherwise specified and which reasonable satisfaction may not require, directly or indirectly, the Confirmation Order to have become a Final Order) and (except for the Notes) in sufficient copies for each Lender Party:

             (i)    The Notes payable to the order of the Lenders.

            (ii) Certified copies of the resolutions of the Board of Directors of each Borrower approving each aspect of the Transaction involving or affecting such Borrower, this Agreement, the Notes, each other Loan Document and each Related Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to each aspect of the Transaction involving or affecting such Borrower, this Agreement, the Notes, each other Loan Document and each Related Document.

           (iii) A copy of the charter of each Borrower and each amendment thereto, certified (as of a date reasonably near the date of the Initial Extension of Credit) by the Secretary of State of the jurisdiction of incorporation of such Borrower as being a true and complete copy thereof.

            (iv) A copy of a certificate of the Secretary of State of the jurisdiction of incorporation of each Borrower, dated reasonably near the date of the Initial Extension of Credit, listing the charter of such Borrower and each amendment thereto on file in the office of such Secretary of State, and certifying that (A) such amendments are the only amendments to such Borrower's charter on file in his office,
          (B) such Borrower has paid all franchise taxes (or the equivalent thereof) to the date of such certificate and (C) such Borrower is duly incorporated and in good standing under the laws of the state of the jurisdiction of its incorporation.

             (v) Copies of certificates of the Secretary of State of each jurisdiction where each Borrower is qualified as a foreign corporation, dated reasonably near the date of the Initial Extension of Credit, in each case stating that such Borrower is duly qualified and in good standing as a foreign corporation in such state and has filed all annual reports required to be filed to the date of such certificate.

            (vi) A certificate of each Borrower, signed on behalf of such Borrower by its President or a Vice President and its Secretary or any Assistant Secretary, dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to:

                    (A) the absence of any amendments to the charter of such Borrower since the date of the Secretary of State's certificate referred to in Section 3.01(m)(iv),

                    (B) the accuracy and completeness of the bylaws of such Borrower as in effect on the date of the Initial Extension of Credit (a copy of which shall be attached to such certificate),

                    (C) the due incorporation and good standing of such Borrower as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Borrower,

                    (D)  the accuracy and completeness of the
               representations and warranties set forth in the Loan Documents to which it is or is to be a party as though made on and as of the date of the Initial Extension of Credit, before and after giving effect to the Initial Extension of Credit and to the application of proceeds, if any, therefrom, and

                    (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit or the application of proceeds, if any, therefrom, that constitutes a Default.

           (vii) A certificate of the Secretary or an Assistant Secretary of each Borrower certifying the names and true signatures of the officers of such Borrower authorized to sign this Agreement, the Notes, each other Loan Document and each Related Document to which it is or is to be a party and the other agreements, instruments and other documents to be delivered hereunder and thereunder.

          (viii) A security agreement, in substantially the form of Exhibit D hereto (together with each other security agreement delivered pursuant to Section 5.01(q) and each Security Agreement Supplement delivered pursuant to Section 5.02(j), in each case as amended, supplemented or otherwise modified hereafter from time to time in accordance with Section 9.01, the "Security
                                                             --------
          Agreement"), duly executed by each Borrower, together with:
          ---------

                    (A) instruments evidencing the Initial Pledged Indebtedness, duly endorsed in blank,

                    (B) proper termination statements (Form UCC-3 or a comparable form) under the Uniform Commercial Code of all jurisdictions that may be necessary or that the Facilities Manager may deem desirable in order to terminate or amend existing liens on and security interests in the Collateral, in each case completed in a manner satisfactory to the Lender Parties and duly executed by the appropriate secured party,

                    (C) proper financing statements (Form UCC-1 or a comparable form) under the Uniform Commercial Code of all jurisdictions that may be necessary or that the Facilities Manager may deem desirable in order to perfect and protect the liens and security interests created under the Security Agreement, covering the Collateral described therein, in each case completed in a manner satisfactory to the Lender Parties and duly executed by the relevant Borrower,

                    (D) the Cash Collateral Account Letter, the L/C Cash Collateral Account Letter and each of the Blocked and Collection Accounts Letters, in each case duly executed by the Borrower and the bank referred to therein, and

                    (E) evidence that all other actions that may be necessary or that the Facilities Manager may deem desirable in order to perfect and protect the liens and security interests created under the Security Agreement have been taken or will be taken in accordance with the terms of the Loan Documents.

            (ix) A guarantee in substantially the form of Exhibit E hereto (together with each Guarantee Supplement delivered pursuant to Section 5.02(j), in each case as amended, supplemented or otherwise modified hereafter from time to time in accordance with Section 9.01, the "Subsidiaries Guarantee"), duly
                                             ----------------------
          executed by each of the Working Capital Borrowers.

             (x) Certified copies of each of the Related Documents, duly executed by the parties thereto, together with all agreements, instruments and other documents delivered in connection therewith.

            (xi) A letter from the Borrowers to Price Waterhouse, their independent certified public accountants, advising such accountants that the Facilities Manager, on behalf of the Lender Parties, has been authorized to exercise all rights of the Borrowers to require such accountants to disclose any and all financial statements and any other information of any kind that they may have with respect to the Borrowers and their Subsidiaries and directing such accountants to comply with any reasonable request of the Facilities Manager or any Lender Party for such information.

           (xii) A consent and agreement executed by the lessor of each leasehold on which the Collateral is located that is requested by the Lender Parties, which provides, among other things, that such lessor waives any lien it may now or hereafter have on the Collateral located on the premises thereof and that the Facilities Manager has the right to receive notice of any default by any Borrower under the lease and to repossess the Collateral located thereon upon the occurrence and during the continuance of an Event of Default, and such other rights as may be reasonably requested by the Lender Parties in any such consent and agreement.

          (xiii) An environmental assessment report on certain properties of the Borrowers and their Subsidiaries conducted by Geraghty & Miller, an independent environmental consulting firm, to the extent such report contains information that is inconsistent in any material respect with, or that was not otherwise previously disclosed as part of, the oral reports made by Geraghty & Miller on February 6 and 7, 1995 to the Co-Administrative Agents and the Co-Arrangers.

           (xiv) An evaluation of the mining businesses of Jim Walter Resources performed by Anderson & Schwab, an independent mining consulting firm, to the extent such evaluation contains information that is inconsistent in any material respect with, or that was not otherwise previously disclosed as part of, the oral report made by Anderson & Schwab on February 7, 1995 to the Co-Administrative Agents and the Co-Arrangers.

            (xv) Evidence of insurance of the Borrowers (including, without limitation, insurance referred to in the Security Agreement), naming the Facilities Manager, on behalf of itself and the other Secured Parties, as an additional insured and loss payee under all insurance policies to be maintained with respect to the Collateral.

           (xvi) Any additional financial, business and other information regarding any Borrower or any of its Subsidiaries, or any of their respective assets or operations, as the Lender Parties shall have reasonably requested.

          (xvii) A borrowing base certificate, in substantially the form of Exhibit F hereto (the "Borrowing Base Certificate"), duly
                                    --------------------------
          completed and executed by the chief financial officer of the Swing Line Borrower and each other Borrower requesting a Borrowing on the date of the Initial Extension of Credit.

         (xviii)    One or more duly completed and executed Notices of
          Working Capital Borrowing or Notices of Swing Line Borrowing.

           (xix) A favorable opinion of Shackleford, Farrior, Stallings & Evans, special counsel for the Borrowers, in form and substance reasonably satisfactory to the Lender Parties.

            (xx) A favorable opinion of New York counsel for the Borrowers reasonably acceptable to the Lender Parties, in form and substance reasonably satisfactory to the Lender Parties.

           (xxi) A favorable opinion of local counsel for the Borrowers in Alabama, South Carolina and New Jersey, in form and substance reasonably satisfactory to the Lender Parties.

          (xxii) A favorable opinion of Shearman & Sterling, counsel for the Co-Administrative Agents and the Co-Arrangers, in form and substance reasonably satisfactory to the Co-Administrative Agents and the Co-Arrangers.

          SECTION 3.02.  Conditions Precedent to Each Borrowing, Issuance
                         ------------------------------------------------
and Renewal.  The obligation of each Lender to make an Advance (other than
-----------
a Letter of Credit Advance made by an Issuing Bank or a Lender pursuant to
Section 2.03(c) or a Swing Line Advance made by a Lender pursuant to
Section 2.02(b)) on the occasion of each Borrowing (including the Initial Extension of Credit), the obligation of each Issuing Bank to issue a Letter of Credit (including the initial issuance of a Letter of Credit) or to renew a Standby Letter of Credit, and the right of the Swing Line Borrower to request a Swing Line Borrowing, shall be subject to the further conditions precedent that on the date of such Borrowing, issuance or renewal (a) the following statements shall be true (and each of the giving of the applicable Notice of Working Capital Borrowing, Notice of Swing Line Borrowing, Notice of Issuance or Notice of Renewal and the acceptance by the relevant Borrower of the proceeds of such Borrowing or of such Letter of Credit or the renewal of such Letter of Credit, as the case may be, shall constitute a representation and warranty by such Borrower that both on the date of such notice and on the date of such Borrowing, issuance or renewal, such statements are true):

        (i) the representations and warranties set forth in each Loan Document are correct in all material respects on and as of such date, before and after giving effect to such Borrowing, issuance or renewal and to the application of the proceeds, if any, therefrom, as though made on and as of such date;

       (ii) no event has occurred and is continuing, or would result from such Borrowing, issuance or renewal or from the application of the proceeds, if any, therefrom, that constitutes a Default; and

      (iii) for each Working Capital Advance or each Swing Line Advance made by the Swing Line Bank or each issuance or renewal of any Letter of Credit, (A) the aggregate Loan Values of all Eligible Collateral exceed (B) the sum of (1) the aggregate principal amount of all Working Capital Advances, all Letter of Credit Advances and all Swing Line Advances outstanding on such day and (2) the aggregate Available Amount of all Letters of Credit outstanding on such day, after giving effect to such Advance, issuance or renewal, respectively;

and (b) the Facilities Manager shall have received such other approvals, opinions or documents as any Lender Party through the Facilities Manager may reasonably request.

          SECTION 3.03.  Determinations Under Section 3.01.  For purposes
                         ---------------------------------
of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by, or acceptable or satisfactory to, the Lender Parties unless an officer of the Facilities Manager responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and, if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Facilities Manager such Lender Party's Pro Rata Share of such Borrowing.


                                 ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES

          SECTION 4.01.  Representations and Warranties of the Borrowers.
                         -----------------------------------------------
Each of the Borrowers represents and warrants, as of the date of the Initial Extension of Credit and from time to time thereafter, as follows:

          (a) Each Loan Party (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to so qualify or be licensed, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and
     (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding shares of capital stock of the Swing Line Borrower have been validly issued, are fully paid and nonassessable. All of the outstanding shares of capital stock of each Working Capital Borrower have been validly issued, are fully paid and nonassessable and are owned, directly or indirectly, by the Swing Line Borrower and one or more of its wholly owned Subsidiaries free and clear of all Liens, except those created under the Senior Notes Documents.

          (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date of the Initial Extension of Credit (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of capital stock authorized and the number outstanding, and the percentage of the outstanding shares of each such class owned, directly or indirectly, by such Loan Party and the number of shares covered by all outstanding warrants, rights of conversion or purchase, options and other similar rights. All of the outstanding shares of capital stock of each Subsidiary of each Loan Party have been validly issued, are fully paid and nonassessable and are owned by such Loan Party and/or one or more of its Subsidiaries free and clear of all Liens, except those created under the Senior Notes Documents. Each Subsidiary of each Loan Party (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to so qualify or be licensed, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

          (c) The execution, delivery and performance by each Loan Party of this Agreement, the Notes, each other Loan Document and each Related Document to which it is or is to be a party, and the consummation of the Transaction and the other transactions contemplated hereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not:

             (i)    contravene such Loan Party's charter or bylaws;

            (ii) violate (A) any law (including, without limitation, the Exchange Act and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of
          1970), statute, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or (B) any order, writ, judgment, injunction, decree, determination or award;

           (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting such Loan Party, any of its Subsidiaries or any of their properties; or

            (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties or assets of any Loan Party or any of its Subsidiaries.

     No Loan Party or any of its Subsidiaries is in violation of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument referred to in the immediately preceding sentence, the violation or breach of which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (d) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required for:

             (i) the due execution, delivery, recordation, filing or performance by any Loan Party of this Agreement, the Notes, any other Loan Document or any Related Document to which it is or is to be a party, or for the consummation of any aspect of the Transaction or the other transactions contemplated hereby;

            (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents;

           (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof); or

            (iv) the exercise by the Facilities Manager or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents,

     except for the authorizations, approvals, actions, notices and filings set forth on Schedule 4.01(d) hereto, all of which have been duly obtained, taken, given or made and are in full force and effect or will be duly obtained, taken, given or made on or immediately following the date of the Initial Extension of Credit in accordance with Schedule 4.01(d) hereto. All applicable waiting periods in connection with each aspect of the Transaction and the other transactions contemplated hereby have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties or assets now owned or hereafter acquired by any of them.

          (e) This Agreement has been, and each of the Notes, each other Loan Document and each Related Document when delivered hereunder will have been, duly executed and delivered by each Loan Party intended to be a party thereto. This Agreement is, and each of the Notes, each other Loan Document and each Related Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party intended to be a party thereto, enforceable against such Loan Party in accordance with its terms.

          (f) The Consolidated balance sheet of the Swing Line Borrower and its Subsidiaries as at May 31, 1994, and the related Consolidated statements of operations and retained earnings and Consolidated statement of cash flows of the Swing Line Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Price Waterhouse, their independent certified public accountants, and the Consolidated balance sheet of the Swing Line Borrower and its Subsidiaries as at November 30, 1994, and the related Consolidated statements of operations and retained earnings and Consolidated statement of cash flows of the Swing Line Borrower and its Subsidiaries for the six months then ended, duly certified by the chief financial officer of the Swing Line Borrower, copies of all of which have been furnished to each Lender Party, fairly present the Consolidated financial condition of the Swing Line Borrower and its Subsidiaries as at such dates and the Consolidated results of the operations of the Swing Line Borrower and its Subsidiaries for the period ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, subject, in the case of such balance sheet as at November 30, 1994, and such statements of operations and retained earnings and such statement of cash flows for the six months then ended, to year-end audit adjustments. Since November 30, 1994, there has been no Material Adverse Change (it being understood that the existence of an appeal of the Confirmation Order so long as the Confirmation Order remains unstayed does not, in and of itself, constitute a Material Adverse Change).

          (g) The Consolidated pro forma balance sheet of the Swing Line Borrower and its Included Subsidiaries as at March 31, 1995, duly certified by the chief financial officer of the Swing Line Borrower, a copy of which has been furnished to each Lender Party, fairly presents the Consolidated pro forma financial condition of the Swing Line Borrower and its Included Subsidiaries as at such date, after giving effect to the Transaction and the other transactions contemplated hereby.

          (h) Each of (i) the Consolidated forecasted EBIT, EBITDA and Capital Expenditures of the Swing Line Borrower and its Included Subsidiaries delivered to the Lender Parties pursuant to
     Section 3.01(i)(iv) and (ii) the Consolidated forecasted balance sheets, operations and retained earnings statements and cash flows statements of the Swing Line Borrower and its Included Subsidiaries delivered to the Lender Parties pursuant to Section 5.03(d), if any, were prepared in good faith on the basis of the assumptions stated therein, which assumptions the Borrowers believed to be fair in the light of conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrowers' best estimate of their future financial performance.

          (i) None of the information, exhibits or reports furnished by or on behalf of any Loan Party to the Facilities Manager or any Lender Party in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

          (j) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, or any of their respective properties (including, without limitation, any Environmental Action), pending or threatened in any court or before any arbitrator or by or before any Governmental Authority that could reasonably be expected to (i) have a Material Adverse Effect (other than the Disclosed Litigation) or (ii) adversely affect the legality, validity or enforceability of any aspect of the Transaction, this Agreement, any Note, any other Loan Document or any Related Document, or the consummation of the other transactions contemplated hereby, other than, in the case of clause (i) or (ii) above, an appeal of the entry of the Confirmation Order so long as the Confirmation Order remains unstayed; and there has been no adverse change in the status, and no materially adverse change in the financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 3.01(e) hereto.

          (k) No proceeds of any Advance or of drawings under any Letter of Credit will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Exchange Act.

          (l) None of the Borrowers is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or of drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

          (m) All of the proceeds of the Advances made to any Borrower will be used by such Borrower solely to provide working capital for such Borrower and its Included Subsidiaries, and all Letters of Credit issued to any Working Capital Borrower will be used solely to support workers' compensation, performance, trade and other obligations of such Working Capital Borrower and its Included Subsidiaries incurred in the ordinary course of business.

          (n) The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

          (o) The Collateral Documents create a valid and perfected first priority (subject to Permitted Liens on Equipment and Inventory) security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly made or taken.

          (p) Set forth on Schedule 4.01(p) hereto is a complete and accurate list as of the date of the Initial Extension of Credit of all Plans and Multiemployer Plans.

          (q) No ERISA Event has occurred or could reasonably be expected to occur with respect to any Plan, except for the reportable event described in Department of Labor Regulation Sec. 2615.21 with respect to the Chapter 11 proceedings of the Debtors under the Bankruptcy Code.

          (r) As of the last annual actuarial valuation date, the funded current liability percentage (as defined in Section 302(d)(8) of ERISA) of each Plan exceeds 90%, except with respect to Plans whose unfunded current liability does not exceed $20,000,000 in the aggregate; and there has been no material adverse change in the funding status of any such Plan since such date.

          (s) Neither any Loan Party nor any ERISA Affiliate has incurred or could reasonably be expected to incur any Withdrawal Liability to any Multiemployer Plan, except for an asserted claim for Withdrawal Liability against U.S. Pipe in the amount of $1,306,838 filed by the Construction Laborers Pension Trust for Southern California in the Bankruptcy Court, which claim is being disputed by the Borrowers in good faith as of the date of this Agreement.

          (t) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan could reasonably be expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

          (u) Except as set forth in the financial statements referred to in this Section 4.01 and in Section 5.03, the Loan Parties and their Subsidiaries have no material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

          (v) Neither the business nor the properties of any Loan Party or any of its Subsidiaries have been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (w) Except as set forth on Schedule 4.01(w) hereto, the operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and all Environmental Permits, and no circumstances exist that could reasonably be expected to (i) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any applicable Environmental Law.

          (x) Except as set forth on Schedule 4.01(x) hereto, none of the properties owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS, or on any analogous state or local list; no underground storage tanks (as defined in 42 U.S.C.Sec. 6991) are located on any property owned or operated by any Loan Party or any of its Subsidiaries, except in compliance with all applicable Environmental Laws and all Environmental Permits; and Hazardous Materials have not been released or disposed of on, generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries in violation of any applicable Environmental Laws or in a manner that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (y) Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, any loan or credit agreement, any lease or any other agreement or instrument, or is subject to any charter or corporate restriction that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (z) Each Loan Party and each of its Subsidiaries and Affiliates has filed, has caused to be filed or has been included in all tax returns (federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties, except for taxes that have not been paid as a result of the filing of the Chapter 11 proceedings of the Debtors, which taxes will be paid promptly upon consummation of the Plan of Reorganization.

          (aa) Set forth on Schedule 4.01(aa) hereto is a complete and accurate list, as of the date of the Initial Extension of Credit, of each taxable year of each Borrower and each of its Subsidiaries and Affiliates for which federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "Open Year").
                    ---------

          (bb) The aggregate unpaid amount, as of the date of the Initial Extension of Credit, of adjustments to (i) the federal income tax liability (including, without limitation, interest and penalties) of each of the Borrowers and each of their Subsidiaries and Affiliates proposed by the Internal Revenue Service with respect to Open Years does not exceed $193,000,000 plus any interest that would accrue on a portion of such claims that are post-petition administrative claims and (ii) the state, local and foreign income tax and franchise tax liability (including, without limitation, interest and penalties) of each of the Borrowers and each of their Subsidiaries and Affiliates proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to federal income tax returns) does not exceed $6,000,000. No issues have been raised by the Internal Revenue Service in respect of Open Years or by such federal, state, local and foreign taxing authorities that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (cc) Neither any Loan Party nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" (each as defined in the Investment Company Act of 1940, as amended). Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by any Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

          (dd) Each Loan Party is, individually and together with its Subsidiaries, Solvent.

          (ee) Set forth on Schedule 4.01(ee) hereto is a complete and accurate list as of the date of the Initial Extension of Credit of all Surviving Indebtedness, showing as of such date each

     Borrower and each of its Subsidiaries party thereto, the principal amount outstanding thereunder and the scheduled maturity thereof.

          (ff) Set forth on Schedule 4.01(ff) hereto is a complete and accurate list as of the date of the Initial Extension of Credit of all leases of real property under which any Loan Party or any of its Included Subsidiaries is the lessee (other than mineral leases constituting leases of real property), showing as of such date the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each lease referred to in the immediately preceding sentence is, to the best of the Borrowers' knowledge, the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

          (gg) Set forth on Schedule 4.01(gg) hereto is a complete and accurate list of all Material Contracts of each Loan Party and each of its Included Subsidiaries, showing as of the date of delivery of such Schedule or of the most recent amendment or supplement thereto delivered pursuant to Section 5.03(f) the parties thereto, and the subject matter and the term thereof. Each Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified in any material respect, is in full force and effect, and is binding upon and enforceable against all parties thereto in accordance with its terms. There exists no default under any Material Contract by any party thereto.

          (hh) Set forth on Schedule 4.01(hh) hereto is a complete and accurate list of all Investments (other than Cash Equivalents and loans and advances to employees otherwise permitted under Section 5.02(f)(viii)) held by any Loan Party or any of its Included Subsidiaries, showing as of the date of delivery of such Schedule or of the most recent amendment or supplement thereto delivered pursuant to Section 5.03(f) the amount, obligor or issuer and maturity, if any, thereof.


                                 ARTICLE V

                         COVENANTS OF THE BORROWERS

          SECTION 5.01.  Affirmative Covenants.  So long as any Advance
                         ---------------------
shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, each Borrower will:

          (a)  Compliance with Laws, Etc.  (i) Comply, and cause each of
               -------------------------
     its Subsidiaries to comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970, and (ii) duly observe, and cause each of its Subsidiaries to duly observe in all material respects all requirements of all applicable Governmental Authorities (including, without limitation, observance of all statutes, rules and regulations relating to public and employee health, safety and welfare), except, in the case of clause (i) or (ii) above, where such failure to comply or observe, either individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect. This Section 5.01(a) shall not apply to compliance with Environmental Laws (which is the subject of Section 5.01(c)).

          (b)  Payment of Taxes, Etc.  Pay and discharge, and cause each of
               ---------------------
     its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property and assets or any part thereof; provided, however, that neither any Borrower nor any of its Subsidiaries shall be required to pay or to discharge any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in accordance with GAAP, unless and until any Lien resulting therefrom attaches to its property and assets and becomes enforceable against its other creditors.

          (c)  Compliance with Environmental Laws.  Comply, and cause each
               ----------------------------------
     of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply in all material respects with all applicable Environmental Laws and all Environmental Permits; obtain and renew, and cause each of its Subsidiaries to obtain and renew, all Environmental Permits necessary for its operations and properties, except where the failure to renew such Environmental Permits, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all applicable Environmental Laws, except where the failure to conduct any such investigation, study, sampling and testing or to undertake any such cleanup, removal, remedial or other action, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and could not reasonably be expected to subject any Loan Party or any of its Subsidiaries to any civil or criminal penalties (other than nonmaterial fines) or the Facilities Manager or any Lender Party to any civil or criminal penalties; provided, however, that neither any Borrower nor any of its Subsidiaries shall be required to undertake any cleanup, removal, remedial or other action specified in this Section 5.01(c) to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained in accordance with GAAP with respect to such circumstances.

          (d)  Maintenance of Insurance.  Maintain, and cause each of its
               ------------------------
     Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations, or in a self-insurance program to the extent consistent with prudent business practice and otherwise customary in their respective industries, in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties and assets in the same general areas in which such Borrower or such Subsidiary operates.

          (e)  Preservation of Corporate Existence, Etc.  Preserve and
               ----------------------------------------
     maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory), Licenses, privileges and franchises; provided, however, that the Borrowers and their Subsidiaries may consummate any merger, consolidation or other transaction otherwise permitted under Section 5.02(d); and provided further, however, that neither any Borrower nor any of its Subsidiaries shall be required to preserve any right, License, privilege or franchise if the Board of Directors of such Borrower or such Subsidiary shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of such Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to such Borrower, such Subsidiary or the Lender Parties.

          (f)  Inspection Rights.  From time to time during normal business
               -----------------
     hours, upon reasonable notice, (i) permit the Facilities Manager or any of the Lender Parties, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and to visit the properties (including, without limitation, to perform collateral valuation reviews from time to time to assess the composition of the Eligible Collateral and the Loan Values attributable thereto) of, any Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of any Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants,
     (ii) permit the Facilities Manager, on behalf of the Lender Parties, to review copies of all Revenue Agency Reports and any other written proposals of the Internal Revenue Service and to discuss with the Swing Line Borrower the status of any of their discussions with the Internal Revenue Service and (iii) take such further action as may be necessary to authorize its independent certified public accountants to disclose to the Facilities Manager, on behalf of the Lender Parties, any and all financial statements and other information of any kind (including, without limitation, copies of any management letter or the substance of any information that such accountants may have with respect to the business, financial condition or results of operations of any Borrower or any of its Subsidiaries).

          (g)  Preparation of Environmental Reports.  At the request of the
               ------------------------------------
     Required Lenders from time to time but in any event not more than once every two years for any such property, or upon the occurrence and during the continuance of an Event of Default, provide to the Lender Parties within 90 days after such request, at the expense of the Borrower that owns such property, an environmental site assessment report or update report for each of the properties of such Borrower or any of its Subsidiaries described in such request, prepared by an environmental consulting firm acceptable to the Facilities Manager, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties. Without limiting the generality of the immediately preceding sentence, if the Required Lenders determine at any time that a material risk exists that any such report will not be provided within the time referred to above, the Facilities Manager, on behalf of the Lender Parties, may retain an environmental consulting firm to prepare such report at the expense of the Borrowers, and such Borrower hereby grants and agrees to cause any of its Subsidiaries that owns any property described in such request to grant, at the time of such request, to the Facilities Manager, the Lender Parties, such firm and any agents or representatives thereof an irrevocable nonexclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

          (h)  Keeping of Books.  Keep, and cause each of its Subsidiaries
               ----------------
     to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

          (i)  Maintenance of Properties, Etc.  (i) Maintain and preserve,
               ------------------------------
     and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted and (ii) make, and cause each of its Subsidiaries to make, from time to time, all necessary repairs, renewals, additions, replacements, betterments and improvements of such properties in order to permit the business and activities carried on in connection therewith to be properly conducted at all times.

          (j)  Compliance with Terms of Leaseholds.  (i) Make all payments
               -----------------------------------
     and otherwise perform all obligations in respect of all leases of real property to which such Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, in each case except to the extent that, in the reasonable business judgment of such Borrower or any of its Subsidiaries that is the lessee thereof, it is in the best interest of such Borrower or such Subsidiary, as the case may be, to allow or to cause such nonperformance, lapse, termination, forfeiture or cancellation, and such nonperformance, lapse, termination, forfeiture or cancellation, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or to impair the rights or interest of the Facilities Manager or any Lender Party in any material manner, and (ii) promptly notify the Facilities Manager of (A) any default by any party with respect to such leases and cooperate with the Facilities Manager in all respects to cure any such default and (B) any nonperformance, lapse, termination, forfeiture or cancellation of any lease otherwise permitted under clause (i) of this Section 5.01(j), and, in respect of each of the foregoing provisions of this Section 5.01(j), cause each of its Subsidiaries to do so.

          (k)  Performance of Related Documents and Material Contracts.
               -------------------------------------------------------
     (i) Perform and observe all of the terms and provisions of each Related Document and each Material Contract to be performed or observed by it, maintain each such Related Document and each such Material Contract in full force and effect and enforce each such Related Document and each such Material Contract in accordance with its terms, in each case except to the extent as, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or to impair the rights or interest of the Facilities Manager or any Lender Party in any material manner, and take all such action to such end as may be reasonably requested from time to time by the Facilities Manager, and (ii) promptly upon request of the Facilities Manager, make to each other party to each such Related Document and each such Material Contract such demands and requests for information and reports or for action as any Borrower or any of its Subsidiaries is entitled to make under such Related Document or such Material Contract, and, in respect of each of the foregoing provisions of this Section 5.01(k), cause each of its Subsidiaries to do so.

          (l)  Maintenance of Mortgage Warehouse Facility.  In the case of
               ------------------------------------------
     the Swing Line Borrower, cause Mid-State to maintain a mortgage warehousing program in an aggregate amount of at least $500,000,000 (the availability of which may be subject to substantially the same criteria as those included in the documentation evidencing the Mortgage Warehousing Facility on the date of this Agreement) and otherwise on substantially the same terms as the terms of the Mortgage Warehousing Facility.

          (m)  Transactions with Affiliates.  Conduct, and cause each of
               ----------------------------
     its Subsidiaries to conduct, directly or indirectly, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to such Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person that is not an Affiliate, other than:

             (i) the consummation by the Borrowers and their Subsidiaries of the Transaction;

            (ii) any employment arrangement entered into by such Borrower or any of its Subsidiaries in the ordinary course of business and consistent with the past practices of such Borrower or such Subsidiary, as the case may be;

           (iii) transactions between or among such Borrower and its wholly owned Subsidiaries or between or among wholly owned Subsidiaries of such Borrower, in each case to the extent otherwise permitted under the terms of the Loan Documents; and

            (iv) the declaration and payment of dividends and the making of distributions to all holders of any class of capital stock of such Borrower or any of its Subsidiaries to the extent otherwise permitted under Section 5.02(g);

     provided that, notwithstanding the foregoing provisions of this
     Section 5.01(m), neither any Borrower nor any of its Subsidiaries shall conduct any transaction or series of related transactions (other than transactions or series of transactions between or among such Borrower and its wholly owned Subsidiaries or between or among wholly owned Subsidiaries of such Borrower otherwise permitted under clause
     (iii) of this Section 5.01(m)), directly or indirectly, with any of its Affiliates (1) having an aggregate value or resulting in aggregate consideration of more than $1,000,000 unless such Borrower or such Subsidiary has obtained the approval of the majority of the Board of Directors of the Swing Line Borrower (including a majority of the disinterested directors of such Board of Directors) for such transaction or transactions and (2) having an aggregate value or resulting in aggregate consideration of more than $5,000,000 (other than any such transaction or series of transactions relating to the rendering of services, including, without limitation, underwriting, financial advisory and other similar services) unless such Borrower or such Subsidiary has delivered to the Facilities Manager, on behalf of the Lender Parties, an opinion of an independent investment banking firm or appraisal firm of national standing stating that such transaction or series of transactions are fair to such Borrower or such Subsidiary, as the case may be, from a financial point of view.


          (n)  Cash Collateral Accounts.  Maintain:
               ------------------------

             (i) in the case of the Swing Line Borrower, the Cash Collateral Account with Citibank or another bank selected by the Swing Line Borrower and reasonably acceptable to the Facilities Manager that has accepted the assignment of such account to the Facilities Manager pursuant to the terms of the Security Agreement and the Cash Collateral Account Letter; and

            (ii) in the case of the Working Capital Borrowers, (A) the L/C Cash Collateral Account with Citibank in accordance with the terms of the Security Agreement and the L/C Cash Collateral Account Letter and (B) the Blocked Accounts and the Collection Accounts into which all proceeds of Collateral are paid at or prior to the end of each Business Day with Citibank or one or more banks selected by the Working Capital Borrowers and reasonably acceptable to the Facilities Manager that have accepted the assignment of such accounts to the Facilities Manager pursuant to the terms of the Security Agreement and the Blocked and Collection Accounts Letters.

          (o)  UCC Financing Statements, Search Reports, Etc.  As promptly
               ---------------------------------------------
     as practicable after the date of the Initial Extension of Credit, furnish to the Facilities Manager:

             (i) acknowledgment copies or stamped receipt copies of all termination statements referred to in Section 3.01(m)(viii)(B) and of all financing statements referred to in Section
          3.01(m)(viii)(C), and

            (ii) completed requests for information listing the financing statements referred to in Section 3.01(m)(viii)(C) and all other effective financing statements filed in the jurisdictions referred to in Section 3.01(m)(viii)(C) that name any Borrower as debtor, together with copies of such other financing statements.

          (p)  Further Assurances.  (i) Promptly upon the request of the
               ------------------
     Facilities Manager, or the Required Lenders through the Facilities Manager, at any time and from time to time, correct, and cause each of its Subsidiaries to correct, any defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof and (ii) promptly upon the request of the Facilities Manager, or the Required Lenders through the Facilities Manager, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, and cause each of its Subsidiaries promptly to do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all further acts, conveyances, pledge agreements, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Facilities Manager, or the Required Lenders through the Facilities Manager, may reasonably require from time to time in order to (A) carry out more effectively the purposes of this Agreement, the Notes or any other Loan Document, (B) subject any of the properties, assets, rights or interests of any Borrower or any of its Subsidiaries included or intended to be included in the Collateral to the Liens created or now or hereafter intended to be created under any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents or any of the Liens created or intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Facilities Manager and the Secured Parties the rights granted or now or hereafter intended to be granted to the Facilities Manager and the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party.

          (q)   Covenant to Give Security.  Upon the reasonable request of
                -------------------------
     the Facilities Manager following the occurrence and during the continuance of a Default under Section 7.01(a) or 7.01(f) or an Event of Default, and at the expense of the Borrowers:

             (i) within ten days after such request, furnish to the Facilities Manager a description of the real and personal properties of each Borrower and each of its Subsidiaries in detail satisfactory to the Facilities Manager;

            (ii) within 15 days after such request, duly execute and deliver to the Facilities Manager mortgages, pledges, assignments and other security agreements, as specified by and in form and substance reasonably satisfactory to the Facilities Manager, securing payment of all the Obligations of the Loan Parties under the Loan Documents and constituting Liens on all such properties;

           (iii) within 30 days after such request, take whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Facilities Manager to vest in the Facilities Manager (or in any representative of the Facilities Manager designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments and other security agreements delivered pursuant to this Section 5.01(q), enforceable against all third parties in accordance with their terms;

            (iv) within 60 days after such request, deliver to the Facilities Manager a signed copy of a favorable opinion of counsel for the Loan Parties, addressed to the Facilities Manager and reasonably acceptable to the Facilities Manager, as to the matters contained in clauses (ii) and (iii) of this Section 5.01(q), as to such mortgages, pledges, assignments and other security agreements being legal, valid and binding obligations of the Loan Parties intended to be party thereto, enforceable in accordance with their terms, and as to such other matters as the Facilities Manager may reasonably request; and

             (v) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other actions as the Facilities Manager may deem desirable in obtaining the full benefits of, or in preserving the Liens of, such mortgages, pledges, assignments or other security agreements.

     Notwithstanding the foregoing provisions of this Section 5.01(q), the Lender Parties shall not be entitled to a pledge of the shares of common stock of any Subsidiary of the Borrowers so long as the Senior Notes or any Indebtedness refinancing or replacing the Senior Notes is outstanding.

          SECTION 5.02.  Negative Covenants.  So long as any Advance shall
                         ------------------
remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, each Borrower will not, at any time:

          (a)  Liens, Etc.  Create, incur, assume or suffer to exist, or
               ----------
     permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts), whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names such Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, excluding, however, from the operation of the foregoing restrictions the following:

             (i)    Liens created under the Loan Documents;

            (ii)    Permitted Liens;

           (iii)    Liens existing on the date hereof and described on
          Schedule 5.02(a) hereto;

            (iv) Liens on the shares of common stock of Subsidiaries of the Swing Line Borrower in favor of the holders of the Senior Notes pursuant to the terms set forth in the Senior Notes Documents;

             (v) Liens on certain property and assets of Jim Walter Homes and Mid-State (i) pursuant to the terms of the documentation evidencing the Mortgage-Backed Securities and the Mortgage Warehousing Facility or (ii) securing Indebtedness incurred under Section 5.02(b)(iii)(C);

            (vi) the obligation of Mid-State or Jim Walter Homes (A) to repurchase Accounts pursuant to Section 3(b) of the Depositor Account Transfer Agreement and (B) to repurchase Foreclosure Accounts pursuant to the terms of Section 4 of the Depositor Account Transfer Agreement; provided that any Indebtedness related to such obligation shall otherwise be permitted under the Loan Documents;

           (vii) purchase money Liens upon or in real property or equipment acquired or held by such Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such real property or equipment or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such real property or equipment to be subject to such Liens, or Liens existing on any such real property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price of such real property or equipment); provided, however, that no such Lien shall extend to or cover any property other than the real property or equipment being acquired, constructed or improved; and provided further that any Indebtedness secured by such Liens shall otherwise be permitted under the terms of the Loan Documents;

          (viii) Liens arising in connection with Capitalized Leases permitted under Section 5.02(b)(vii)(C); provided that no such Lien shall extend to or cover any Collateral or any property or assets other than the assets subject to such Capitalized Leases;

            (ix) deposits to secure the performance of leases of property (whether real, personal or mixed) of the Borrowers and their Subsidiaries (excluding Capitalized Leases) in the ordinary course of business, provided that any such lease is permitted to be maintained under Section 5.02(c); and

             (x) the replacement, extension or renewal of any Lien permitted under clauses (iii), (iv), (v), (vii) and (viii) of this Section 5.02(a) solely upon or in the same property and assets theretofore subject thereto; provided that any Indebtedness secured by such Liens shall otherwise be permitted under the terms of the Loan Documents.

          (b)  Indebtedness.  Create, incur, assume or suffer to exist, or
               ------------
     permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Indebtedness other than:

             (i)    in the case of the Swing Line Borrower,

                    (A)  Indebtedness evidenced by the Senior Notes, and

                    (B) Indebtedness owed to one or more of its wholly owned Subsidiaries (other than Mid-State or Cardem), provided that any such Indebtedness shall be (1) incurred in the ordinary course of the Swing Line Borrower's business pursuant to and in accordance with the cash management system of the Borrowers and their Subsidiaries in effect on the date of this Agreement, (2) subordinated to all Indebtedness of the Swing Line Borrower under the Loan Documents on terms substantially in the form of Exhibit G hereto and otherwise on terms reasonably acceptable to the Facilities Manager and (3) evidenced by a promissory note in form and substance reasonably satisfactory to the Facilities Manager, which, if such Indebtedness is owed to another Loan Party, shall be pledged to the Facilities Manager, on behalf of the Secured Parties, under the Collateral Documents immediately upon its creation, provided, however, that at the time any such Indebtedness is incurred, no Default shall have occurred and be continuing or shall occur as a consequence thereof;

            (ii) in the case of the Working Capital Borrowers, Indebtedness of any such Working Capital Borrower owed to one or more other Borrowers or to one or more of their wholly owned Subsidiaries (other than Mid-State or Cardem), provided that any such Indebtedness shall be (1) incurred in the ordinary course of such Working Capital Borrower's business pursuant to and in accordance with the cash management system of the Borrowers and their Subsidiaries in effect on the date of this Agreement, (2) subordinated to all Indebtedness of such Working Capital Borrower under the Loan Documents on terms substantially in the form of Exhibit G hereto and otherwise on terms reasonably acceptable to the Facilities Manager and (3) evidenced by a promissory note in form and substance reasonably satisfactory to the Facilities Manager, which, if such Indebtedness is owed to another Loan Party, shall be pledged to the Facilities Manager, on behalf of the Secured Parties, under the Collateral Documents immediately upon its creation, provided, however, that at the time any such Indebtedness is incurred, no Default shall have occurred and be continuing or shall occur as a consequence thereof;

           (iii)    in the case of Mid-State,

                    (A) non-recourse Indebtedness evidenced by the Mortgage-Backed Securities,

                    (B) limited recourse Indebtedness created under the Mortgage Warehousing Facility,

                    (C) non-recourse Indebtedness resulting from the issuance of additional securities by one or more special purpose Subsidiaries of Mid-State, secured or otherwise supported by certain building and installment contracts and related mortgages and instruments of Jim Walter Homes, which securities shall not restrict the actions or businesses of any Borrower or any of its Subsidiaries (other than Mid-State) in any manner and shall not require any guarantee or other credit support from any Borrower or any of its Subsidiaries; and

            (iv) in the case of Jim Walter Homes, (A) Indebtedness resulting from the contingent obligations of Jim Walter Homes (1) to repurchase Accounts pursuant to Section 3(b) of the Depositor Account Transfer Agreement, (2) to repurchase Foreclosure Accounts pursuant to the terms of Section 4 of the Depositor Account Transfer Agreement and (3) to indemnify certain Indemnitees referred to in the Depositor Account Transfer Agreement for expenses incurred thereby on the terms set forth in
          Section 6 of the Depositor Account Transfer Agreement; provided that the aggregate amount of Indebtedness incurred under subclauses (iv)(A)(1) and (iv)(B)(3) shall not exceed $5,000,000 at any time, and (B) Indebtedness owed to Mid-State resulting from the receipt of proceeds from the issuance and sale of the Mortgage-Backed Securities otherwise permitted under subclause
          (iii)(A) of this Section 5.02(b) or the additional securities otherwise permitted under subclause (iii)(C) of this Section 5.02(b);

             (v) in the case of any Subsidiary of any Borrower (other than another Borrower), Indebtedness owed to any Borrower, provided that any such Indebtedness shall be evidenced by a promissory note in form and substance reasonably satisfactory to the Facilities Manager, which shall be pledged to the Facilities Manager, on behalf of the Secured Parties, under the Collateral Documents immediately upon its creation;

            (vi) in the case of the Borrowers and the other Loan Parties, if any, Indebtedness under the Loan Documents; and

           (vii) in the case of any or all of the Borrowers and their Subsidiaries,

                    (A)  Surviving Indebtedness,

                    (B)  Indebtedness secured by Liens permitted by
               Section 5.02(a)(vii) in an aggregate principal amount not to exceed the lesser of (1) 90% of the cost of such real property, equipment, construction or improvement at the time of acquisition, construction or improvement thereof or (2) when aggregated with the principal amount of all other Indebtedness incurred under this subclause (vii)(B) and subclause (vii)(C) of this Section 5.02(b), $20,000,000 at any time outstanding,

                    (C) (1) Capitalized Leases that, when aggregated with the principal amount of all other Indebtedness incurred under this subclause (vii)(C) and subclause (vii)(B) of this
               Section 5.02(b), do not to exceed $20,000,000 at any time outstanding and (2) in the case of Capitalized Leases to which a Subsidiary of any Borrower is a party, Indebtedness of such Borrower of the type described in clause (j) of the definition of "Indebtedness" guaranteeing the Obligations of such Subsidiary under such Capitalized Leases,

                    (D) Indebtedness in respect of interest rate Hedge Agreements incurred in the ordinary course of business and consistent with prudent business practice in an aggregate notional amount not to exceed $200,000,000 at any time outstanding less the aggregate notional amount of any Hedge Agreements constituting an Investment made under Section 5.02(f)(iii), provided that such

               Hedge Agreements shall be nonspeculative in nature
               (including, without limitation, with respect to the term and purpose thereof),

                    (E) Indebtedness in respect of Hedge Agreements comprised of commodity future or option contracts incurred in the ordinary course of business, provided that such Hedge Agreements shall be nonspeculative in nature (including, without limitation, with respect to the term and purpose thereof),

                    (F) unsecured Indebtedness not otherwise permitted under this Section 5.02(b) incurred in the ordinary course of business, maturing within one year from the date created, and aggregating, on a Consolidated basis, not more than $10,000,000 at any time outstanding,

                    (G) Indebtedness extending the maturity of, or refunding or refinancing, in whole or in part, any Indebtedness incurred under subclauses (i)(A), (iii)(B),
               (vii)(A) through (vii)(C) and (vii)(F) of this Section 5.02(b), provided, however, that the terms of any such extension, refunding or refinancing Indebtedness (and of any agreement entered into and of any instrument issued in connection therewith) are no less favorable to the Facilities Manger and the Lender Parties than the terms of the Indebtedness so extended, refunded or refinanced and are otherwise expressly permitted under the terms of the Loan Documents, and provided further, however, that (1) the aggregate principal amount of such extended, refunding or refinancing Indebtedness shall not be increased above the outstanding principal amount thereof immediately prior to such extension, refunding or refinancing, (2) the direct and contingent obligors therefor shall not be changed as a result of or in connection with such extension, refunding or refinancing and (3) immediately before and immediately after giving effect to any such extension, refunding or refinancing, no Default shall have occurred and be continuing, and

                    (H) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

          (c)  Lease Obligations.  Create, incur, assume or suffer to
               -----------------
     exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligations as lessee for the rental or hire of
     (i) real or personal property in connection with any sale and leaseback transaction or (ii) other real or personal property of any kind under leases or agreements to lease (excluding Capitalized Leases) having an original term of one year or more that would cause the direct and contingent liabilities of the Borrowers and their Subsidiaries, on a Consolidated basis, in respect of all such obligations to exceed $30,000,000 payable in any period of 12 consecutive months.

          (d)  Mergers, Etc.  Merge into or consolidate with any Person or
               ------------
     permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that:

               (i) any Included Subsidiary of the Borrowers may merge into or consolidate with any other Included Subsidiary of the Borrowers so long as, in the case of any such merger or consolidation,

                    (A) the Person formed by such merger or consolidation shall be a wholly owned Subsidiary of the Borrowers and, if only one of the Included Subsidiaries party to such merger or consolidation is a Working Capital Borrower, the Included Subsidiary that is a Working Capital Borrower shall be the surviving corporation,

                    (B) the surviving corporation formed by such merger or consolidation (A) shall assume all of the Obligations of the Subsidiaries parties to such merger or consolidation under the Loan Documents in a writing satisfactory in form and substance to the Required Lenders and (B) shall take or have taken all action required under Section 5.01(p) and under Section 10 of the Security Agreement, and shall take or have taken such other action as may be necessary or as the Facilities Manager may deem desirable and may request, in order to preserve the Liens, and continue the perfection thereof with the same priority, as granted and provided for or purported to be granted and provided for under the Collateral Documents,

                    (C) such merger or consolidation shall be effected in compliance with all applicable laws, and all necessary consents and approvals shall have been obtained from, and all necessary filings shall have been made with, all applicable Governmental Authorities,

                    (D) the Included Subsidiaries parties to such merger or consolidation shall be engaged in substantially the same lines of business in the ordinary course, or in one or more lines of business directly related thereto, prior to effecting such merger or consolidation,

                    (E) immediately before and immediately after giving effect thereto, no Default shall have occurred and be continuing, and

                    (F) the Borrowers shall notify the Facilities Manager of the proposed merger or consolidation at least five Business Days prior to effecting such merger or consolidation; and

               (ii) any Working Capital Borrower or any of its Subsidiaries may merge into or consolidate with any other Person (other than the Swing Line Borrower or any Subsidiary of any Borrower) so long as, in the case of any such merger or consolidation,

                    (A) the Person formed by such merger or consolidation shall be a wholly owned Subsidiary of the Borrowers and, if a Working Capital Borrower is a party to such merger or consolidation, such Working Capital Borrower shall be the surviving corporation,

                    (B) such merger or consolidation shall be effected in compliance with all applicable laws, and all necessary consents and approvals shall have been obtained from, and all necessary filings shall have been made with, all applicable Governmental Authorities,

                    (C) the parties to such merger or consolidation shall be engaged in substantially the same lines of business in the ordinary course, or in one or more lines of business directly related thereto, prior to effecting such merger or consolidation,

                    (D) the Person with whom such Working Capital Borrower or such Subsidiary is merging or consolidating shall have no material contingent liabilities (as determined in good faith by the Board of Directors of the Swing Line Borrower),

                    (E) immediately before and immediately after giving effect thereto, no Default shall have occurred and be continuing, and

                    (F) the Borrowers shall notify the Facilities Manager of the proposed merger or consolidation at least five Business Days prior to effecting such merger or consolidation.

          (e)  Sales, Etc. of Assets.  Sell, lease, transfer or otherwise
               ---------------------
     dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any property or assets (including, without limitation, any shares of capital stock), or grant any option or other right to purchase, lease or otherwise acquire any property or assets, except:

             (i) sales of Inventory in the ordinary course of its business;

            (ii)    in a transaction otherwise permitted under
          Section 5.02(a), 5.02(d), 5.02(f) or 5.02(g);

           (iii) transfers and dispositions of property and assets made as part of the consummation of the Transaction on the terms set forth in the plan of reorganization approved in the Confirmation Order;

            (iv) sales of building and installment contracts and related mortgages and instruments by Jim Walter Homes to Mid-State on terms no less favorable to Jim Walter Homes than the terms for such sales set forth in the Mortgage Warehousing Facility;

             (v) sales for fair value of damaged, worn-out or obsolete Equipment of the Borrowers and their Subsidiaries that is no longer used or useful in the conduct of their business in an aggregate amount not to exceed $2,000,000 in any Fiscal Year;

            (vi) sales and transfers of all (but not less than all) of the shares of capital stock of any of JW Window, Southern Precision or Vestal, or of any other Subsidiary of any Borrower that is not a Loan Party, so long as, in the case of any such sale or transfer,

                    (A) the aggregate amount of proceeds received is at least equal to the Fair Market Value of the property or assets so sold or transferred, determined at the time of such sale or transfer,

                    (B) such sale or transfer is otherwise permitted under the terms of the Loan Documents,

                    (C) at least 75% of the consideration received for such sale or transfer is in cash,

                    (D) the aggregate Loan Values of all Eligible Collateral on the date of such sale or transfer shall exceed the Working Capital Facility on such date (as evidenced by a Borrowing Base Certificate delivered to the Lender Parties on such date and calculated with respect to all categories of Eligible Collateral as of the Business Day immediately preceding such date),

                    (E) in the case of a sale or transfer of the shares of capital stock of JW Window, Southern Precision or Vestal,
               (1) all Advances made to such Borrower and outstanding on the date of such sale or transfer shall be prepaid and all Letters of Credit issued at the request of such Borrower and outstanding on such date shall be cash collateralized in accordance with, and to the extent required under, Section 2.06(b)(ii) and (2) all interest, fees and other amounts owing by such Person under or in respect of the Loan Documents shall be paid in full in cash,

                    (F) the Net Cash Proceeds of any such sale or transfer shall be used to redeem or to repurchase Senior Notes in accordance with Section 4.09 of the Senior Notes Indenture, and

                    (G) immediately before and immediately after giving effect to such sale or transfer, no Default shall have occurred and be continuing; and

               (vii) sales and transfers of property and assets of the Borrowers and their Subsidiaries not otherwise permitted under this Section 5.02(e) that are not and are not intended to be Collateral and that are not comprised of shares of capital stock of any Subsidiary of any Borrower so long as, in the case of any such sale or transfer,

                    (A) the aggregate amount of proceeds received is at least equal to the Fair Market Value of the property or assets so sold or transferred, determined at the time of such sale or transfer,

                    (B) such sale or transfer is otherwise permitted under the terms of the Loan Documents,

                    (C) at least 75% of the consideration received for such sale or transfer is in cash,

                    (D) the Net Cash Proceeds of any such sale or transfer shall be used to redeem or to repurchase Senior Notes in accordance with Section 4.09 of the Senior Notes Indenture, and

                    (E) immediately before and immediately after giving effect to such sale or transfers, no Default shall have occurred and be continuing;


          (viii) so long as no Default shall have occurred and be continuing, the grant of any option or other right to purchase any property or assets in a transaction that would otherwise be permitted under clause (iv), (v), (vi) or (vii) of this Section 5.02(e).

          (f)  Investments in Other Persons.  Make or hold, or permit any
               ----------------------------
     of its Subsidiaries to make or hold, any Investment in any Person other than:

             (i) Investments existing on the date of the Initial Extension of Credit and set forth on Schedule 4.01(hh) hereto;

            (ii) Investments by the Borrowers and their Subsidiaries in Cash Equivalents;

           (iii) Investments in respect of interest rate Hedge Agreements incurred in the ordinary course of business and consistent with prudent business practice in an aggregate notional amount not to exceed $200,000,000 at any time outstanding less the aggregate notional amount of any Hedge Agreements incurred under Section 5.02(b)(vii)(D), provided that such Hedge Agreements shall be nonspeculative in nature (including, without limitation, with respect to the term and purpose thereof);

            (iv) Investments in Hedge Agreements comprised of commodity future or option contracts incurred in the ordinary course of business, provided that such Hedge Agreements shall be nonspeculative in nature (including, without limitation, with respect to the term and purpose thereof);

             (v) Investments by Cardem in the ordinary course of its business and consistent with its past practices;

            (vi) Investments consisting of intercompany Indebtedness permitted under Section 5.02(b)(i)(B), 5.02(b)(ii) or 5.02(b)(v);

           (vii) Investments by the Swing Line Borrower and its Subsidiaries in Mid-State in an aggregate amount not to exceed $20,000,000 at any time, which Investments may be made solely to satisfy certain tax obligations of Mid-State and to satisfy certain other administrative and operating expenses of Mid-State incurred in the ordinary course of business, provided that, immediately before and after giving effect thereto, no Default shall have occurred and be continuing;

          (viii) loans and advances to employees in the ordinary course of the business of the Borrowers and their Subsidiaries as presently conducted in an aggregate principal amount not to exceed $500,000 at any time outstanding;

            (ix) Investments in account debtors received in connection with the bankruptcy or reorganization, or in settlement of delinquent obligations, of customers in the ordinary course of business and in accordance with applicable collection and credit policies established by such Borrower or such Subsidiary, as the case may be;

             (x) the acceptance of promissory notes received as partial payment of the purchase price of any property or assets sold or transferred in accordance with Section 5.02(e)(vi) or 5.02(e)(vii);

            (xi) Investments by Mid-State in one or more special purpose Subsidiaries (A) in connection with the issuance of additional securities by any such Subsidiary pursuant to Section
          5.02(b)(iii)(C) or (B) the refinancing of the Mortgage
          Warehousing Facility pursuant to Section 5.02(b)(vii)(G); and

           (xii) Investments not otherwise permitted under this Section 5.02(f) in an aggregate amount not to exceed $15,000,000 at any time, provided that with respect to Investments made under this clause (xii):

                    (A) any newly acquired or created Subsidiary of any Borrower or any of its Subsidiaries shall be a wholly owned Subsidiary thereof,

                    (B) any business acquired or invested in shall be substantially the same line of business as the business of such Borrower or such Subsidiary conducted at the time of such Investment, or a line of business directly related thereto, and

                    (C) immediately before and after giving effect thereto, no Default shall have occurred and be continuing.

          (g)  Dividends, Repurchases, Etc.  Declare or pay any dividends
               ---------------------------
     on, purchase, redeem, retire, defease or otherwise acquire for value any shares of its capital stock, or any warrants, rights or options to acquire such shares, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, shares of capital stock, warrants, rights, options, obligations or securities to its stockholders as such, or issue or sell any shares of capital stock, or any warrants, rights or options to acquire such shares, or permit any of its Subsidiaries to do any of the foregoing or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any shares of capital stock of any Borrower, or any warrants, rights or options to acquire such shares, or to issue or sell any shares of capital stock, or any warrants, rights or options to acquire such capital stock, except that, so long as no Default shall have occurred and be continuing at the time of any action described in subclauses (i)(B) through (i)(F) and (ii)(B)(2) below or would result therefrom:

             (i)    the Swing Line Borrower may

                    (A) declare and make dividends and distributions payable only in shares of its common stock,

                    (B) purchase, redeem, retire, defease or otherwise acquire shares of its capital stock with the proceeds received from the issuance of new shares of its capital stock with equal or inferior voting powers, designations, preferences and rights,

                    (C) issue and sell shares of its common stock, or warrants, rights or options to acquire such shares, in accordance with the terms of its 1995 Long Term Incentive Stock Plan, so long as the aggregate number of shares subject to such Plan does not exceed 10% of the outstanding shares of its common stock (on a fully diluted basis) at the time of such sale,

                    (D) issue and sell shares of its common stock to any Person so long as (1) the aggregate amount of proceeds received is at least equal to the Fair Market Value of the shares sold, determined at the time of such sale, (2) such issuance and sale would not result in a Change of Control and (3) immediately before and immediately after giving effect to such issuance and sale, no other Default shall have occurred and be continuing, and

                    (E) commencing after the Fiscal Quarter ending August 31, 1995 and from time to time thereafter so long as the Performance Level is Performance Level I, declare and pay dividends in cash to its stockholders and purchase, redeem, retire or otherwise acquire shares of its capital stock (or warrants, rights or options to acquire such shares) outstanding at such time for cash if, after giving effect thereto, the aggregate amount of such dividends, purchases, redemptions, retirements and acquisitions paid or made during the immediately preceding twelve months would not exceed the lesser of (1) $5,500,000 and (2) 50% of Available Cash Flow for the most recently completed four consecutive Fiscal Quarters prior to the date of such dividend, purchase, redemption, retirement or acquisition, provided that the Lender Parties shall have received a certificate from the chief financial officer of the Swing Line Borrower at least ten Business Days prior to the date of any such declaration, purchase, redemption, retirement or acquisition, setting forth in reasonable detail all of the computations required to demonstrate compliance with the terms of this clause (i)(F); and

            (ii)    any Subsidiary of any Borrower may

                    (A) declare and make dividends and distributions payable only in shares of its common stock, and

                    (B) declare and pay dividends and distributions from time to time in cash to the Swing Line Borrower so as to enable it (1) to pay amounts owing under the Senior Notes when the same become due and payable under the terms of the Senior Notes Indenture, (2) to pay administrative and operating expenses incurred in the ordinary course of business and (3) to provide for the tax efficient use of the resources of the Swing Line Borrower and its Subsidiaries in the ordinary course of business.

          (h)  Prepayments, Etc. of Indebtedness.  (i) Prepay, redeem,
               ---------------------------------
     purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness other than:

               (A) the prepayment of the Advances and the cash collateralization of the Letters of Credit in accordance with the terms of this Agreement,

               (B) regularly scheduled or required repayments or redemptions of Surviving Indebtedness,

               (C)  the satisfaction of any Indebtedness incurred under
          Section 5.02(b)(vii)(B) and 5.02(b)(vii)(C) that is secured by a Lien on the property or assets of the Borrower or the Subsidiary of a Borrower that incurred such Indebtedness, which property or assets are otherwise permitted to be disposed of under
          Section 5.02(e), and

               (D) so long as no Default shall have occurred and be continuing or would result therefrom, (1) redemptions or repurchases of the Senior Notes with the proceeds of the sale of property or assets in accordance with Section 5.02(e)(vi) or 5.02(e)(vii) or with amounts otherwise available to the Swing Line Borrower under Section 5.02(g)(i)(E) or (2) the regularly scheduled payment or required prepayment of any Indebtedness that is refunded or refinanced in accordance with
          Section 5.02(b)(vii)(G);

       (ii) amend, modify or change in any manner any term or condition of (A) the Senior Notes, the Mortgage-Backed Securities or any Surviving Indebtedness, or (B) the Mortgage Warehousing Facility so that the terms and conditions thereof are less favorable to the Facilities Manager and the Lender Parties than the terms of such Facility on the date of this Agreement; or

      (iii) permit any of its Subsidiaries to do any of the foregoing, other than to prepay any Indebtedness payable to any Borrower.

          (i)  Capital Expenditures.  Make, or permit any of its Included
               --------------------
     Subsidiaries to make, any Capital Expenditures that would cause the aggregate amount of all Capital Expenditures made by the Borrowers and their Included Subsidiaries in any Fiscal Year to exceed $80,000,000.

          (j)  New Subsidiaries.  Create, organize, incorporate or acquire
               ----------------
     any Subsidiary (such newly created, organized, incorporated or acquired Subsidiary being a "New Subsidiary"), or permit any of its
                                  ---------------
     Subsidiaries to create, organize, incorporate or acquire any New Subsidiary, unless:

             (i) such New Subsidiary is a wholly owned Subsidiary of the Borrowers and their Included Subsidiaries;

            (ii) the Facilities Manager approves the corporate and legal structure and capitalization of such New Subsidiary, such approval not to be unreasonably withheld or delayed;

           (iii) such New Subsidiary executes and delivers to the Facilities Manager, on behalf of the Secured Parties, promptly following the date of its creation, organization, incorporation or acquisition, (A) a Security Agreement Supplement, (B) a Guarantee Supplement and (C) such other agreements, instruments, certificates or documents as the Facilities Manager may reasonably request, in each case in form and substance reasonably satisfactory to the Required Lenders; and

            (iv) such New Subsidiary has taken or takes all other actions that may be necessary or that the Facilities Manager may deem reasonably desirable in order to perfect and protect any Liens granted under the Security Agreement Supplement referred to in clause (iii) above or to enable the Facilities Manager to exercise and enforce its rights and remedies under the Loan Documents;

     provided, however, that no New Subsidiary shall be created, organized, incorporated or acquired if such creation, organization, incorporation or acquisition, or the transfer of assets to such New Subsidiary or the other transactions contemplated to be engaged in with or by such New Subsidiary, could reasonably be expected to have a Material Adverse Effect.

          (k)  Change in Nature of Business.  Make, or permit any of its
               ----------------------------
     Subsidiaries to make, any material change in the nature of its business as carried on at the date of this Agreement.

          (l)  Charter Amendments.  Amend, or permit any of its
               ------------------
     Subsidiaries to amend, (i) its certificate of incorporation or (ii) its bylaws, except, in the case of the bylaws of such Borrower or such Subsidiary where such amendment could not reasonably be expected to have a Material Adverse Effect or to impair the rights or interests of the Facilities Manager or any Lender Party in any material manner; provided that copies of any amendment to the bylaws of such Borrower or such Subsidiary shall be provided promptly to the Facilities Manager.

          (m)  Accounting Changes.  Make or permit, or permit any of its
               ------------------
     Subsidiaries to make or permit, any change in (i) its accounting policies or reporting practices, except as required by generally accepted accounting principles in effect from time to time or (ii) the Fiscal Year.

          (n)  Amendment, Etc. of Related Documents and Material Contracts.
               -----------------------------------------------------------
     Cancel or terminate any Related Document or any Material Contract or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Related Document or any Material Contract or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document or any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or any Material Contract, or take any other action in connection with any Related Document or any Material Contract that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or to impair the rights or interests of the Facilities Manager or any Lender Party in any material manner, or permit any of its Subsidiaries to do any of the foregoing.

          (o)  Restrictions in Other Agreements.  Enter into, or permit any
               --------------------------------
     of its Subsidiaries to enter into, any agreement containing any term or provision that:

             (i) would be breached or otherwise contravened by the performance of its Obligations under this Agreement or any other Loan Document, or under any agreement, instrument or other document delivered by it hereunder or in connection herewith;

            (ii) prohibits or restricts the ability of any Subsidiary of any Borrower to pay dividends or to make other distributions (including, without limitation, advances or payments) to such Borrower other than any such prohibition or restriction set forth in Section 4.10 of the Senior Notes Indenture;

           (iii) prohibits or restricts the ability of any Loan Party to amend, modify or otherwise change this Agreement or any other Loan Document, or any agreement, instrument or other document delivered by it hereunder or in connection herewith; or

            (iv) constitutes an agreement by it to any limitation or restriction of the type set forth in clauses (i) through (iii) of this Section 5.02(o) with respect to any other Indebtedness.

          (p)  Negative Pledge.  Enter into or suffer to exist, or permit
               ---------------
     any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets other than:

             (i)    any such agreement with or in favor of the Secured
          Parties; or

            (ii) in connection with (A) the Senior Notes on the terms set forth in the Senior Notes Indenture on the date of the Initial Extension of Credit, (B) any Surviving Indebtedness to the extent such agreement is in effect on the date of the Initial Extension of Credit, (C) any Indebtedness otherwise permitted to be incurred under Section 5.02(b)(vii)(G) to the extent such agreement is on terms that are no less favorable to the Facilities Manager and the Lender Parties than the terms in effect in the Indebtedness being refinanced or replaced immediately prior to such refinancing or replacement and (D) any Indebtedness outstanding on the date such Subsidiary first becomes a Subsidiary of any Borrower or any of its Subsidiaries.

          (q)  Partnerships.  Become a general partner in any general or
               ------------
     limited partnership, or permit any of its Subsidiaries to do so.

          (r)  Speculative Transactions.  Engage, or permit any of its
               ------------------------
     Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions, except for Hedge Agreements permitted under Section 5.02(b)(vii)(D), 5.02(b)(vii)(E), 5.02(f)(iii) and 5.02(f)(iv).

          SECTION 5.03.  Reporting Requirements.  So long as any Advance
                         ----------------------
shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrowers will furnish to the Lender Parties:

          (a)  Default Notices.  As soon as possible and in any event
               ---------------
     within two days after the occurrence of each Default or any event, development or occurrence reasonably expected to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of the Swing Line Borrower setting forth details of such Default, event, development or occurrence (including, without limitation, the anticipated effect thereof) and the action that the Borrowers (or any of them) have taken and propose to take with respect thereto.

          (b)  Quarterly Financials.  As soon as available and in any event
               --------------------
     within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the Fiscal

     Quarter ended August 31, 1995, a Consolidated balance sheet of the Swing Line Borrower and its Subsidiaries and a consolidating balance sheet of the Swing Line Borrower and its Included Subsidiaries, in each case as of the end of such Fiscal Quarter, and Consolidated statements of operations and retained earnings of the Swing Line Borrower and its Subsidiaries and consolidating statements of operations and retained earnings of the Swing Line Borrower and its Included Subsidiaries, and a Consolidated statement of cash flows of the Swing Line Borrower and its Subsidiaries and a schedule of the total amount of Capital Expenditures, all Changes in Working Capital and all FASB No. 106 Adjustments of the Swing Line Borrower and its Included Subsidiaries, in each case for the period commencing at the end of the previous Fiscal Quarter and ending with the end of such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, setting forth in the case of each of the Consolidated financial statements referred to above in comparative form the corresponding figures for the corresponding period of the immediately preceding Fiscal Year and the corresponding figures for the corresponding year-to-date period in the immediately preceding Fiscal Year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Swing Line Borrower as having been prepared in accordance with GAAP and as fairly presenting the Consolidated financial condition of the Swing Line Borrower and its Subsidiaries and the consolidating financial condition of the Swing Line Borrower and its Included Subsidiaries, as the case may be, as at such dates, and the Consolidated results of operations of the Swing Line Borrower and its Subsidiaries and the consolidating results of operations of the Swing Line Borrower and its Included Subsidiaries, as the case may be, for the periods ended on such dates, together with:

             (i) a certificate of such officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrowers (or any of them) have taken and propose to take with respect thereto,

            (ii) a schedule in form satisfactory to the Facilities Manager of the computations used by the Borrowers in determining, as of the end of such Fiscal Quarter, compliance with the covenants contained in Sections 5.02(g)(i)(E), 5.02(i) and 5.04,

           (iii) a certificate of such officer stating the aggregate amount of the Holdback Reserves, if any, and the Tax Reserves, if any, outstanding as of the end of such Fiscal Quarter, and

            (iv) copies of the "aging" reports of all accounts receivable of the Loan Parties for the period commencing at the end of the previous Fiscal Quarter and ending with the end of such Fiscal Quarter.

          (c)  Annual Financials.  As soon as available and in any event
               -----------------
     within 90 days after the end of each Fiscal Year, commencing with the Fiscal Year ended May 31, 1995, a copy of the annual audit report for such year for the Swing Line Borrower and its Subsidiaries, including therein a Consolidated balance sheet of the Swing Line Borrower and its Subsidiaries and a consolidating balance sheet of the Swing Line Borrower and its Included Subsidiaries, in each case as of the end of such Fiscal Year, and Consolidated statements of operations and retained earnings of the Swing Line Borrower and its Subsidiaries and consolidating statements of operations and retained earnings of the Swing Line Borrower and its Included Subsidiaries, and a Consolidated statement of cash flows of the Swing Line Borrower and its Subsidiaries and a schedule of the total amount of Capital Expenditures, all Changes in Working Capital and FASB No. 106 Adjustments of the Swing Line Borrower and its Included Subsidiaries, in each case for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Lenders of Price Waterhouse or other independent certified public accountants of recognized standing acceptable to the Required Lenders, together with:

             (i) a certificate of such accounting firm to the Lender Parties stating that in the course of the regular audit of the business of the Swing Line Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof,

            (ii) a schedule in form satisfactory to the Facilities Manager of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Sections 5.02(g)(i)(E), 5.02(i) and 5.04,

           (iii) a certificate of the chief financial officer of the Swing Line Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrowers (or any of them) have taken and propose to take with respect thereto, and

            (iv) a certificate of the chief financial officer of the Swing Line Borrower stating the aggregate amount of the Holdback Reserves, if any, and the Tax Reserves, if any, outstanding as of the end of such Fiscal Year.

          (d)  Annual Forecasts.  As soon as available and in any event no
               ----------------
     later than 15 days before the end of each Fiscal Year, Consolidated forecasts prepared by management of the Swing Line Borrower, in form satisfactory to the Facilities Manager, of balance sheets, operations and retained earnings statements and cash flow statements (and a reasonably detailed explanation of any underlying assumptions with respect thereto) on a quarterly basis for the Fiscal Year following such Fiscal Year then ended and on an annual basis for each Fiscal Year thereafter until the scheduled Termination Date; provided, however, that, if at any time during such Fiscal Year, management of the Swing Line Borrower determines that their interim forecasts prepared at the end of either Fiscal Quarter ending August 31 or November 30 reflect that the most recently delivered forecasts no longer accurately reflect the projected financial results of the Borrowers and their Included Subsidiaries for the Fiscal Year during which such interim forecasts have been prepared, as promptly as practicable after such determination and in any event within 60 days of the end of the Fiscal Quarter for which such determination was made, revised Consolidated forecasts of the financial statements for which such determination was made relating to the Fiscal Year during which such interim forecasts have been prepared.

          (e)  Borrowing Base Certificate.  As soon as available and in any
               --------------------------
     event within ten Business Days after the end of each fiscal month, commencing with the fiscal month ended March 31, 1995, and together with any Notice of Working Capital Borrowing, Notice of Issuance or Notice of Renewal delivered by any Working Capital Borrower, a Borrowing Base Certificate calculated as of no earlier than the Friday immediately preceding the date of such notice in the case of Eligible Receivables, and as of no earlier than the last day of the immediately preceding fiscal month in the case of Eligible Equipment and Eligible Inventory, in each case duly completed and certified by the chief financial officer of the Swing Line Borrower and each other Borrower delivering such notice.

          (f)  Schedule Updates.  Promptly and in any event within 45 days
               ----------------
     of the end of each Fiscal Quarter and together with any amendment, waiver or other modification of any of the Loan Documents, amendments and supplements to all of the Schedules to the Loan Documents (other than Schedules 4.01(ee) and 4.01(ff) hereto) so as to ensure that, at the time of the delivery of such amendments and supplements, such Schedules are accurate and complete in all material respects as to the subject matter thereof.

          (g)  Holdback Reserves and Tax Reserves.  Promptly upon receipt
               ----------------------------------
     thereof, copies of any demand for payment of or reimbursement for any contingent liabilities for which any Working Capital Borrower has established a Holdback Reserve or for any tax obligations for which any Working Capital Borrower has established a Tax Reserve, together with any documentation supporting such demand or claim received by such Working Capital Borrower or any of its Subsidiaries.

          (h)  Accountants' Letters, Etc.  Promptly upon receipt thereof,
               -------------------------
     copies of all reports submitted to any Borrower or any of its Subsidiaries by Price Waterhouse or any other independent certified public accountants of such Borrower or any such Subsidiary in connection with each annual, interim or special audit of its financial statements made by such accountants (including, without limitation, any comment letter submitted by such accountants to management of such Borrower or such Subsidiary in connection with their annual audit and any reports addressing internal accounting controls of such Borrower or such Subsidiary submitted by such accountants), and, promptly upon completion thereof, copies of any response report from such Borrower or such Subsidiary to such accountants.

          (i)  Litigation.  Promptly after the commencement thereof, notice
               ----------
     of all actions, suits, investigations, litigation and proceedings in any court or before any arbitrator or by or before any Governmental Authority binding on or affecting any Loan Party or any of its Subsidiaries or any of their respective properties of the type described in Section 4.01(j), and promptly after the occurrence thereof, notice of any adverse change in the status, or in the financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 3.01(e) hereto and, in each case, upon the reasonable request of the Facilities Manager, any other information available to any Borrower or any of its Subsidiaries with respect to any of the foregoing that would enable the Facilities Manager and the Lender Parties to more fully evaluate such action, suit, investigation, litigation or proceeding.

          (j)  Insurance.  As soon as available and in any event within 30
               ---------
     days after the end of each Fiscal Year, a report summarizing the insurance coverage in effect for each Loan Party and its Subsidiaries, specifying therein the type of such insurance and the amount and carrier thereof, and containing such additional information as any Lender Party, through the Facilities Manager, may reasonably request.

          (k)  Licenses, Etc.  Promptly and in any event within three
               -------------
     Business Days after receipt thereof, notice of any actual, pending or threatened suspension, termination, or revocation of any material License of any Borrower or any of its Subsidiaries, or any enjoinment, barring or suspension of the ability of any Borrower or any such Subsidiary to conduct its business in the ordinary course.
 .
          (l)  ERISA Events and ERISA Reports.  Promptly and in any event
               ------------------------------
     (i) within ten days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer of such Loan Party or such ERISA Affiliate, as the case may be, describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (ii) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

          (m)  Actuarial Reports.  Promptly upon receipt thereof, a copy of
               -----------------
     the annual actuarial valuation report of each Plan whose funded current liability percentage (as defined in Section 302(d)(8) of ERISA) is less than 65% or whose unfunded current liability exceeds $1,000,000.

          (n)  Plan Terminations.  Promptly and in any event within three
               -----------------
     Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

          (o)  Multiemployer Plan Notices.  Promptly and in any event
               --------------------------
     within ten days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (i) the imposition of Withdrawal Liability by any such Multiemployer Plan, (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (iii) the amount of liability incurred or that could reasonably be expected to be incurred by such Loan Party or any ERISA Affiliate in connection with any event described in clause (i) or (ii) above.

          (p)  Environmental Conditions.  Promptly after the assertion or
               ------------------------
     occurrence thereof, notice of any Environmental Action or of any noncompliance by any Loan Party or any of its Subsidiaries with any applicable Environmental Law or any Environmental Permit that, either individually or in the aggregate, could reasonably be expected to (i) have a Material Adverse Effect or (ii) cause any property of any Loan Party or any of its Subsidiaries to be subject to any material restrictions on ownership, occupancy, use or transferability under any applicable Environmental Law.

          (q)  Revenue Agent Reports.  Within ten days after receipt
               ---------------------
     thereof, a summary of all Revenue Agent Reports (Internal Revenue Service form 886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth adjustments (whether positive or negative) to the federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrowers are members.

          (r)  Tax Certificates.  Promptly upon request of any Lender Party
               ----------------
     through the Facilities Manager, a certificate, signed by the president or the chief financial officer of the Swing Line Borrower, stating that the common parent of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrowers are members has paid to the Internal Revenue Service or other taxing authority the full amount that such affiliated group is required to pay in respect of federal income tax for such year and that the Borrowers and their Subsidiaries have received any amounts payable to them to such date, and have not paid amounts in respect of taxes (federal, state, local or foreign) in excess of the amount they are required to pay.

          (s)  Securities Reports.  Promptly after the sending or filing
               ------------------
     thereof, copies of all proxy statements, financial statements and reports that any Loan Party sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party files with the Securities and Exchange Commission or with any Governmental Authority that may be substituted therefor, or with any national securities exchange.

          (t)  Creditor Reports.  Promptly upon receipt or delivery
               ----------------
     thereof, copies of any statement or report furnished to any other holder of the securities of any Loan Party or of Mid-State pursuant to the terms of any indenture, loan or credit agreement or similar agreement evidencing Funded Indebtedness in an aggregate principal amount of at least $5,000,000 and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this
     Section 5.03.

          (u)  Agreement Notices.  Promptly upon receipt or delivery
               -----------------
     thereof, copies of all notices of breach or default and all other material notices, requests and other documents received or given by any Loan Party or any of its Subsidiaries or by Mid-State under or pursuant to any Related Document, any Material Contract or any indenture, loan or credit agreement or similar agreement evidencing Funded Indebtedness in an aggregate principal amount of at least $5,000,000 (including, without limitation, copies of any amendment, modification or waiver of any provision of any of the foregoing) and, from time to time upon request by the Facilities Manager, such information and reports regarding the Related Documents and the Material Contracts as the Facilities Manager may reasonably request.

          (v)  Other Information.  Such other information respecting the
               -----------------
     business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Lender Party, through the Facilities Manager, may from time to time reasonably request.

          SECTION 5.04.  Financial Covenants.  So long as any Advance shall
                         -------------------
remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrowers will:

          (a)  Minimum Consolidated EBITDA.  Maintain Consolidated EBITDA
               ---------------------------
     of the Borrowers and their Included Subsidiaries for each Measurement Period of not less than the amount set forth below for each Measurement Period set forth below:

                       Measurement
                         Period           Amount
                        Ending In

                     May, 1995         $ 45,000,000

                     August, 1995        85,000,000

                     November, 1995     125,000,000

                     February, 1996     165,000,000

                     May, 1996          175,000,000

                     August, 1996
                       and              180,000,000
                     thereafter

          (b)  Leverage Ratio.  Maintain a Leverage Ratio at all times
               --------------
     during each Measurement Period of not more than the amount set forth below for each Measurement Period set forth below:

                       Measurement
                         Period            Ratio
                        Ending In

                     May, 1995            3.90:1

                     August, 1995         3.80:1

                     November, 1995       3.70:1

                     February, 1996       3.70:1

                     May, 1996            3.50:1

                     August, 1996         3.35:1

                     November, 1996       3.35:1

                     February, 1997       3.35:1

                     May, 1997            3.35:1

                     August, 1997
                       and                3.30:1
                     thereafter


          (c)  Fixed Charge Coverage Ratio.  Maintain a Fixed Charge
               ---------------------------
     Coverage Ratio for each Measurement Period of not less than the amount set forth below for each Measurement Period set forth below:

                       Measurement
                         Period            Ratio
                        Ending In

                     May, 1995            1.00:1

                     August, 1995         1.10:1

                     November, 1995       1.10:1

                     February, 1996       1.10:1

                     May, 1996            1.10:1

                     August 1996
                        and               1.25:1
                     thereafter


          (d)  Interest Coverage Ratio.  Maintain an Interest Coverage
               -----------------------
     Ratio for each Measurement Period of not less than 2.40:1.


                                 ARTICLE VI

                              PARENT GUARANTEE

          SECTION 6.01.  Parent Guarantee.  The Swing Line Borrower
                         ----------------
unconditionally and irrevocably guarantees (the undertaking by the Swing Line Borrower under this Article VI being the "Parent Guarantee") the
                                               ----------------
punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of each other Loan Party now or hereafter existing under the Loan Documents, whether for principal, interest, fees, commissions, expenses or otherwise (such Obligations being the "Guaranteed
                                                                ----------
Obligations"), and agrees to pay any and all expenses (including, without
-----------
limitation, reasonable fees and expenses of counsel) incurred by the Facilities Manager or any other Secured Party in enforcing any rights under this Parent Guarantee. Without limiting the generality of the foregoing, the Swing Line Borrower's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to the Facilities Manager or any other Secured Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

          SECTION 6.02.  Guarantee Absolute.  The Swing Line Borrower
                         ------------------
guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Facilities Manager or any other Secured Party with respect thereto. The Obligations of the Swing Line Borrower under this Parent Guarantee are independent of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents, and a separate action or actions may be brought and prosecuted against the Swing Line Borrower to enforce this Parent Guarantee, irrespective of whether any action is brought against any other Loan Party or whether any other Loan Party is joined in any such action or actions. The liability of the Swing Line Borrower under this Parent Guarantee shall be absolute, unconditional and irrevocable irrespective of, and the Swing Line Borrower hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any and all of the following:

          (a) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document (including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise);

          (c) any taking, exchange, release or nonperfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Guaranteed Obligations;

          (d) any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents, or any other property and assets of any other Loan Party or any of its Subsidiaries;

          (e) any change, restructuring or termination of the corporate structure or existence of any other Loan Party or any of its Subsidiaries;

          (f) any failure of any Secured Party to disclose to any Loan Party any information relating to the financial condition, operations, properties or prospects of any other Loan Party now or hereafter known to such Secured Party; or

          (g) any other circumstance (including, without limitation, any statute of limitations or any existence of or reliance on any representation by the Facilities Manager or any other Secured Party) that might otherwise constitute a defense available to, or a discharge of, any other Loan Party, the Swing Line Borrower or any other guarantor or surety.

This Parent Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Facilities Manager or any other Secured Party or by any other Person upon the insolvency, bankruptcy or reorganization of any other Loan Party or otherwise, all as though such payment had not been made.

          SECTION 6.03.  Waivers and Acknowledgments.  (a)  The Swing Line
                         ---------------------------
Borrower hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Parent Guarantee, and any requirement that the Facilities Manager or any other Secured Party protect, secure, perfect or insure any Lien or any property or assets subject thereto or exhaust any right or take any action against any other Loan Party or any other Person or any Collateral.

          (b) The Swing Line Borrower hereby unconditionally and irrevocably waives any duty on the part of the Facilities Manager or any other Secured Party to disclose to the Swing Line Borrower any matter, fact or thing relating to the business, operation or condition of any other Loan Party or any of its Subsidiaries or its property and assets now or hereafter known by the Facilities Manager or such Secured Party.

          (c) The Swing Line Borrower hereby unconditionally waives any right to revoke this Parent Guarantee, and acknowledges that this Parent Guarantee is continuing in nature and applies to all Guaranteed
Obligations, whether existing now or in the future.

          (d) The Swing Line Borrower acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in this
Section 6.03 are knowingly made in contemplation of such benefits.

          SECTION 6.04.  Subrogation.  The Swing Line Borrower hereby
                         -----------
unconditionally and irrevocably agrees not to exercise any rights that it may now have or may hereafter acquire against any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Obligations of the Swing Line Borrower under this Parent Guarantee or, except in order to enable the Swing Line Borrower to pay amounts owing under the Senior Notes in accordance with Section 5.02(g)(ii)(B)(1), so long as no Default under Section 7.01(a) or 7.01(f) or Event of Default shall have occurred and be continuing, under any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Facilities Manager or any other Secured Party against such other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from such other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim, remedy or right, until such time as all of the Guaranteed Obligations and all other amounts payable under this Parent Guarantee shall have been paid in full in cash, all of the Letters of Credit shall have expired, terminated or been cancelled and the Commitments shall have expired or terminated. If any amount shall be paid to the Swing Line Borrower in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of all of the Guaranteed Obligations and all other amounts payable under this Parent Guarantee, (b) the full drawing, termination, expiration or cancellation of all Letters of Credit and (c) the Termination Date, such amount shall be held in trust for the benefit of the Facilities Manager and the other Secured Parties and shall forthwith be paid to the Facilities Manager to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Parent Guarantee, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Parent Guarantee thereafter arising. If (i) the Swing Line Borrower shall pay to the Facilities Manager all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Parent Guarantee shall have been paid in full in cash,
(iii) all of the Letters of Credit shall have expired, terminated or been cancelled and (iv) the Termination Date shall have occurred, the Facilities Manager and the other Secured Parties will, at the Swing Line Borrower's request and expense, execute and deliver to the Swing Line Borrower appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer of subrogation to the Swing Line Borrower of an interest in the Guaranteed Obligations resulting from the payment made by the Swing Line Borrower.

          SECTION 6.05.  Continuing Guarantee; Assignments.  This Parent
                         ---------------------------------
Guarantee is a continuing guarantee and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of all of the Guaranteed Obligations and all other amounts payable under this Parent Guarantee, (ii) the full drawing, termination, expiration or cancellation of all Letters of Credit and (iii) the Termination Date, (b) be binding upon the Swing Line Borrower, its successors and assigns and (c) inure to the benefit of, and be enforceable by, the Facilities Manager and the other Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Lender Party may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitment or Commitments, the Advances owing to it and the Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender Party under this Article VI or otherwise, in each case as provided in Section 9.07.


                                ARTICLE VII

                             EVENTS OF DEFAULT

          SECTION 7.01.  Events of Default.  If any of the following events
                         -----------------
("Events of Default") shall occur and be continuing:
  -----------------

          (a) (i) any Borrower shall fail to pay any principal of any Advance made to it when the same shall become due and payable or (ii) any Borrower shall fail to pay any interest on any Advance made to it, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within two Business Days after the same becomes due and payable; or

          (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

          (c) any Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.15, 5.01(a), 5.01(b), 5.01(e), 5.01(f) or any of 5.01(l) through 5.01(r), 5.02, 5.03 or
     5.04, Section 5 or 6 of the Security Agreement or Section 6 of the Subsidiaries Guarantee; or

          (d) any Loan Party shall fail to perform any term, covenant or agreement contained in any Loan Document that is not referred to in
     Section 7.01(c) on its part to be performed or observed if such failure shall remain unremedied for 20 days after the earlier of the date on which (i) a Responsible Officer of the Swing Line Borrower becomes aware of such failure or (ii) written notice thereof shall have been given to any Borrower by the Facilities Manager or any Lender Party; or

          (e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on, or any other amount payable in respect of, any Indebtedness that is outstanding in a principal or notional amount of at least $5,000,000, individually, or $10,000,000, in the aggregate (but excluding Indebtedness outstanding hereunder), of such Loan Party or such Subsidiary, as the case may be, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or otherwise to cause, or to permit the holder thereof to cause, such Indebtedness to mature; or any such Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

          (f) any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and assets and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property and assets) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this Section 7.01(f); or

          (g) one or more judgments or orders for the payment of money in excess of $10,000,000 shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order and remain unstayed or (ii) there shall be any period of 20 consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (h) one or more nonmonetary judgments or orders shall be rendered against any Loan Party or any of its Subsidiaries that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and there shall be any period of 20 consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01, 5.01(q) or 5.02(j) shall for any reason cease to be valid and binding on or enforceable against any Loan Party intended to be a party to it, or any such Loan Party shall so state in writing; or

          (j)  any Collateral Document after delivery thereof pursuant to
     Section 3.01, 5.01(q) or 5.02(j) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or

          (k) any ERISA Event shall have occurred and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds an aggregate amount of $15,000,000; or

          (l) (i) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan that requires annual payment of an amount that, when aggregated with all other amounts required to be paid annually to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $5,000,000 per annum; or
     (ii) with respect to any Withdrawal Liability to a Multiemployer Plan exceeding $10,000,000, any Loan Party or any ERISA Affiliate shall fail to pay any amount when the same becomes due and payable; or

          (m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are in reorganization or being terminated at such time have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $2,000,000; or

          (n) there shall be any difference in the plan of reorganization approved in the Confirmation Order from the Plan of Reorganization, which difference, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or to impair the rights or interests of the Facilities Manager or any Lender Party in any material manner; or

          (o) the Chapter 11 proceedings of the Debtors in the Bankruptcy Court shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code; or

          (p) a stay of the Confirmation Order shall be entered or the Confirmation Order shall otherwise be revoked or reversed; or

          (q) Mid-State shall cease to be the "servicer" or Jim Walter Homes shall cease to be the "subservicer" on any of the financings contemplated under Section 5.02(b)(iii); or

          (r)  a Change of Control shall occur; or

          (s) there shall occur in the judgment of the Required Lenders any Material Adverse Change;

then, and in any such event, the Facilities Manager (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the obligation of each Lender to make

Advances (other than Letter of Credit Advances by an Issuing Bank or a Lender pursuant to Section 2.03(c) and Swing Line Advances by a Lender pursuant to Section 2.02(b)) and of each Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and
(ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the Notes, all interest thereon and all other amounts payable under this Agreement and under the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each of the Borrowers; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Loan Party or any of its Subsidiaries under the Bankruptcy Code, (A) the obligation of each Lender to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Lender pursuant to Section 2.03(c) and Swing Line Advances by a Lender pursuant to Section 2.02(b)) and of each Issuing Bank to issue Letters of Credit shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each of the Borrowers.

          SECTION 7.02.  Actions in Respect of the Letters of Credit upon
                         ------------------------------------------------
Default.  If any Event of Default shall have occurred and be continuing,
-------
the Facilities Manager may, irrespective of whether it is taking any of the actions described in Section 7.01 or otherwise, make demand upon the Borrowers (or any of them) to, and forthwith upon such demand the Borrowers upon whom such demand is made will, pay to the Facilities Manager on behalf of the Lender Parties in same day funds at the Facilities Manager's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Facilities Manager determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Facilities Manager and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrowers will, forthwith upon demand by the Facilities Manager, pay to the Facilities Manager, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, held in the L/C Cash Collateral Account at such time that the Facilities Manager determines to be free and clear of any such right and claim.


                                ARTICLE VIII

                                 THE AGENTS

          SECTION 8.01.  Authorization and Action.  (a)  Each Lender Party
                         ------------------------
(in its capacities as a Lender, if applicable, the Swing Line Bank, if applicable, and an Issuing Bank, if applicable) hereby appoints and authorizes the Facilities Manager to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and under the other Loan Documents as are delegated to the Facilities Manager by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Facilities Manager shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that the Facilities Manager shall not be required to take any action that exposes the

Facilities Manager to personal liability or that is contrary to this Agreement or to applicable law. The Facilities Manager agrees to give to each Lender Party prompt notice of each notice given to it by the Borrowers pursuant to the terms of this Agreement.

          (b) The Facilities Manager shall also act as the "collateral agent" under the Loan Documents, and each Lender Party (in its capacity as a Secured Party) hereby appoints and authorizes the Facilities Manager (acting as the collateral agent) to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Loan Party to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. The Facilities Manager may from time to time in its discretion appoint any other Lender Party or any Affiliate of any Lender Party to act as its co-agent or sub-agent for purposes of holding or enforcing any Lien on Collateral granted under the Collateral Documents or of exercising any rights and remedies thereunder at the direction of the Facilities Manager. In this connection, the Facilities Manager, as "collateral agent", and such co-agents and sub-agents shall be entitled to the benefits of all provisions of this Article VIII (including, without limitation, Section 8.05, as though such co-agents or sub-agents were the "collateral agent" under the Loan Documents) as if set forth in full herein with respect thereto.

          (c) Each of the Co-Administrative Agents, each of the Co-Arrangers and the Co-Agent shall have no powers or discretion under this Agreement or under any of the other Loan Documents other than those afforded to it in its capacity as a Lender Party or those bestowed upon it as a co-agent or sub-agent from time to time by the Facilities Manager pursuant to Section 8.01(b), and each Lender Party hereby acknowledges that each such Co-Administrative Agent, each such Co-Arranger and the Co-Agent has no liability under this Agreement or under any other Loan Document other than those assumed by it in its capacity as a Lender Party.

          SECTION 8.02.  Facilities Manager's Reliance, Etc.  Neither the
                         ----------------------------------
Facilities Manager nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Facilities Manager:

          (a) may treat the payee of any Note as the holder thereof until the Facilities Manager receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in
     Section 9.07;

          (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

          (c) makes no representation or warranty to any Lender Party and shall not be responsible to any Lender Party for any statements, representations or warranties (whether written or oral) made in or in connection with the Loan Documents;

          (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property and assets (including the books and records) of any Loan Party;

          (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and

          (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 8.03.  Citicorp, Merrill Lynch, NationsBank and Bank of
                         ------------------------------------------------
Boston and Affiliates.  With respect to its Commitment or Commitments, the
---------------------
Advances made by it and the Notes issued to it, each of Citicorp, Merrill Lynch, NationsBank and Bank of Boston and their respective Affiliates parties hereto shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not an Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include each of Citicorp, Merrill Lynch, NationsBank and Bank of Boston and their respective Affiliates parties hereto in their respective individual capacities. Each of Citicorp, Merrill Lynch, NationsBank and Bank of Boston and their respective Affiliates (whether or not parties hereto) may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if Citicorp, Merrill Lynch, NationsBank and Bank of Boston and their respective Affiliates parties hereto were not the Agents and without any duty to account therefor to the Lender Parties.

          SECTION 8.04.  Lender Party Credit Decision.  Each Lender Party
                         ----------------------------
acknowledges that it has, independently and without reliance upon the Facilities Manager, any other Agent or any other Lender Party and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon the Facilities Manager, any other Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 8.05.  Indemnification.  (a)  Each Lender Party severally
                         ---------------
agrees to indemnify the Facilities Manager and each other Agent (to the extent not promptly reimbursed by the Borrowers) from and against such Lender Party's Pro Rata Share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Facilities Manager or such other Agent, as the case may be, in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Facilities Manager or such other Agent under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Facilities Manager's or such other Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse the Facilities Manager and such other Agent promptly upon demand for its Pro Rata Share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrowers under Section 9.04, to the extent that the Facilities Manager is not promptly reimbursed for such costs and expenses by the Borrowers. For purposes of this
Section 8.05, the Lender Parties' respective Pro Rata Share of any amount shall be determined, at any time, according to their respective Pro Rata Share of the Working Capital Facility. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender Party's Working Capital Commitment, if any, shall be considered to be deducted from the Working Capital Facility for purposes of this
Section 8.05(a). The failure of any Lender Party to reimburse the Facilities Manager or any other Agent promptly upon demand for its Pro Rata Share of any amount required to be paid by the Lender Parties to the Facilities Manager or such other Agent as provided in this Section 8.05(a) shall not relieve any other Lender Party of its obligation hereunder to reimburse the Facilities Manager or such other Agent for its Pro Rata Share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse the Facilities Manager or such other Agent for such other Lender Party's Pro Rata Share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 8.05(a) shall survive the payment in full of all principal, interest and other amounts payable under this Agreement and under the other Loan Documents.

          (b) Each Lender severally agrees to indemnify each Issuing Bank (to the extent not promptly reimbursed by the Borrowers) from and against such Lender's Pro Rata Share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Issuing Bank under the Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse each Issuing Bank promptly upon demand for its Pro Rata Share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrowers under
Section 9.04, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrowers. For purposes of this Section 8.05(b), the Lenders' respective Pro Rata Share of any amount shall be determined, at any time, according to their respective Pro Rata Share of the Working Capital Facility. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender's Working Capital Commitment shall be considered to be deducted from the Working Capital Facility for purposes of this Section 8.05(b). The failure of any Lender to reimburse any Issuing Bank promptly upon demand for its Pro Rata Share of any amount required to be paid by the Lenders to such Issuing Bank as provided in this Section 8.05(b) shall not relieve any other Lender of its obligation hereunder to reimburse such Issuing Bank for its Pro Rata Share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Issuing Bank for such other Lender's Pro Rata Share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 8.05(b) shall survive the payment in full of principal, interest and all other amounts payable under this Agreement and under the other Loan Documents.

          SECTION 8.06.  Successor Facilities Managers.  The Facilities
                         -----------------------------
Manager may resign at any time by giving written notice thereof to the Lender Parties and the Borrowers and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Facilities Manager; provided that, so long as no Default under Section 7.01(a) or 7.01(f) and no Event of Default shall have occurred and be continuing, the Swing Line Borrower shall have the right to propose a successor Facilities Manager to the Lender Parties and shall have the right to consent to any such successor Facilities Manager, such consent not to be unreasonably withheld or delayed and to be deemed to have been given if the Swing

Line Borrower does not object to the proposed successor Facilities Manager within five Business Days of notice thereof. If no successor Facilities Manager shall have been so appointed by the Required Lenders (and, if required, consented to by the Swing Line Borrower), and shall have accepted such appointment, within 30 days after the retiring Facilities Manager's giving of notice of resignation or the Required Lenders' removal of the retiring Facilities Manager, then the retiring Facilities Manager may, on behalf of the Lender Parties and the Secured Parties, appoint a successor Facilities Manager, which shall be a commercial bank organized under the laws of the United States or of any state thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Facilities Manager hereunder by a successor Facilities Manager and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted under the Collateral Documents, such successor Facilities Manager shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Facilities Manager, and the retiring Facilities Manager shall be discharged from its duties and obligations under the Loan Documents. After any retiring Facilities Manager's resignation or removal hereunder as Facilities Manager, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Facilities Manager under this Agreement.


                                 ARTICLE IX

                               MISCELLANEOUS

          SECTION 9.01.  Amendments, Etc.  No amendment or waiver of any
                         ---------------
provision of this Agreement or the Notes or, to the extent not otherwise provided for therein, any other Loan Document, and no consent to any departure by any of the Loan Paries therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lender Parties (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following at any time:

          (i) waive any of the conditions specified in Section 3.01 or, in the case of the Initial Extension of Credit, Section 3.02;

          (ii) change the number of Lenders or the percentage of (A) the Commitments, (B) the aggregate unpaid principal amount of the Advances or (C) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder;

          (iii) reduce or limit the obligations of the Swing Line Borrower under Section 6.01 of this Agreement or of the Working Capital Borrowers under Section 1 of the Subsidiaries Guarantee or otherwise limit any Borrower's liability with respect to the Obligations owing to the Facilities Manager and the Lender Parties;

          (iv) release all or substantially all of the Collateral in any transaction or any series of related transactions;


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                                    110

          (v) permit the creation, incurrence, assumption or existence of any Lien on all or substantially all of the Collateral in any transaction or any series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents, on a basis subordinate to the Liens under the Collateral Documents, and other than Indebtedness owing to any other Person, provided that, in the case of any Lien on all or substantially all of the Collateral to secure Indebtedness owing to any other Person, (A) the Borrowers shall, on the date such Indebtedness shall be incurred or issued, reduce the Commitments pursuant to, and in the order of priority set forth in, Section 2.05(b)(i) in an aggregate principal amount equal to the amount of such Net Cash Proceeds to the extent required to do so under Section 2.05(b)(i) on the date of this Agreement and (B) the Required Lenders shall otherwise permit the creation, incurrence, assumption or existence of such Lien and, to the extent not otherwise permitted under Section 5.02(b), of such Indebtedness; or

          (vi) amend this Section 9.01; and

     (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender Party that has a Commitment under the Working Capital Facility if affected by such amendment, waiver or consent:

          (i) increase the Commitments of such Lender or subject such Lender to any additional obligations;

          (ii) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender;

          (iii) postpone any date fixed for any payment of principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender; or

          (iv) change the order of application of any prepayment set forth in Section 2.06(c) in any manner that materially affects such Lender;

provided further that no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank or each Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Bank or of the Issuing Banks, as the case may be, under this Agreement; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Facilities Manager in addition to the Lender Parties required above to take such action, affect the rights or duties of the Facilities Manager under this Agreement. Notwithstanding any of the foregoing provisions of this
Section 9.01, none of the defined terms set forth in Section 1.01 shall be amended, supplemented or otherwise modified in any manner that would change the meaning, purpose or effect of this Section 9.01 or any section referred to herein unless such amendment or modification is agreed to in writing by the percentage of Lender Parties (and the Facilities Manager, if applicable) otherwise required to amend such section under the terms of this Section 9.01.

          SECTION 9.02.  Notices, Etc.  (a)  All notices and other
                         ------------
communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to any of the Borrowers, at its address set forth below its name on the signature pages of this Agreement; if to any Initial Lender or any Initial Issuing Bank, at its Domestic Lending Office set forth opposite its name on Part A of Schedule I hereto; if to any other


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                                    111

Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; and if to the Facilities Manager, at its address at 399 Park Avenue, New York, New York 10043 (Telecopier No. (212) 758-6278), Attention: Douglas P. Fletcher, Vice President; or, as to any Borrower or the Facilities Manager, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Facilities Manager. All such notices and communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively, addressed as aforesaid, except that notices and communications to the Facilities Manager pursuant to
Article II, III or VIII shall not be effective until received by the Facilities Manager. Notwithstanding any other provisions of the Loan Documents, any notice to the Borrowers or to any one of them required under this Agreement or under any other Loan Document that is delivered to the Swing Line Borrower in accordance with this Section 9.02 shall constitute effective notice to the Borrowers or to any such Borrower. Delivery of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes, or of any Exhibit hereto to be executed and delivered hereunder, by telecopier shall be effective as delivery of a manually executed counterpart thereof.

          (b) If any notice required under this Agreement is permitted to be made, and is made, by telephone, actions taken or omitted to be taken in reliance thereon by the Facilities Manager or by any Lender Party shall be binding upon each of the Borrowers notwithstanding any inconsistency between the notice provided by telephone and any subsequent writing in confirmation thereof provided to the Facilities Manager or such Lender Party; provided that any such action taken or omitted to be taken by the Facilities Manager or such Lender Party shall have been in good faith and in accordance with the terms of this Agreement.

          SECTION 9.03.  No Waiver; Remedies.  No failure on the part of
                         -------------------
the Facilities Manager or any Lender Party to exercise, and no delay in exercising, any right, power or privilege hereunder or under the Notes shall operate as a waiver thereof or consent thereto; nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by applicable law.

          SECTION 9.04.  Costs and Expenses.  (a)  Each Borrower agrees to
                         ------------------
pay, upon demand, (i) all reasonable and documented costs and expenses of the Facilities Manager and the other Agents in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses of the Facilities Manager, (B) all syndication (including printing, distribution and bank meetings), transportation, computer and duplication expenses of the Co-Arrangers and (C) the reasonable fees and expenses of one counsel for the Co-Administrative Agents and the Co-Arrangers with respect thereto, with respect to advising the Facilities Manager as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all reasonable and documented costs and expenses of the Facilities Manager, the other Agents and the Lender Parties in connection with the enforcement of the Loan Documents, whether in any action, suit or


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                                    112

litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including, without limitation, the reasonable fees and expenses of counsel for the Facilities Manager, each other Agent and each Lender Party with respect thereto). Notwithstanding the inclusion of the costs and expenses referred to in the immediately preceding sentence in the Guaranteed Obligations, the Swing Line Borrower agrees to pay, upon demand, the amount of any and all reasonable and documented costs and expenses (including, without limitation, the reasonable fees and expenses of counsel) that the Facilities Manager may incur in connection with (1) the exercise or enforcement of any rights of any Lender Party under Articles IV, V, VII and IX as they apply directly to the Swing Line Borrower and under Article VI or (2) the failure of the Swing Line Borrower to perform or observe any of the provisions of this Agreement to be performed or observed by it.

          (b) Each Loan Party agrees to indemnify and hold harmless the Facilities Manager, each other Agent, each Lender Party and each of their Affiliates and their officers, directors, employees, agents, advisors and representatives (each, an "Indemnified Party") from, and hold each of them
                           -----------------
harmless against, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) the Facilities or any other financings, or the actual or proposed use of the proceeds thereof or of drawings under the Letters of Credit, (ii) any aspect of the Transaction or any similar transaction of the Swing Line Borrower or any of its Subsidiaries and any of the other transactions contemplated in the Loan Documents, (iii) any acquisition or proposed acquisition by the Swing Line Borrower or any of its Subsidiaries or Affiliates of all or any portion of the capital stock or substantially all the assets of any other Person, (iv) any case or proceeding involving the Swing Line Borrower or any of its Subsidiaries or Affiliates pursuant to any bankruptcy, insolvency, reorganization, moratorium or similar law, or (v) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the Transaction (or any part thereof) is consummated, except to the extent such claim, damage, loss, liability or expense (A) is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct or (B) is the sole result of such Indemnified Party's election to participate directly in an appeal from the Confirmation Order (which participation shall not have resulted from a request from any of the Debtors or any of their respective creditors for such Indemnified Party to participate in such appeal, from the joinder of or the service of process upon such Indemnified Party in connection with such appeal, or from any other participation by such Indemnified Party in any such appeal that is not solely within their discretion and control).

          (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by any Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Notes pursuant to Section 7.01 or for any other reason, such Borrower shall, upon demand by such Lender (with a copy of such demand to the Facilities Manager), pay to the Facilities Manager for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.


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                                    113


          (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document (including, without limitation, any fees and expenses of counsel or any indemnities), such amount may be paid on behalf of such Loan Party by the Facilities Manager or any Lender Party, in its sole discretion.

          (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of each Borrower contained in Sections 2.10 and 2.12 and this Section 9.04 shall survive the payment in full of all principal, interest and other amounts payable under this Agreement and under any of the other Loan Documents.

          SECTION 9.05.  Right of Setoff.  Upon (a) the occurrence and
                         ---------------
during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 7.01 to authorize the Facilities Manager to declare the Notes due and payable pursuant to the provisions of Section 7.01, each Lender Party and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of the Borrowers against any and all of the Obligations of the Borrowers now or hereafter existing under this Agreement and the Note (if any) held by such Lender Party, irrespective of whether such Lender Party shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender Party agrees promptly to notify the Borrowers after any such setoff and application shall be made by such Lender Party or any of its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender Party and its Affiliates under this Section 9.05 are in addition to other rights and remedies (including, without limitation, other rights of setoff) that such Lender Party and its Affiliates may have.

          SECTION 9.06.  Binding Effect.  This Agreement shall become
                         --------------
effective when it shall have been executed by each Borrower and the Facilities Manager and when the Facilities Manager shall have been notified by each Initial Lender, each Initial Issuing Bank and the Swing Line Bank that such Initial Lender, such Initial Issuing Bank or the Swing Line Bank, as the case may be, has executed it and, thereafter, shall be binding upon and inure to the benefit of, and be enforceable by each Borrower, the Facilities Manager, each other Agent and each Lender Party and their respective successors and assigns, except that none of the Borrowers shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Facilities Manager and the Lender Parties.

          SECTION 9.07.  Assignments and Participations.  (a)  Each Lender
                         ------------------------------
may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Notes held by it); provided, however, that:

       (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under this Agreement;

      (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect


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                                    114

     to such assignment) shall in no event be less than $5,000,000 and shall be in an integral multiple of $1,000,000 in excess thereof;

         (iii) until the Facilities Manager shall have notified the Lender Parties that syndication of the Commitments hereunder has been completed, no such assignments shall be permitted without the consent of the Facilities Manager; and

          (iv) the parties to each such assignment shall execute and deliver to the Facilities Manager, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of $2,500.

          (b) Each Issuing Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that:

         (i) except in the case of an assignment to a Person that immediately prior to such assignment was an Issuing Bank or an assignment of all of an Issuing Bank's rights and obligations under this Agreement, the amount of the Letter of Credit Commitment of the assigning Issuing Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 and shall be in an integral multiple of $1,000,000 in excess thereof; and

        (ii) the parties to each such assignment shall execute and deliver to the Facilities Manager, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $2,500.

          (c) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or an Issuing Bank, as the case may be, hereunder and (ii) the Lender or the Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's or an assigning Issuing Bank's rights and obligations under this Agreement, such Lender or such Issuing Bank shall cease to be a party hereto).

          (d) By executing and delivering an Assignment and Acceptance, the Lender Party assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:

        (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to


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                                    115

     be created under or in connection with, this Agreement or any other Loan Document, or any other instrument or document furnished pursuant hereto or thereto;

        (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document, or any other instrument or document furnished pursuant thereto;

        (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

        (iv) such assignee will, independently and without reliance upon the Facilities Manager, any other Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

        (v) such assignee confirms that it is an Eligible Assignee and that it has attached any Internal Revenue Service form required under
     Section 2.12 to the Assignment and Acceptance executed and delivered by it and agrees to provide from time to time any Internal Revenue Service form required to be provided by it under Section 2.12;

        (vi) such assignee appoints and authorizes the Facilities Manager to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Facilities Manager by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and

          (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or an Issuing Bank, as the case may be.

          (e) The Facilities Manager, acting solely for this purpose as the agent of each Borrower, shall maintain at its address set forth in
Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment of, and principal amount of the Advances owing to, each Lender Party from time to time (the "Register"). The entries in the Register shall be conclusive and binding
 --------
for all purposes, absent manifest error, and the Borrowers, the Facilities Manager, the other Agents and the Lender Parties shall treat each Person whose name is recorded in the Register as a Lender Party for all purposes of this Agreement. The Register shall be available for inspection by any Borrower, any Agent or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

          (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note subject to such assignment, the Facilities Manager shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers. In the case of any


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                                    116

assignment by a Lender, within five Business Days after its receipt of such notice, each Working Capital Borrower, at its own expense, shall execute and deliver to the Facilities Manager in exchange for the surrendered Notes a new Note from such Working Capital Borrower to the order of such Eligible Assignee in an amount equal to the Working Capital Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Working Capital Commitment hereunder, a new Note from such Working Capital Borrower to the order of the assigning Lender in an amount equal to the Working Capital Commitment retained by it hereunder. Each new Note shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

          (g) Each Lender Party may sell participations in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note held by it); provided, however, that:

        (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitment or Commitments) shall remain unchanged;

        (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations;

        (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement;

        (iv) the Borrowers, the Facilities Manager and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement; and

        (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date scheduled for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

          (h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to any Borrower or any of its Subsidiaries, or relating to any aspect of the Transaction, furnished to such Lender Party by or on behalf of any Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

        (i) Any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          SECTION 9.08.  No Liability of the Issuing Banks.  Each Working
                         ---------------------------------
Capital Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of any Letter of Credit issued at the request of such Borrower. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for:

          (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;


          (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged;

          (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit, unless such documents are substantially different from the applicable form specified by such Letter of Credit; or

          (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit;

except that any Borrower for whom a Letter of Credit was issued by such Issuing Bank shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to such Borrower, to the extent of any direct, but not consequential, damages suffered by such Borrower that such Borrower proves were caused by (i) such Issuing Bank's gross negligence or willful misconduct in determining whether documents presented under such Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing provisions of this Section 9.08, such Issuing Bank may accept documents that appear on their face to be in order without responsibility for further investigation, regardless of any notice or information to the contrary.

          SECTION 9.09.  Confidentiality.  None of the Facilities Manager,
                         ---------------
any other Agent or any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrowers, other than
(a) to the Facilities Manager's, such other Agent's or such Lender Party's respective Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or any judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

          SECTION 9.10.  Execution in Counterparts.  This Agreement may be
                         -------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.11.  Governing Law, Submission to Jurisdiction, Etc.
                         ----------------------------------------------
(a) This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

          (b) Each of the parties hereto hereby irrevocably and unconditionally submits itself and its properties to the nonexclusive jurisdiction of any New York state court or any federal court of the United States sitting in New York City, New York, and any appellate court of any of the foregoing, for any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such New York state court or, to the fullest extent permitted by applicable law, in any such United States federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection or defense that it may now or hereafter have to the laying of venue of any suit, action or proceeding in the State of New York and to any defense of such jurisdiction as an inconvenient forum for the maintenance of any such suit, action or proceeding in any such court. Nothing herein shall affect the rights of the Facilities Manager or any Lender Party to commence or participate in any suit, action or proceeding or otherwise to proceed against any Borrower in any other jurisdiction.

          (c) Each of the parties hereto hereby irrevocably consents to the service of any and all process in any such suit, action or proceeding by personal service of a copy of the summons and complaint or other legal process in any such suit, action or proceeding, or by the mailing of copies of such legal process to such party at its address set forth in
Section 9.02, or by any other method of service provided for under applicable law. Each of the parties hereto hereby agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

          (d) To the extent that any Borrower has or hereafter may acquire immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Borrower hereby irrevocably waives such immunity in respect of its Obligations under this Agreement and the other Loan Documents.

          SECTION 9.12.  Waiver of Jury Trial.  Each of the Borrowers, the
                         --------------------
Facilities Manager, the other Agents and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of the Facilities Manager, any other Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                         The Swing Line Borrower
                         -----------------------

                              WALTER INDUSTRIES, INC.


                              By       /s/ Donald M. Kurucz
                                       ------------------------------------
                                 Name: Donald M. Kurucz
                                 Title:  Vice President and Treasurer

                                 Address:  1500 North Dale Mabry Highway
                                           Tampa, FL  33607


                         The Working Capital Borrowers
                         -----------------------------

                              JIM WALTER HOMES, INC.


                              By       /s/ Donald M. Kurucz
                                       ------------------------------------
                                 Name: Donald M. Kurucz
                                 Title:  Vice President and Treasurer

                                 Address:  1500 North Dale Mabry Highway
                                           Tampa, FL  33607

                              JIM WALTER RESOURCES, INC.


                              By       /s/ Donald M. Kurucz
                                       ------------------------------------
                                 Name: Donald M. Kurucz
                                 Title:  Vice President

                                 Address:  Route 1, Highway 216
                                           Brookwood, AL  35444


                              JW ALUMINUM COMPANY


                              By       /s/ Donald M. Kurucz
                                       ------------------------------------
                                 Name: Donald M. Kurucz
                                 Title:  Vice President

                                 Address:  435 Old Mt. Holly Road
                                           Mt. Holly, S.C.  29445


                              JW WINDOW COMPONENTS, INC.


                              By       /s/ Donald M. Kurucz
                                       ------------------------------------
                                 Name: Donald M. Kurucz
                                 Title:  Vice President

                                 Address:  1500 North Dale Mabry Highway
                                           Tampa, FL  33607


                              SLOSS INDUSTRIES CORPORATION


                              By       /s/ Donald M. Kurucz
                                       ------------------------------------
                                 Name: Donald M. Kurucz
                                 Title:  Vice President

                                 Address:  3500 35th Avenue North
                                           Birmingham, AL  35207

                              SOUTHERN PRECISION CORPORATION


                              By       /s/ Donald M. Kurucz
                                       ------------------------------------
                                 Name: Donald M. Kurucz
                                 Title:  Vice President

                                 Address:  1500 Georgia Road
                                           Birmingham, AL  35210


                              UNITED STATES PIPE AND FOUNDRY
                                COMPANY


                              By       /s/ Donald M. Kurucz
                                       ------------------------------------
                                 Name: Donald M. Kurucz
                                 Title:  Vice President

                                 Address:  3300 First Avenue North
                                           Birmingham, AL  35222


                              VESTAL MANUFACTURING COMPANY


                              By       /s/ Donald M. Kurucz
                                       ------------------------------------
                                 Name: Donald M. Kurucz
                                 Title:  Vice President

                                 Address:  South Main
                                           Sweetwater, TN  37874


                         The Facilities Manager
                         ----------------------

                              CITICORP USA, INC., as Facilities Manager


                              By       /s/ Townsend U. Weekes, Jr.
                                       ------------------------------------
                                 Name: Townsend U. Weekes, Jr.
                                 Title:  Attorney-In-Fact

                         The Co-Administrative Agents
                         ----------------------------


                              By       /s/ Townsend U. Weekes, Jr.
                                       ------------------------------------
                                 Name: Townsend U. Weekes, Jr.
                                 Title:  Attorney-In-Fact


                              MERRILL LYNCH CAPITAL CORPORATION,
                                as Co-Administrative Agent


                              By       /s/ Charles L. Wickham III
                                       ------------------------------------
                                 Name: Charles L. Wickham III
                                 Title:  Vice President


                              NATIONSBANK OF FLORIDA, N.A., as
                                Co-Administrative Agent


                              By       /s/ Joseph J. Troy
                                       ------------------------------------
                                 Name: Joseph J. Troy
                                 Title:  Vice President


                         The Co-Arrangers
                         ----------------

                              CITICORP SECURITIES, INC., as Co-Arranger


                              By       /s/ Judith C. Fishlow
                                       ------------------------------------
                                 Name: Judith C. Fishlow
                                 Title:  Vice President


                              MERRILL LYNCH CAPITAL CORPORATION,
                                as Co-Arranger


                              By       /s/ Charles L. Wickham III
                                       ------------------------------------
                                 Name: Charles L. Wickham III
                                 Title:  Vice President

                              NATIONSBANC CAPITAL MARKETS, INC.,
                                as Co-Arranger


                              By       /s/ John N. Gregg, Jr.
                                       ------------------------------------
                                 Name: John N. Gregg, Jr.
                                 Title:  Vice President


                         The Co-Agent
                         ------------

                              THE FIRST NATIONAL BANK OF BOSTON,
                                as Co-Agent


                              By       /s/ Steven Atwater
                                       ------------------------------------
                                 Name: Steven Atwater
                                 Title:  Vice President


                         The Initial Lenders
                         -------------------

                              CITICORP USA, INC., as Initial Lender


                              By       /s/ Townsend U. Weekes, Jr.
                                       ------------------------------------
                                 Name: Townsend U. Weekes, Jr.
                                 Title:  Attorney-In-Fact


                              MERRILL LYNCH CAPITAL CORPORATION,
                                as Initial Lender


                              By       /s/ Charles L. Wickham III
                                       ------------------------------------
                                 Name: Charles L. Wickham III
                                 Title:  Vice President


                              NATIONSBANK OF FLORIDA, N.A., as
                                Initial Lender


                              By       /s/ Joseph J. Troy
                                       ------------------------------------
                                 Name: Joseph J. Troy
                                 Title:  Vice President

                              THE FIRST NATIONAL BANK OF BOSTON, as
                                Initial Lender


                              By       /s/ Steven Atwater
                                       ------------------------------------
                                 Name: Steven Atwater
                                 Title:  Vice President


                         The Initial Issuing Banks
                         -------------------------

                              CITIBANK, N.A., as Issuing Bank


                              By       /s/ Timothy J. Conway
                                       ------------------------------------
                                 Name: Timothy J. Conway
                                 Title:  Attorney-In-Fact


                              NATIONSBANK OF FLORIDA, N.A.,
                                as Issuing Bank


                              By       /s/ Joseph J. Troy
                                       ------------------------------------
                                 Name: Joseph J. Troy
                                 Title:  Vice President

                                                          SCHEDULE I
                                                   TO THE CREDIT AGREEMENT*

                                COMMITMENTS, APPLICABLE LENDING OFFICES AND BORROWERS' ACCOUNTS

                                      PART A:  COMMITMENTS AND APPLICABLE LENDING OFFICES


Name of Initial            Working Capital       Letter of Credit  Domestic Lending             Eurodollar Lending
       Lender                Commitment            Commitment          Office                        Office

Citicorp USA, Inc.         $37,500,000.00                $0        Credit and                   Credit and
                                                                   ----------                   ----------
                                                                   Relationship Matters:        Relationship Matters:
                                                                   ---------------------        ---------------------
                                                                     399 Park Avenue              399 Park Avenue
                                                                     6th Floor, Zone 4            6th Floor, Zone 4
                                                                     New York, NY  10043          New York, NY  10043
                                                                     Attn:  Michael D. Mahre      Attn:  Michael D. Mahre
                                                                     Phone:  (212) 559-5208       Phone:  (212) 559-5208
                                                                     Fax:  (212) 758-6278         Fax:  (212) 758-6278

                                                                   Operations:                  Operations:
                                                                   -----------                  -----------
                                                                     399 Park Avenue              399 Park Avenue
                                                                     10th Floor, Zone 3           10th Floor, Zone 3
                                                                     New York, NY  10043          New York, NY  10043
                                                                     Attn:  Hein Nugent           Attn:  Hein Nugent
                                                                     Phone:  (212) 559-4571       Phone:  (212) 559-4571
                                                                     Fax:  (212) 793-1384 or      Fax:  (212) 793-1384 or
                                                                           (212) 793-4806               (212) 793-4806

Citibank, N.A.                     $0            $20,000,000.00


----------------------
* Letter of Credit Commitments are commitments under the Letter of Credit facility which is a sub-facility of the Working Capital Facility.

Name of Initial            Working Capital       Letter of Credit  Domestic Lending             Eurodollar Lending
       Lender                Commitment            Commitment          Office                        Office

Merrill Lynch Capital      $37,500,000.00                $0        Credit and                   Credit and
 Corporation                                                       ----------                   ----------
                                                                   Relationship Matters:        Relationship Matters:
                                                                   ---------------------        ---------------------
                                                                     World Financial Center       World Financial Center
                                                                     North Tower                  North Tower
                                                                     250 Vesey Street             250 Vesey Street
                                                                     New York, NY  10281          New York, NY  10281
                                                                     Attn:  Christopher J.        Attn:  Christopher J.
                                                                             Birosak                      Birosak
                                                                     Phone:  (212) 449-8221       Phone:  (212) 449-8221
                                                                     Fax:  (212) 449-8230         Fax:  (212) 449-8230

                                                                   Operations:                  Operations:
                                                                   -----------                  -----------
                                                                     World Financial Center       World Financial Center
                                                                     North Tower                  North Tower
                                                                     250 Vesey Street             250 Vesey Street
                                                                     New York, NY  10281          New York, NY  10281
                                                                     Attn:  Neil Parachini        Attn:  Neil Parachini
                                                                     Phone:  (212) 449-6228       Phone:  (212) 449-6228
                                                                     Fax:  (212) 449-3976         Fax:  (212) 449-3976
                                                                     ABA # 021-000-128            ABA # 021-000-128
                                                                     Reference:  Walter           Reference:  Walter

Name of Initial            Working Capital       Letter of Credit  Domestic Lending             Eurodollar Lending
       Lender                Commitment            Commitment          Office                        Office

NationsBank of             $37,500,000.00        $20,000,000.00    Credit and                   Credit and
  Florida, N.A.                                                    ----------                   ----------
                                                                   Relationship Matters:        Relationship Matters:
                                                                   ---------------------        ---------------------
                                                                     400 N. Ashley Drive          400 N. Ashley Drive
                                                                     Tampa, FL  33602-4318        Tampa, FL  33602-4318
                                                                     Attn:  Joseph J. Troy        Attn:   Joseph J. Troy
                                                                     Phone:  (813) 224-5242       Phone:  (813) 224-5242
                                                                     Fax:  (813) 224-5948         Fax:  (813) 224-5948

                                                                   Operations:                  Operations:
                                                                   -----------                  -----------
                                                                     One Independence Center      One Independence Center
                                                                     NC1-001-15-03                NC1-001-15-03
                                                                     Charlotte, NC  28255         Charlotte, NC  28255
                                                                     Attn:  Sandy Service         Attn:  Sandy Service
                                                                     Phone:  (704) 388-2374       Phone:  (704) 388-2374
                                                                     Fax:  (704) 386-9923         Fax:  (704) 386-9923
                                                                     ABA # 063100277              ABA # 063100277
                                                                     Ref:  Walter Industries,     Ref:  Walter Industries,
                                                                            Inc.                         Inc.
                                                                     Acct. # 136621-2163          Acct. # 136621-2163

Name of Initial            Working Capital       Letter of Credit  Domestic Lending             Eurodollar Lending
       Lender                Commitment            Commitment          Office                        Office

The First National Bank    $37,500,000.00                $0        Credit Matters:              Credit Matters:
     of Boston                                                     ---------------              ---------------
                                                                     100 Federal Street           100 Federal Street
                                                                     01-22-08                     01-22-08
                                                                     Boston, MA  02110            Boston, MA  02110
                                                                     Attn:  Elizabeth A. Ratto    Attn:  Elizabeth A. Ratto
                                                                     Phone:  (617) 434-8890       Phone:  (617) 434-8890
                                                                     Fax:  (617) 434-2309         Fax:  (617) 434-2309

                                                                   Operations:                  Operations:
                                                                   -----------                  -----------
                                                                     100 Rustcraft Road           100 Rustcraft Road
                                                                     Dedham, MA  02026            Dedham, MA  02026
                                                                     Attn:  Betty Drake           Attn:  Betty Drake
                                                                     Commercial Loan Services     Commercial Loan Services
                                                                     Phone:  (617) 467-2166       Phone:  (617) 467-2166
                                                                     Fax:  (617) 467-2167         Fax:  (617) 467-2167
                                                                     ABA # 011-000-390            ABA # 011-000-390
                                                                     Reference:  Walter           Reference:  Walter

                                                                   Relationship Matters:        Relationship Matters:
                                                                   ---------------------        ---------------------
                                                                     100 Federal Street           100 Federal Street
                                                                     01-22-08                     01-22-08
                                                                     Boston, MA  02110            Boston, MA  02110
                                                                     Attn:  Elizabeth A. Ratto    Attn:  Elizabeth A. Ratto
                                                                     Phone:  (617) 434-8890       Phone:  (617) 434-8890
                                                                     Fax:  (617) 434-2309         Fax:  (617) 434-2309

                                                           PART B:  BORROWERS' ACCOUNTS


Name of Borrower                                  Account Number            Name of Account          Bank At Which Maintained

Walter Industries, Inc.

Jim Walter Homes, Inc.

Jim Walter Resources, Inc.

JW Aluminum Company

JW Window Components, Inc.

Sloss Industries Corporation

Southern Precision Corporation

United States Pipe and Foundry Company

Vestal Manufacturing Company


                                                  EXHIBIT A TO THE
                                                  CREDIT AGREEMENT
                                                  ----------------


                                FORM OF NOTE


$_____________                                        Dated: _______, 199
                                                                         --


          FOR VALUE RECEIVED, the undersigned, [NAME OF WORKING CAPITAL BORROWER], a __________ corporation (the "Working Capital Borrower"),
                                          ------------------------
HEREBY PROMISES TO PAY to the order of [NAME OF LENDER] or its registered assigns (the "Lender") for the account of its Applicable Lending Office (as
              ------
defined in the Credit Agreement referred to below) the aggregate principal amount of the Working Capital Advances (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of February 27, 1995 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein unless otherwise
              ----------------
defined herein being used herein as therein defined) among Walter Industries, Inc., as Swing Line Borrower, Jim Walter Homes, Inc., Jim Walter Resources, Inc., JW Aluminum Company, JW Window Components, Inc., Sloss Industries Corporation, Southern Precision Corporation, United States Pipe and Foundry Company and Vestal Manufacturing Company, as Working Capital Borrowers, the Lender and certain other Lender Parties parties thereto, Citicorp USA, Inc., Merrill Lynch Capital Corporation and NationsBank of Florida, N.A., as Co-Administrative Agents, Citicorp Securities, Inc., Merrill Lynch Capital Corporation and NationsBanc Capital Markets, Inc., as Co-Arrangers, The First National Bank of Boston, as Co-Agent, and Citicorp USA, Inc., as Facilities Manager for the Secured Parties, on the Termination Date.

          The Borrower promises to pay the Lender interest on the unpaid principal amount of each Working Capital Advance from the date of such Working Capital Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

          Both principal and interest are payable in lawful money of the United States of America to Citicorp USA, Inc., as Facilities Manager, at 399 Park Avenue, New York, New York 10043, in same day funds. Each Working Capital Advance owing to the Lender by the Working Capital Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Note.

          This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of working capital advances (the "Working Capital Advances") by the Lender to the Working Capital Borrower
 ------------------------
from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Working Capital Borrower resulting from each such Working Capital Advance being evidenced by this Note, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

          The Obligations of the Working Capital Borrower under this Note and under the other Loan Documents, and the Obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral referred to, and as provided in, the Collateral Documents.

          This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                              [NAME OF WORKING CAPITAL BORROWER]


                              By
                                 _____________________________________

                                 Name:
                                 Title:

                                 ADVANCES AND PAYMENTS OF PRINCIPAL



               Amount of Working Capital
                        Advance

                                                  Amount of
                              Eurodollar          Principal          Unpaid
                Base Rate        Rate               Paid            Principal        Notation
  Date          Advances       Advances           or Prepaid         Balance         Made By





































                                                 EXHIBIT B TO THE
                                                 CREDIT AGREEMENT
                                                 ----------------


                FORM OF NOTICE OF WORKING CAPITAL BORROWING


Citicorp USA, Inc., as Facilities Manager                        [Date]
   under the Credit Agreement
   referred to below
399 Park Avenue
New York, New York  10043


          Attention:  ________________________

Ladies and Gentlemen:

          The undersigned, [NAME OF WORKING CAPITAL BORROWER], refers to the Credit Agreement dated as of February 27, 1995 (as amended, supplemented or otherwise modified from time to time, the "Credit
                                                           ------
Agreement"; terms defined therein unless otherwise defined herein being
---------
used herein as therein defined) among Walter Industries, Inc., as Swing Line Borrower, Jim Walter Homes, Inc., Jim Walter Resources, Inc., JW Aluminum Company, JW Window Components, Inc., Sloss Industries Corporation, Southern Precision Corporation, United States Pipe and Foundry Company and Vestal Manufacturing Company, as Working Capital Borrowers, certain Lender Parties parties thereto, Citicorp USA, Inc., Merrill Lynch Capital Corporation and NationsBank of Florida, N.A., as Co-Administrative Agents, Citicorp Securities, Inc., Merrill Lynch Capital Corporation and NationsBanc Capital Markets, Inc., as Co-Arrangers, The First National Bank of Boston, as Co-Agent, and Citicorp USA, Inc., as Facilities Manager for the Secured Parties, and hereby gives you notice, irrevocably, pursuant to
Section 2.02 of the Credit Agreement that the undersigned hereby requests a Working Capital Borrowing under the Credit Agreement and, in that connection, sets forth below the information relating to such Working Capital Borrowing (the "Proposed Working Capital Borrowing") as required by
                        ----------------------------------
Section 2.02(a) of the Credit Agreement:

          (i)  The Business Day of the Proposed Working Capital Borrowing
is ___________,     199_.

          (ii) The Type of Advances comprising the Proposed Working Capital Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

          (iii) The aggregate amount of the Proposed Working Capital Borrowing is $__________.

          [(iv)     The initial Interest Period for each Eurodollar Rate
     Advance made as part of the Proposed Working Capital Borrowing is [one] [two] [three] [six] month[s].]*

          (v) The amount of proceeds of the Proposed Working Capital Borrowing, if any, that are to be applied to pay, or to reimburse the undersigned for, contingent liabilities for which a Holdback Reserve was established is $_____________.

          (vi) The amount of proceeds of the Proposed Working Capital Borrowing, if any, that are to be applied to pay, or to reimburse the undersigned for, tax obligations for which a Tax Reserve was established is $_____________.

          The undersigned hereby certifies that the following statements are true on the date of this Notice of Working Capital Borrowing and will be true on the date of the Proposed Working Capital Borrowing:

          (A) the representations and warranties contained in each Loan Document are correct in all material respects on and as of the date of the Proposed Working Capital Borrowing, immediately before and immediately after giving effect to such Proposed Working Capital Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

          (B) no event has occurred and is continuing, or would result from the Proposed Working Capital Borrowing or from the application of the proceeds therefrom, that constitutes a Default; and

          (C) the aggregate Loan Values of all Eligible Collateral exceed the sum of (1) the aggregate principal amount of all Working Capital Advances, all Swing Line Advances and all Letter of Credit Advances outstanding on such date and (2) the aggregate Available Amount of all Letters of Credit outstanding on such date, after giving effect to the Proposed Working Capital Borrowing.


                              Very truly yours,

                              [NAME OF WORKING CAPITAL BORROWER]


                              By _______________________________________
                                 Name:
                                 Title:



--------------------
* To be included in each Notice of Working Capital Borrowing for a Working Capital Borrowing comprised of Eurodollar Rate Advances.

                                                 EXHIBIT C TO THE
                                                 CREDIT AGREEMENT
                                                 ----------------


                     FORM OF ASSIGNMENT AND ACCEPTANCE


          Reference is made to the Credit Agreement dated as of February 27, 1995 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Walter Industries, Inc., as Swing Line
     ----------------
Borrower, Jim Walter Homes, Inc., Jim Walter Resources, Inc., JW Aluminum Company, JW Window Components, Inc., Sloss Industries Corporation, Southern Precision Corporation, United States Pipe and Foundry Company and Vestal Manufacturing Company, as Working Capital Borrowers, the Lender Parties parties thereto, Citicorp USA, Inc., Merrill Lynch Capital Corporation and NationsBank of Florida, N.A., as Co-Administrative Agents, Citicorp Securities, Inc., Merrill Lynch Capital Corporation and NationsBanc Capital Markets, Inc., as Co-Arrangers, The First National Bank of Boston, as Co-Agent, and Citicorp USA, Inc., as Facilities Manager for the Secured Parties. Terms defined in the Credit Agreement are used herein with the same meaning.

          The "Assignor" and the "Assignee" referred to on Schedule 1 hereto agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement Facility or Facilities specified on Schedule 1 hereto. After giving effect to such sale and assignment, the Assignee's Commitments [and the amount of the Advances owing to the Assignee]** will be as set forth on Schedule 1 hereto.

          2. The Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Loan Documents or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto[; and (d) if the Assignor has assigned all or a portion of its Working Capital Commitment, attaches the Notes held by the Assignor and requests that the Facilities Manager exchange such Notes for new Notes from each Working Capital Borrower payable to the order of the Assignee in an amount equal to the Working Capital Commitment assumed by the Assignee pursuant hereto or, if the Assignor has retained any portion of its



--------------------
** To be excluded if the Assignment and Acceptance refers only to an assignment, in whole or in part, of the Assignor's Letter of Credit Commitment.

Working Capital Commitment, new Notes from each Working Capital Borrower payable to the order of the Assignee in an amount equal to the Working Capital Commitment assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Working Capital Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on
Schedule 1 hereto]1.

          3. The Assignee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (b) agrees that it will, independently and without reliance upon the Facilities Manager, any other Agent, the Assignor or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) confirms that it is an Eligible Assignee [and is a commercial bank acting through a domestic branch]2 (subject to obtaining the approvals required under the Credit Agreement, if any, from the Swing Line Borrower, the Facilities Manager and the Issuing Banks); (d) appoints and authorizes the Facilities Manager to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Facilities Manager by the terms thereof, together with such powers and discretion as are reasonably incidental thereto;
(e) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender Party, as the case may be; and (f) attaches any Internal Revenue Service form required under Section 2.12 of the Credit Agreement and agrees to provide from time to time any Internal Revenue Service form required to be provided by it under Section 2.12 of the Credit Agreement.

          4. Following the execution of this Assignment and Acceptance, it will be delivered to the Facilities Manager for acceptance and recording by the Facilities Manager. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by
                 --------------
the Facilities Manager, unless otherwise specified on Schedule 1 hereto.

          5. Upon such acceptance and recording by the Facilities Manager, as of the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender Party thereunder and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and, if this Assignment and Acceptance covers all of or the remaining portion of the Assignor's rights and obligations under the Credit Agreement, the Assignor shall cease to be a party thereto.

          6. Upon such acceptance and recording by the Facilities Manager, from and after the Effective Date, the Facilities Manager shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, commitment and utilization fees and Letter of Credit Commissions and fronting fees, if any, with respect



--------------------
1 To be excluded if the Assignment and Acceptance refers only to an assignment, in whole or in part, of the Assignor's Letter of Credit Commitment.

2 To be included if the Assignment and Acceptance includes an assignment of all or a portion of the Assignor's Letter of Credit Commitment.

thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

          7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

          8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

          IN WITNESS WHEREOF, the Assignor and the Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   SCHEDULE 1
                                       TO
                            ASSIGNMENT AND ACCEPTANCE

As to each Facility in respect of which an interest is being assigned:
     Percentage interest assigned:                                 __________%

     Assignee's Commitment:                                        $__________

     Aggregate outstanding principal amount of Advances assigned:  $__________

     [Principal amount of Note payable to Assignee:                $__________

     Principal amount of Note payable to Assignor:                 $__________]1

Effective Date (if other than date of acceptance by Facilities Manager):
                                                                 ______ _, 199_2


                                   [NAME OF ASSIGNOR], as
Assignor


                                   By
                                     -------------------------------------------
                                       Name:
                                       Title:

                                   Dated: _________ __, 199_


                                   [NAME OF ASSIGNEE], as Assignee


                                   By
                                     -------------------------------------------
                                       Name:
                                       Title:

                                   Dated: _________ __, 199_


                                   Domestic Lending Office:


                                   Eurodollar Lending Office:



--------------------
1 To be excluded if the Assignment and Acceptance refers only to an assignment, in whole or in part, of the Assignor's Letter of Credit Commitment.

2 This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Facilities Manager.

1[Approved this _____ day
of _________, 199_

WALTER INDUSTRIES, INC.

By
  -----------------------
      Name:
      Title:]


2[Approved this ____ day
of _________, 199_

[NAME OF ISSUING BANK], as Issuing Bank


By
  -----------------------
      Name:
      Title:]


3[Approved this ____ day
of _________, 199_

[NAME OF ISSUING BANK], as Issuing Bank


By
  -----------------------
      Name:
      Title:]



--------------------
1 Required so long as no Default shall have occurred and be continuing, if the Assignee is an Eligible Assignee by reason of clauses (a)(iii) through
     (a)(viii) or clause (b) of the definition of "Eligible Assignee" contained in the Credit Agreement.

2    Required if the Assignee is an Eligible Assignee by reason of clauses
     (a)(iii) through (a)(viii) of the definition of "Eligible Assignee" contained in the Credit Agreement.

3    Required if the Assignee is an Eligible Assignee by reason of clauses
     (a)(iii) through (a)(viii) of the definition of "Eligible Assignee" contained in the Credit Agreement.

Accepted 1[and Approved] this ____ day
of _________, 199_

CITICORP USA, INC., as Facilities Manager

By
  -----------------------
      Name:
      Title:



--------------------
1 Required if the Assignee is an Eligible Assignee by reason of clause (b) of the definition of "Eligible Assignee" contained in the Credit Agreement.

                                             EXHIBIT D TO THE
                                             CREDIT AGREEMENT
                                             ----------------



================================================================================


                           FORM OF SECURITY AGREEMENT

                              Dated March ___, 1995

                                      From

                            WALTER INDUSTRIES, INC.,
                             JIM WALTER HOMES, INC.,
                           JIM WALTER RESOURCES, INC.,
                              JW ALUMINUM COMPANY,
                           JW WINDOW COMPONENTS, INC.,
                          SLOSS INDUSTRIES CORPORATION,
                         SOUTHERN PRECISION CORPORATION,
                   UNITED STATES PIPE AND FOUNDRY COMPANY and
                          VESTAL MANUFACTURING COMPANY
                                   as Grantors
                                   -----------

                                       to

                               CITICORP USA, INC.,
                              as Facilities Manager
                              ---------------------



================================================================================

                        T A B L E   O F   C O N T E N T S
                        - - - - -   - -   - - - - - - - -


Section                                                                     Page

SECTION 1.  Grant of Security . . . . . . . . . . . . . . . . . . . . . . .    2

SECTION 2.  Security for Obligations  . . . . . . . . . . . . . . . . . . .    4

SECTION 3.  The Grantors Remain Liable  . . . . . . . . . . . . . . . . . .    4

SECTION 4.  Delivery of Security Collateral and Account Collateral  . . . .    5

SECTION 5.  Maintaining the Cash Collateral Account and the L/C Cash
            Collateral Account  . . . . . . . . . . . . . . . . . . . . . .    5

SECTION 6.  Maintaining the Blocked Accounts and Collection Accounts  . . .    5

SECTION 7.  Investing of Amounts in the Cash Collateral Account and the L/C
            Cash Collateral Account . . . . . . . . . . . . . . . . . . . .    6

SECTION 8.  Release and Application of Amounts  . . . . . . . . . . . . . .    7

SECTION 9.  Representations and Warranties  . . . . . . . . . . . . . . . .    8

SECTION 10.  Further Assurances . . . . . . . . . . . . . . . . . . . . . .   10

SECTION 11.  As to Equipment and Inventory  . . . . . . . . . . . . . . . .   11

SECTION 12.  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . .   11

SECTION 13.  As to Receivables and Related Contracts  . . . . . . . . . . .   12

SECTION 14.  As to Security Collateral  . . . . . . . . . . . . . . . . . .   13

SECTION 15.  Transfers and Other Liens  . . . . . . . . . . . . . . . . . .   14

SECTION 16.  The Facilities Manager Appointed Attorney-in-Fact  . . . . . .   14

SECTION 17.  The Facilities Manager May Perform . . . . . . . . . . . . . .   15

SECTION 18.  The Facilities Manager's Duties  . . . . . . . . . . . . . . .   15

SECTION 19.  Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

SECTION 20.  Indemnity and Expenses . . . . . . . . . . . . . . . . . . . .   16

SECTION 21.  Amendments; Waivers; Supplements; Etc  . . . . . . . . . . . .   16

SECTION 22.  Addresses for Notices  . . . . . . . . . . . . . . . . . . . .   17

Section                                                                     Page

SECTION 23.  Continuing Security Interest; Assignments under the Credit
             Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . .   17

SECTION 24.  Security Interest Absolute . . . . . . . . . . . . . . . . . .   17

SECTION 25.  Release and Termination  . . . . . . . . . . . . . . . . . . .   18

SECTION 26.  Severability . . . . . . . . . . . . . . . . . . . . . . . . .   18

SECTION 27.  Governing Law; Terms . . . . . . . . . . . . . . . . . . . . .   19

SECTION 28.  Execution in Counterparts  . . . . . . . . . . . . . . . . . .   19


                                    SCHEDULES

Schedule I   -            Pledged Indebtedness

Schedule II  -            Blocked Accounts and Collection Accounts

Schedule III -            Permitted Unblocked Accounts

Schedule IV  -            Locations of Equipment and Inventory

Schedule V   -            Trade Names


                                    EXHIBITS

Exhibit A -  Form of Cash Collateral Account Letter

Exhibit B -  Form of L/C Cash Collateral Account Letter

Exhibit C -  Form of Blocked and Collection Accounts Letters

Exhibit D -  Form of Security Agreement Supplement

                             SECURITY AGREEMENT


          SECURITY AGREEMENT dated March 27, 1995 made by WALTER INDUSTRIES, INC., a Delaware corporation (the "Swing Line Borrower"), JIM
                                               -------------------
WALTER HOMES, INC., a Florida corporation ("Jim Walter Homes"), JIM WALTER
                                            ----------------
RESOURCES, INC., an Alabama corporation ("Jim Walter Resources"), JW
                                          --------------------
ALUMINUM COMPANY, a Delaware corporation ("JW Aluminum"), JW WINDOW
                                           -----------
COMPONENTS, INC., a Delaware corporation ("JW Window"), SLOSS INDUSTRIES
                                           ---------
CORPORATION, a Delaware corporation ("Sloss"), SOUTHERN PRECISION
                                      -----
CORPORATION, a Delaware corporation ("Southern Precision"), UNITED STATES
                                      ------------------
PIPE AND FOUNDRY COMPANY, a Delaware corporation ("U.S. Pipe"), and VESTAL
                                                   ---------
MANUFACTURING COMPANY, a Delaware corporation ("Vestal" and, together with
                                                ------
Jim Walter Homes, Jim Walter Resources, JW Aluminum, JW Window, Sloss, Southern Precision and U.S. Pipe, the "Working Capital Borrowers"; and the
                                       -------------------------
Working Capital Borrowers, together with the Swing Line Borrower and the Additional Grantors (as defined in Section 21(c)), being, collectively, the "Grantors") to CITICORP USA, INC. ("Citicorp"), as the facilities manager
 --------                           --------
and as the collateral agent (together with any successor appointed pursuant to Article VIII of the Credit Agreement (as defined below), the "Facilities
                                                                 ----------
Manager") for the Secured Parties (as defined in the Credit Agreement
-------
referred to below) parties to the Credit Agreement.

          PRELIMINARY STATEMENTS.

          (1)             The Grantors have entered into a Credit
Agreement dated as of February 27, 1995 (as such agreement may be amended, supplemented or otherwise modified hereafter from time to time, the "Credit
                                                                     ------
Agreement") with the Lender Parties thereto, Citicorp, Merrill Lynch
---------
Capital Corporation ("Merrill Lynch") and NationsBank of Florida, N.A., as
                      -------------
Co-Administrative Agents, Citicorp Securities, Inc., Merrill Lynch and NationsBanc Capital Markets, Inc., as Co-Arrangers, The First National Bank of Boston, as Co-Agent and the Facilities Manager. Unless otherwise defined herein, capitalized terms used herein shall have the same meanings as set forth in the Credit Agreement and, unless otherwise defined in this Agreement or in the Credit Agreement, terms used in Article 9 of the N.Y. Uniform Commercial Code (as defined in Section 19(a)) are used herein as therein defined.

          (2)             Each Grantor is the owner of all of the
indebtedness set forth opposite such Grantor's name on Schedule I hereto and issued by the obligors named therein.

          (3) The Swing Line Borrower has a non-interest bearing cash collateral account (the "Cash Collateral Account") with Mellon
                                      -----------------------
Bank, N.A. ("Mellon") at its office at One Mellon Bank Center, Pittsburgh,
             ------
Pennsylvania 15258, Account No. 192-8329, in the name of the Swing Line Borrower but under the sole control and dominion of the Facilities Manager and subject to the terms of this Agreement.

          (4) The Working Capital Borrowers have opened a non-interest bearing cash collateral account (the "L/C Cash Collateral
                                                   -------------------
Account") with Citibank, N.A. ("Citibank") at its office at 399 Park
-------                         --------
Avenue, New York, New York 10043, Account No. 40669593, in the name of such Working Capital Borrowers but under the sole control and dominion of the Facilities Manager and subject to the terms of this Agreement.

          (5) It is a condition precedent to the making of Advances by the Lender Parties and the issuance of Letters of Credit by the Issuing Banks under the Credit Agreement that each Grantor shall have granted the assignment and security interest and made the pledge and assignment contemplated by this Agreement.

          NOW, THEREFORE, in consideration of the premises and in order to induce the Lender Parties to make Advances and the Issuing Banks to issue Letters of Credit under the Credit Agreement, each Grantor hereby agrees with the Facilities Manager for its benefit and the ratable benefit of the Secured Parties as follows:

          SECTION 1.  Grant of Security.  (a) The Swing Line Borrower
                      -----------------
hereby assigns and pledges to the Facilities Manager for its benefit and the ratable benefit of the Secured Parties, and hereby grants to the Facilities Manager for its benefit and the ratable benefit of the Secured Parties a lien on and a security interest in, the collateral described in the following clauses (ii), (iii), (iv) and (v) and, to the extent that the proceeds, payments and cash referred to in clause (vi) below are proceeds, payments and cash of, from or in respect of the collateral described in such clauses (ii), (iii), (iv) and (v), the following clause (vi); (b) Jim Walter Homes hereby assigns and pledges to the Facilities Manager for its benefit and the ratable benefit of the Secured Parties, and hereby grants to the Facilities Manager for its benefit and the ratable benefit of the Secured Parties a lien on and a security interest in, the collateral described in the following clauses (iv) and (v) and, to the extent that the proceeds, payments and cash referred to in clause (vi) below are proceeds, payments and cash of, from or in respect of the collateral described in such clauses (iv) and (v), the following clause (vi); (c) each of Jim Walter Resources, JW Aluminum and U.S. Pipe hereby assign and pledge to the Facilities Manager for its benefit and the ratable benefit of the Secured Parties, and hereby grants to the Facilities Manager for its benefit and the ratable benefit of the Secured Parties a lien on and security interest in, the collateral described in the following clauses (i), (ii), (iii),
(iv) and (v) and, to the extent that the proceeds, payments and cash referred to in clause (vi) below are proceeds, payments and cash of, from or in respect of the collateral described in such clauses (i), (ii), (iii),
(iv) and (v), the following clause (vi); and (d) each of JW Windows, Sloss, Southern Precision and Vestal hereby assign and pledge to the Facilities Manager for its benefit and the ratable benefit of the Secured Parties, and hereby grant to the Facilities Manager for its benefit and the ratable benefit of the Secured Parties a lien on and security interest in, the collateral described in the following clauses (ii), (iii), (iv) and (v) and, to the extent that the proceeds, payments and cash referred to in clause (vi) below are proceeds, payments and cash of, from or in respect of the collateral described in such clauses (ii), (iii), (iv) and (v), the following clause (vi) (collectively, the "Collateral"):
                                          ----------

          (i) all of such Grantor's right, title and interest, whether now owned or hereafter acquired, in and to all equipment in all of its forms, wherever located, now or hereafter existing (including, but not limited to, (A) all machinery, hoists, earth-moving equipment, drills, well-head and mine-head equipment, (B) all manufacturing, selling, distribution, data processing and office equipment, (C) all tools, tooling, molds and dies and (D) all trucks and other vehicles), all fixtures and all parts thereof and all accessions and additions thereto (any and all such equipment, fixtures, parts, accessions and additions being the "Equipment");
                                                          ---------

          (ii) all of such Grantor's right, title and interest, whether now owned or hereafter acquired, in and to all inventory in all of its forms, wherever located, now or hereafter existing (including, but not limited to, (A) all coal, aluminum sheet and foil products, coils, cable wrap, pressure pipes, valves, castings, hydrants, foundry and furnace coke, mineral wool, specialty chemicals, window components, weather stripping, patio door components, resin coated sand, metal and wood plastic tooling, plastic and rubber mold tooling, fireplaces, fireplace inserts and accessories and woodburning stoves and raw materials and works in process therefor, finished goods thereof and materials used or consumed in the manufacture or production thereof, (B) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (C) goods that are returned to or repossessed by such Grantor), and all accessions thereto and products thereof and documents therefor (any and all such inventory, accessions, products and documents being the "Inventory");
                                                              ---------

          (iii) all of such Grantor's right, title and interest, whether now owned or hereafter acquired, in and to all accounts, chattel paper, instruments, deposit accounts, general intangibles for money due or to become due and other rights and obligations of any kind (other than any shares of capital stock of any Person), now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights now or hereafter existing in and to all security agreements, leases and other contracts securing or otherwise relating to any such accounts, chattel paper, instruments, deposit accounts, general intangibles or other rights and obligations (any and all such accounts, chattel paper, instruments, deposit accounts, general intangibles and other rights and obligations, to the extent not referred to in clauses (iv) and (v) below, being the "Receivables",
                                                           -----------
     and any and all such leases, security agreements and other contracts being the "Related Contracts");
                -----------------

          (iv)            all of the following (the "Security
                                                     --------
     Collateral"):
     ----------

             (A) the indebtedness set forth opposite such Grantor's name on Schedule I hereto and issued by the Persons named therein (collectively, the "Initial Pledged Indebtedness"
                                            ----------------------------
          and, together with the indebtedness referred to in clause (B) below, the "Pledged Indebtedness") and the instruments, if any,
                      --------------------
          evidencing such Initial Pledged Indebtedness, all security therefor and all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Indebtedness; and

             (B) all additional indebtedness from time to time owed to such Grantor by any obligor of the Initial Pledged Indebtedness (whether or not evidenced by instruments) and the instruments, if any, evidencing such indebtedness, and all additional indebtedness owed to such Grantor by any other obligor to the extent required pursuant to Sections 5.02(b)(i)(B), 5.02(b)(ii) and 5.02(b)(v) of the Credit Agreement, all security therefor and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

          (v)             all of the following (collectively, the "Account
                                                                   -------
     Collateral"):
     ----------

             (A) the Cash Collateral Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Cash Collateral Account;

             (B) the L/C Cash Collateral Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the L/C Cash Collateral Account;

             (C)          all of the lockboxes and blocked deposit
          accounts set forth opposite such Grantor's name on Part A of
          Schedule II hereto (collectively, the "Blocked Accounts") and all
                                                 ----------------
          blocked deposit accounts set forth opposite such Grantor's name on Part B of Schedule II hereto (collectively, the "Collection
                                                              ----------
          Accounts"), all funds held
          --------
          therein and all certificates and instruments, if any, from time to time representing or evidencing the Blocked Accounts and the Collection Accounts of such Grantor;

             (D) all other accounts of such Grantor (except for the accounts set forth opposite such Grantor's name on Schedule III hereto (collectively, the "Permitted Unblocked Accounts")),
                                         ----------------------------
          all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing such accounts;

             (E)          all Collateral Investments (as defined in
          Section 7(a)) of such Grantor from time to time and all certificates and instruments, if any, from time to time representing or evidencing the Collateral Investments of such Grantor;

             (F) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Facilities Manager for or on behalf of such Grantor in substitution for or in addition to any or all of the then existing Account
          Collateral; and

             (G) all interest, dividends, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral; and

          (vi) all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property and assets of the types described in clauses (i) through (v) of this Section 1) and, to the extent not otherwise included, all
     (A) payments under insurance (whether or not the Facilities Manager is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (B) cash.

          SECTION 2.  Security for Obligations.  The pledge and assignment
                      ------------------------
of and the grant of a lien on and security interest in the Collateral by each Grantor under this Agreement secures the payment of all Obligations of such Grantor now or hereafter existing under the Loan Documents, whether direct or indirect, absolute or contingent (including any amendments, modifications, extensions, substitutions and renewals thereof), and whether for principal, interest, fees, commissions, expenses or otherwise (all such Obligations being the "Secured Obligations"). Without limiting the
                       -------------------
generality of the foregoing, this Agreement secures, in the case of each Grantor, the payment of all amounts that constitute part of the Secured Obligations of such Grantor and would be owed by such Grantor to the Facilities Manager or any other Secured Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Grantor.

          SECTION 3.  The Grantors Remain Liable.  Anything herein to the
                      --------------------------
contrary notwithstanding, (a) each of the Grantors shall remain liable under the contracts and agreements included in the Collateral to which it is a party to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Facilities Manager of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) neither the Facilities Manager nor any Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Facilities Manager or any Secured

Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

          SECTION 4.  Delivery of Security Collateral and Account
                      -------------------------------------------
Collateral.  All certificates or instruments representing or evidencing
----------
Security Collateral or Account Collateral shall be delivered to and held by or on behalf of the Facilities Manager pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Facilities Manager. The Facilities Manager shall have the right, at any time and from time to time upon the occurrence and during the continuance of a Default under Section 7.01(a) or 7.01(f) of the Credit Agreement or an Event of Default, to transfer to or register in the name of the Facilities Manager or any of its nominees any or all of the Security Collateral or the Account Collateral. The Facilities Manager shall give notice to the relevant Grantor promptly after any such transfer or registration; provided that the failure to give such notice shall not affect the validity of any such transfer or registration. In addition, the Facilities Manager shall have the right at any time and from time to time to exchange certificates or instruments representing or evidencing Security Collateral or Account Collateral for certificates or instruments of smaller or larger denominations.

          SECTION 5.  Maintaining the Cash Collateral Account and the L/C
                      ---------------------------------------------------
Cash Collateral Account.  So long as any Advance shall remain unpaid, any
-----------------------
Letter of Credit shall be outstanding or any Lender Party shall have any
Commitment:

          (a) The Swing Line Borrower will maintain the Cash Collateral Account with Mellon in accordance with the terms of this Agreement and the letter agreement dated the date hereof (the "Cash
                                                                    ----
     Collateral Account Letter") among the Swing Line Borrower, Mellon and
     -------------------------
     the Facilities Manager, which agreement shall be in substantially the form of Exhibit A hereto or in such other form as is reasonably acceptable to the Facilities Manager.

          (b) The Working Capital Borrowers will maintain the L/C Cash Collateral Account with Citibank in accordance with the terms of this Agreement and the letter agreement dated the date hereof (the "L/C Cash Collateral Account Letter") among the Working Capital
      ----------------------------------
     Borrowers, Citibank and the Facilities Manager, which agreement shall be in substantially the form of Exhibit B hereto or in such other form as is reasonably acceptable to the Facilities Manager.

          (c) It shall be a term and condition of each of the Cash Collateral Account and the L/C Cash Collateral Account, notwithstanding any term or condition to the contrary in any other agreement relating to the Cash Collateral Account or the L/C Cash Collateral Account, as the case may be, and except as otherwise provided in Sections 8 and 19, that no amount (including, without limitation, interest on Collateral Investments related thereto) shall be paid or released to or for the account of, or withdrawn by or for the account of, any Grantor or any other Person from the Cash Collateral Account or the L/C Cash Collateral Account, as the case may be.

The Cash Collateral Account and the L/C Cash Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or Governmental Authority, as are in effect from time to time.

          SECTION 6.  Maintaining the Blocked Accounts and Collection
                      -----------------------------------------------
Accounts.  So long as any Advance shall remain unpaid, any Letter of Credit
--------
shall be outstanding or any Lender Party shall have any Commitment, each of the Grantors shall:

          (a) maintain the Blocked Accounts and the Collection Accounts of such Grantor only with banks ("Blocked and Collection
                                                ----------------------
     Accounts Banks") that have entered into letter agreements, in
     --------------
     substantially the form of Exhibit C hereto or in such other form as is reasonably acceptable to the Facilities Manager, with such Grantor and the Facilities Manager (the "Blocked and Collection Accounts
                                  -------------------------------
     Letters");
     -------

          (b) immediately instruct each Person obligated at any time to make any payment to such Grantor for any reason (an "Obligor") to make such payment to a Blocked Account of such Grantor
      -------
     or to the Cash Collateral Account;

          (c) instruct each Blocked and Collection Accounts Bank accepting funds on behalf of such Grantor (i) to transfer to the Collection Account with such Blocked and Collection Accounts Bank, at the end of each Business Day, in same day funds, an amount equal to the credit balance of each Blocked Account with such Blocked and Collection Accounts Bank and (ii) to transfer to the Cash Collateral Account, by 10:00 A.M. of each Business Day, in same day funds, an amount equal to the available and collected credit balance of the Collection Account with such Blocked and Collection Accounts Bank as at the end of the immediately preceding Business Day; provided, however, that so long as no Default under Section 7.01(a) or 7.01(f) of the Credit Agreement or Event of Default has occurred and is continuing, each Blocked and Collection Accounts Bank may transfer amounts on deposit in the Collection Account with such Blocked and Collection Accounts Bank to one or more Permitted Unblocked Accounts identified as zero balance accounts on Schedule III hereto (the "Permitted Disbursement Accounts") for the payment of ordinary course
      -------------------------------
     administrative and operating expenses of the Grantors; provided that the aggregate amount transferred to all of the Permitted Disbursement Accounts on any Business Day from all of the Collection Accounts of the Grantors shall not exceed $5,000,000; and

          (d) upon any termination of any Blocked and Collection Accounts Letter or any other agreement with respect to the maintenance of a Blocked Account by any Grantor or by any Blocked and Collection Accounts Bank, immediately notify all Obligors that were making payments to such Blocked Account to make all future payments to another Blocked Account or to the Cash Collateral Account.

Each of the Grantors shall pay to Mellon for deposit into the Cash Collateral Account, at the end of each Business Day, all other proceeds of Collateral. In addition, each of the Grantors agrees to terminate any or all Blocked Accounts, Collection Accounts and Blocked and Collection Accounts Letters upon request by the Facilities Manager.

          SECTION 7.  Investing of Amounts in the Cash Collateral Account
                      ---------------------------------------------------
and the L/C Cash Collateral Account.  (a)  If requested by the Swing Line
-----------------------------------
Borrower, the Facilities Manager will promptly, subject to the provisions of Section 8 and Section 19, from time to time (i) invest amounts on deposit in the Cash Collateral Account and the L/C Cash Collateral Account in such Cash Equivalents as the Swing Line Borrower may select, in each case which investments shall be made in the name of the Facilities Manager, on behalf of the relevant Grantor, and (ii) invest interest paid on the Cash Equivalents referred to in clause (i) above, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in each case in such Cash Equivalents as the Swing Line Borrower may select, in each case which investments shall be made in the name of the Facilities Manager, on behalf of the relevant Grantor (the Cash Equivalents referred to in clauses (i) and (ii) above being collectively "Collateral
                                                     ----------
Investments").  Interest and proceeds that are not invested or reinvested
-----------
in Collateral Investments as provided in the immediately preceding sentence shall be deposited and held in the Cash Collateral Account or the L/C Cash Collateral Account, as applicable.

          (b) Upon the occurrence and during the continuance of a Default under Section 7.01(a) or 7.01(f) of the Credit Agreement or an Event of Default, the Facilities Manager may, subject to the provisions of
Section 8 and Section 19, from time to time (i) invest amounts on deposit in each of the Cash Collateral Account and the L/C Cash Collateral Account, and any cash proceeds collected by the Facilities Manager and held pursuant to Section 19(b), in such Cash Equivalents as the Required Lenders may select, in each case which investments shall be made in the name of the Facilities Manager, on behalf of the relevant Grantor, and (ii) invest interest paid on the Cash Equivalents referred to in clause (i) above, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in such Cash Equivalents as the Required Lenders may select, in each case which investments shall be made in the name of the Facilities Manager, on behalf of the relevant Grantor.

          (c) All Collateral Investments made in respect of the Cash Collateral Account or the L/C Cash Collateral Account and all interest and income received thereon and therefrom, and the net proceeds realized upon the maturity or sale thereof, shall be held in the Cash Collateral Account or the L/C Cash Collateral Account, as the case may be, as Account Collateral, which amount may be released in accordance with the provisions of Section 8.

          SECTION 8.  Release and Application of Amounts.  (a)  The
                      ----------------------------------
Facilities Manager is hereby authorized, without any further action by any of the Grantors, to maintain until the end of an Interest Period under the Credit Agreement, and to pay and release at the end of each Interest Period, any amounts deposited into and maintained in the Cash Collateral Account until the end of such Interest Period pursuant to Section 2.06(b) of the Credit Agreement, which amounts shall be forthwith applied by the Facilities Manager in accordance with Section 2.06(b) of the Credit Agreement.

          (b) The Facilities Manager shall apply the available funds on deposit in the Cash Collateral Account on each Business Day, subject to the last sentence of this Section 8(b), in the following order:

          (i) first, to the payment of interest, fees, commissions, expenses and other amounts (other than principal) due and payable under the Loan Documents on such date; and

          (ii) second, to the payment of the aggregate principal amount of Advances and to the cash collateralization of the Letters of Credit outstanding on such date in accordance with Section 2.06(c) of the Credit Agreement; provided that if any such payment of Advances would occur other than on the last day of an Interest Period therefor, such funds shall be held and maintained in the Cash Collateral Account in accordance with Section 2.06(b)(iv) of the Credit Agreement.

After applying the funds on deposit in the Cash Collateral Account on any Business Day in accordance with the immediately preceding sentence, so long as no Default has occurred and is continuing, the Swing Line Borrower may, with the consent of the Facilities Manager (which consent shall be deemed to have been given if the Facilities Manager shall not have responded to a request for such consent within one hour after receiving such request, if the Facilities Manager shall have received such request no later than 3:00 P.M. (New York City time) on any Business Day, or by 10:00 A.M. (New York City time) on the Business Day immediately following receipt of such request, if the Facilities Manager shall have received such request later than 3:00 P.M. (New York City time) on any Business Day or at any time on a day which is not a Business Day), have released and transferred to one or more Permitted Unblocked

Accounts or any other Person that is not an Affiliate of any Borrower or any of its Subsidiaries designated by the Swing Line Borrower any amounts remaining on deposit in the Cash Collateral Account after applying the funds therein in accordance with clause (i) and (ii) of this Section 8(b) that are required for the conduct of the business of the Borrowers and their Subsidiaries in the ordinary course; provided, however, that the Swing Line Borrower shall provide the Facilities Manager, by the end of each Business Day, written confirmation of all such transfers made to Permitted Unblocked Accounts from the Cash Collateral Account on such Business Day, together with a certificate of the Swing Line Borrower stating that the following representations and warranties were true at the time such transfers were made:

          (i) all of the Obligations owing by any Grantor to any Secured Party on such day have been paid in accordance with
     Section 8;

          (ii) the Swing Line Borrower has requested, and the Facilities Manager has consented to, the release of all or a portion of the amounts on deposit in the Cash Collateral Account that are not required to be maintained in such account under Section 8(a) and
     Section 8(b) on such day in order to satisfy its ordinary course administrative and operating expenses; and

          (iii)           no Default has occurred and is continuing.

Any funds remaining in the Cash Collateral Account after effecting the release of funds set forth in the immediately preceding sentence shall be held in the Cash Collateral Account as Collateral for the Secured
Obligations.

          (c) Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the relevant Issuing Bank or the Lenders, as applicable. If an Event of Default has occurred and is continuing, the Facilities Manager will first release any funds from the Cash Collateral Account to make the deposit into the L/C Cash Collateral Account required by Section 7.02 of the Credit Agreement.

          (d) Each Grantor shall be deemed, to the extent that funds on deposit in the Cash Collateral Account are applied to the payment of the principal amount of Advances made to any other Borrower pursuant to
Section 8(b), to have made an intercompany loan to such Borrower, which loan shall be evidenced by a promissory note subordinated in right of payment to all Obligations under the Loan Documents, on terms substantially in the form of Exhibit G to the Credit Agreement, and shall constitute Pledged Indebtedness.

          (e) At any time and from time to time after the Termination Date, the Facilities Manager shall apply the funds on deposit in the L/C Cash Collateral Account at such time pursuant to Section 2.06(b)(iv) of the Credit Agreement to repay any amount owing to any Issuing Bank for drafts drawn on any Standby Letters of Credit issued thereby and to pay all fees, commissions and expenses owing on or in respect of such Standby Letters of Credit.

          SECTION 9.  Representations and Warranties.  Each of the Grantors
                      ------------------------------
represents and warrants as to itself and its Collateral as follows:

        (a) All of the Equipment and Inventory are located at the places specified for such Grantor on Schedule IV hereto. The place of business of such Grantor or, if such Grantor has more than one place of business, the chief executive office of such Grantor, and the office where such Grantor keeps its records concerning the Receivables, and all originals of all chattel paper that evidence Receivables, if any, and all Related Contracts, is located at the address set forth below the name of such Grantor on the signature pages of the Credit Agreement (or, in the case of any Additional Grantor, at the address listed below the name of such Additional Grantor on the signature page of the Security Agreement Supplement (as defined in Section 21(c)) executed and delivered by such Additional Grantor). None of the Receivables is evidenced by a promissory note or other instrument.

        (b) Such Grantor is the legal and beneficial owner of its Collateral free and clear of any Lien, except for the liens and security interests created under or permitted under the Loan Documents. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral of such Grantor is on file in any recording office, except (A) such as may have been filed in favor of the Facilities Manager relating to this Agreement, (B) for which the Facilities Manager has received the termination statements required under Section 3.01(m)(viii)(B) of the Credit Agreement, which termination statements shall be properly filed on or immediately following the date of the Initial Extension of Credit, or (C) for other financing statements that are filed solely to evidence Liens expressly permitted under clause (vii) or (x) of
     Section 5.02(a) of the Credit Agreement.

        (c) Set forth below each Grantors name on Schedule V hereto is a complete and accurate list of (i) all names under which such Grantor is or has been doing business within the last five years (including, without limitation, all trade names, division names and fictitious names), (ii) all trade names that such Grantor owns or is licensed to use (including the expiration date of such license) and (iii) all trade names that such Grantor has established the right to use (collectively, the "Trade Names"). Such Grantor has not changed
                         -----------
     within the past four months its name or identity, by reorganization or otherwise, or its address set forth below the name of such Grantor on the signature pages of the Credit Agreement or the Security Agreement Supplement executed and delivered by it, as the case may be, except as set forth on Schedule V hereto.

        (d) Such Grantor has exclusive possession and control of its Equipment and Inventory.

        (e) The Pledged Indebtedness held by such Grantor (i) has been duly authorized, authenticated or issued and delivered, (ii) is the legal, valid and binding obligation of the issuers thereof and (iii) is evidenced by one or more promissory notes (which notes have been delivered to the Facilities Manager). No party to any Pledged Indebtedness held by such Grantor is in default thereunder.

        (f) The Pledged Indebtedness owed to such Grantor constitutes all of the outstanding indebtedness owed to such Grantor by any of the other Loan Parties or any of their Subsidiaries.

        (g) Such Grantor has no Blocked Accounts or Collection Accounts other than the Blocked Accounts and Collection Accounts listed on
     Schedule II hereto, and has no other accounts other than the Cash Collateral Account, the L/C Cash Collateral Account and the Permitted Unblocked Accounts. Such Grantor has instructed all existing Obligors to make all payments to a Blocked Account or the Cash Collateral Account. Such Grantor has instructed each Blocked and Collection Accounts Bank at which it maintains a Blocked Account or Collection Account to transfer all amounts on deposit in such Blocked Account or such Collection Account to the Cash Collateral Account in accordance with Section 6(c).

        (h) This Agreement, the pledge of the Security Collateral pursuant hereto and the pledge and assignment of the Account Collateral pursuant hereto create a valid and perfected first priority (subject to Permitted Liens on the Equipment and Inventory) lien on and security interest in the Collateral of such Grantor, securing the payment of all of the Secured Obligations of such Grantor, and all filings and other actions necessary or desirable to perfect and protect such pledge, assignment and security interest have been duly made or taken or, in the case of the filing of the financing statements required under Section 3.01(m)(viii)(C) of the Credit Agreement, will be duly made on or immediately following the date of the Initial Extension of Credit.

        (i) The Inventory has been produced by such Grantor in compliance with all requirements of the Fair Labor Standards Act.

        (j) There are no conditions precedent to this Agreement that have not been satisfied or waived.

          SECTION 10.  Further Assurances.  (a)  Each of the Grantors
                       ------------------
hereby agrees that from time to time, at its own expense, such Grantor shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Facilities Manager may deem desirable and may reasonably request in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted by such Grantor under this Agreement (including, without limitation, the first priority nature thereof (subject to Permitted Liens on the Equipment and Inventory)) or to enable the Facilities Manager to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each of the Grantors shall promptly:

        (i) at the request of the Facilities Manager, mark conspicuously each of its records pertaining to its Collateral with a legend, in form and substance satisfactory to the Facilities Manager, indicating that such Collateral is subject to the security interest granted hereby;

       (ii) if any Collateral shall be evidenced by a certificate, promissory note or other instrument or by chattel paper, deliver and pledge to the Facilities Manager hereunder such certificate, note, instrument or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Facilities Manager; and

      (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or as the Facilities Manager may deem desirable and may reasonably request in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted by such Grantor under this Agreement.

          (b) Each Grantor hereby authorizes the Facilities Manager to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of its Collateral without the signature of such Grantor where permitted by applicable law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by applicable law.

          (c) Each Grantor will furnish to the Facilities Manager from time to time statements and schedules further identifying and describing its Collateral and such other reports in connection with its Collateral as the Facilities Manager may reasonably request, all in reasonable detail.

          SECTION 11.  As to Equipment and Inventory.  So long as any
                       -----------------------------
Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment, each of the Grantors shall:

          (a) Keep the Equipment and Inventory in which such Grantor has granted a lien and security interest (other than Inventory sold in the ordinary course of business) at the locations specified therefor in
     Section 9(a) or, upon 30 days' prior notice to the Facilities Manager, at such other locations in a jurisdiction where all action required by
     Section 10 shall have been taken with respect to such Equipment and Inventory.

          (b) Cause the Equipment to be maintained and preserved in good working order and condition, ordinary wear and tear excepted (other than damaged, worn-out or obsolete Equipment that will be disposed of in accordance with Section 5.02(e)(v) of the Credit Agreement), and shall forthwith, or in the case of any loss or damage to any of the Equipment, as soon as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end in accordance with Section 12(b).

          (c) Furnish promptly to the Facilities Manager a statement respecting any loss or damage to any of the Equipment that could be reasonably expected to impair the aggregate value of the Collateral.

          (d) Furnish, promptly upon the reasonable request of the Facilities Manager, to the Facilities Manager such warehouse receipts, bills of lading and other documents of title with respect to Inventory and Equipment as are requested, together with copies of all invoices with respect to the Inventory and Equipment.

          (e) Pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including, without limitation, claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent not required to be paid under Section 5.01(b) of the Credit Agreement.

          (f) Comply with all applicable requirements of the Fair Labor Standards Act in producing the Inventory.

          SECTION 12.  Insurance.  (a)  Each Grantor shall, at its own
                       ---------
expense, maintain insurance with respect to its Equipment and Inventory in such amounts, against such risks, in such form and with such insurers as shall be reasonably satisfactory to the Facilities Manager from time to time. Each policy for liability insurance shall provide for all losses to be paid on behalf of the Facilities Manager and such Grantor as their interests may appear in such policy, and each policy for property damage insurance shall provide for all losses after the date of this Agreement (except for losses of less than $15,000,000 per occurrence) to be paid directly to the Facilities Manager, on behalf of each of the Facilities Manager and the other Secured Parties and the Grantor. Each such policy shall in addition:

          (i) name such Grantor and the Facilities Manager as insured parties thereunder (without any representation or warranty by or any obligation upon the Facilities Manager) as their interests may appear,

          (ii) contain the agreement by the insurer that any loss thereunder shall be payable to the Facilities Manager and the Grantor will use its best efforts to ensure that such policy will contain the agreement by the insurer that such loss shall be payable notwithstanding any action, inaction or breach of representation or warranty by such Grantor,

         (iii) provide that there shall be no recourse against the Facilities Manager for payment of premiums or other amounts with respect thereto, and

          (iv) provide that at least ten days' prior written notice of cancellation or of lapse shall be given to the Facilities Manager by the insurer.

Each Grantor shall, if so requested by the Facilities Manager, deliver to the Facilities Manager original or duplicate policies of such insurance and will otherwise comply with the requirements of Section 5.03(j) of the Credit Agreement. Furthermore, each Grantor shall, at the request of the Facilities Manager, duly exercise and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 10 and shall cause the insurers to acknowledge notice of such assignment.

          (b) Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 12 may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to any Equipment or any Inventory when Section 12(c) is not applicable, the Grantor that owns such Equipment or Inventory shall make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance properly received and maintained by such Grantor pursuant to this Section 12 shall be paid to such Grantor as reimbursement for the costs of such repairs or replacements.

          (c) Upon the occurrence and during the continuance of any Default under Section 7.01(a) or Section 7.01(f) of the Credit Agreement or any Event of Default or the actual or constructive total loss (in excess of $15,000,000 in the aggregate) of any Equipment or Inventory, all insurance payments in respect of such Equipment or Inventory shall be paid to and applied by the Facilities Manager as specified in Section 19(b).

          SECTION 13.  As to Receivables and Related Contracts.  (a)  Each
                       ---------------------------------------
of the Grantors shall keep its principal place of business and chief executive office and the office where it keeps its records concerning the Collateral, and all originals of all Related Contracts and all chattel paper, if any, that evidence Receivables, at the location therefor specified in Section 9(a) or, upon 30 days' prior written notice to the Facilities Manager, at such other locations in a jurisdiction where all actions required by Section 10 shall have been taken with respect to the Collateral. Each Grantor will hold and preserve such records and chattel paper and will permit representatives of the Facilities Manager from time to time during normal business hours, upon reasonable notice, to inspect and make abstracts from such records and chattel paper in accordance with
Section 5.01(f) of the Credit Agreement.

          (b) Except as otherwise provided in this Section 13(b), each of the Grantors that has granted a lien on and security interest in its Receivables hereunder shall continue to collect, at its own expense, all amounts due or to become due such Grantor under the Receivables and the Related Contracts. In connection with such collections, each Grantor that has granted a lien on and security interest in its Receivables hereunder may take, and, at the Facilities Manager's direction upon the occurrence and during the continuance of a Default under Section 7.01(a) or 7.01(f) of the Credit Agreement or an Event of Default, shall take, such action as such Grantor or the Facilities Manager may deem necessary or advisable to enforce collection of the Receivables and the Related Contracts; provided, however, that the Facilities Manager shall have the right at any time and from time to time, upon the occurrence and during the continuance of a Default under Section 7.01(a) or 7.01(f) of the Credit Agreement or an Event of Default and upon written notice to the Grantor that has granted a lien on and security interest in its Receivables hereunder of its intention to do so, to notify the Obligors under any Receivables and any Related Contracts of the assignment of such Receivables or such Related Contracts to the Facilities Manager and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Facilities Manager and, upon such notification and at the expense of such Grantor, to enforce collection of any such Receivables or any such Related Contracts, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by any Grantor of the notice from the Facilities Manager referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments) received by such Grantor in respect of the Receivables and the Related Contracts shall be received in trust for the benefit of the Facilities Manager hereunder, shall be segregated from other property and funds of such Grantor and shall be forthwith paid over to the Facilities Manager in the same form as so received (with any necessary endorsement or assignment) to be deposited into the Cash Collateral Account and either (A) released to such Grantor in accordance with, and to the extent permitted under, Section 8 so long as no Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided by Section 19(b) and (ii) such Grantor shall not adjust, settle or compromise the amount or payment of any Receivables or any Related Contracts, release any Obligor thereof, in whole or in part, or allow any credit or discount thereon.

          SECTION 14.  As to Security Collateral.  (a)  So long as no
                       -------------------------
Default under Section 7.01(a) or 7.01(f) of the Credit Agreement or Event of Default shall have occurred and be continuing:

          (i) the Grantors shall be entitled to receive and retain any and all interest paid or other amounts received in respect of the Security Collateral; provided, however, that any and all:

               (A) interest paid or payable other than in cash in respect of, and instruments and other property and assets received or receivable in respect of, or in exchange for, any Security Collateral,

               (B) other distributions paid in cash in respect of any Security Collateral in connection with a partial or total liquidation or dissolution, and

               (C) cash paid, payable or otherwise distributed in respect of principal of, or in exchange for, any Security Collateral shall be, and shall be forthwith delivered to the Facilities Manager to hold as, Security Collateral and, if received by any of the Grantors, shall be received in trust for the benefit of the Facilities Manager, shall be segregated from other property and funds of such Grantor and shall be forthwith delivered to the Facilities Manager as Security Collateral in the same form as so received (with any necessary endorsement or assignment). Each Grantor, promptly upon the request of the Facilities Manager, shall execute such documents and do such acts as may be necessary or desirable in the reasonable judgment of the Facilities Manger to give effect to this clause (i); and

       (ii) the Facilities Manager shall execute and deliver (or cause to be executed and delivered) to such Grantors all instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to receive the interest payments and other amounts that it is authorized to receive and retain pursuant to Section 14(a)(i).

          (b) Upon the occurrence and during the continuance of a Default under Section 7.01(a) or 7.01(f) of the Credit Agreement or an Event of
Default:

        (i) all rights of the Grantors to receive the interest payments and other amounts that it would otherwise be authorized to receive and retain pursuant to Section 14(a)(i) shall automatically cease, and all such rights shall thereupon become vested in the Facilities Manager, which shall thereupon have the sole right to receive and retain as Security Collateral such interest payments and other distributions; and

       (ii) all interest payments and other distributions that are received by any of the Grantors contrary to the provisions of clause (i) of this Section 14(b) shall be received in trust for the benefit of the Facilities Manager, shall be segregated from other property and funds of such Grantor and shall be forthwith paid over to the Facilities Manager as Security Collateral in the same form as so received (with any necessary endorsement or assignment).

          SECTION 15.  Transfers and Other Liens.  Each Grantor agrees that
                       -------------------------
it shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except for the sale, lease, transfer or other disposition of any Collateral otherwise expressly permitted under Section 5.02(e) of the Credit Agreement, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral, except for (A) the pledge, assignment and security interest created by this Agreement and (B) any other Liens otherwise expressly permitted under Section 5.02(a) of the Credit Agreement.

          SECTION 16.  The Facilities Manager Appointed Attorney-in-Fact.
                       -------------------------------------------------
Each of the Grantors hereby irrevocably appoints the Facilities Manager as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time upon the occurrence and during the continuance of a Default under
Section 7.01(a) or 7.01(f) of the Credit Agreement or an Event of Default, to take any action and to execute any and all instruments and other documents that may be necessary or that the Facilities Manager may deem desirable to accomplish the purposes of this Agreement, including, without limitation:

          (a) to obtain and adjust insurance required to be paid to the Facilities Manager pursuant to Section 12;

          (b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (c) to receive, endorse, assign and collect any and all drafts, acceptances, chattel paper, instruments and other documents in connection with this Agreement (including, without limitation, all instruments representing or evidencing any interest payment or other distribution in respect of the Security Collateral or any part thereof) and to give full discharge for the same;

          (d) to sell, transfer, assign or otherwise deal with the Collateral or any part thereof in the same manner and to the same extent as if the Facilities Manager were the absolute owner thereof; and

          (e) to file any claims, to institute any proceedings or to take any other action, at the expense and for the account of such Grantor, that may be necessary or that the Facilities Manager may deem desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Facilities Manager with respect to any of the Collateral.

          SECTION 17.  The Facilities Manager May Perform.  If any of the
                       ----------------------------------
Grantors fails to perform any agreement contained herein, the Facilities Manager may (but shall not be obligated to) itself perform, or cause performance of, such agreement, and the expenses of the Facilities Manager incurred in connection therewith shall be payable by such Grantor under
Section 20(b).

          SECTION 18.  The Facilities Manager's Duties.  The powers
                       -------------------------------
conferred on the Facilities Manager hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Facilities Manager shall have no duty as to any Collateral or as to the taking of any steps necessary to preserve rights against any parties or any other rights pertaining to any Collateral, whether or not the Facilities Manager has or is deemed to have knowledge or such rights. The Facilities Manager shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Citicorp accords its own property of like tenor.

          SECTION 19.  Remedies.  If any Event of Default shall have
                       --------
occurred and be continuing:

          (a) The Facilities Manager may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of New York at such time (the "N.Y. Uniform Commercial
                                                 -----------------------
     Code"), whether or not the N.Y. Uniform Commercial Code applies to the
     ----
     affected Collateral, and also may:

               (i) require any or all of the Grantors to, and each Grantor hereby agrees that it will at its own expense and upon request of the Facilities Manager forthwith, assemble all or part of the Collateral as directed by the Facilities Manager and make it available to the Facilities Manager at a place to be designated by the Facilities Manager that is reasonably convenient to both parties;

               (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Facilities Manager's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Facilities Manager may deem commercially reasonable; and

               (iii) exercise all rights and remedies of such Grantor under or in connection with the Receivables and the Related Contracts, or otherwise in respect of the Collateral (including, without limitation, any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Receivables and the Related Contracts). Each of the Grantors hereby agrees that, to the extent notice of sale shall be required by applicable law, at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Facilities Manager shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Facilities Manager may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale, without further notice, may be made at the time and place to which it was so adjourned.

          (b) Any cash held by the Facilities Manager as Collateral and all cash proceeds received by the Facilities Manager in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Facilities Manager, be held by the Facilities Manager as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Facilities Manager pursuant to Section 20) in whole or in part by the Facilities Manager for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations in such order as the Facilities Manager shall elect. Any surplus of cash or cash proceeds held by the Facilities Manager in accordance with this
     Section 19(b) and remaining after payment in full in cash of all the Secured Obligations (including, without limitation, the cash collateralization of all Letters of Credit outstanding at such time in a manner satisfactory to the Facilities Manager) shall be paid over to the applicable Grantors or to whomsoever may be lawfully entitled to receive such surplus.

          (c) The Facilities Manager may exercise any and all rights and remedies of any of the Grantors in respect of the Collateral.

          (d) All payments received by any Grantor under, in connection with or in respect of any Collateral shall be received in trust for the benefit of the Facilities Manager, shall be segregated from other property and funds of such Grantor and shall be forthwith paid over to the Facilities Manager in the same form as so received (with any necessary endorsement or assignment).

          (e) The Facilities Manager may, without notice to any of the Grantors except as required by applicable law and at any time or from time to time, charge, set off and otherwise apply all or any part of the Secured Obligations against the Cash Collateral Account or the L/C Cash Collateral Account, or any part thereof.

          SECTION 20.  Indemnity and Expenses.  (a)  Each of the Grantors
                       ----------------------
hereby agrees to indemnify and hold harmless the Facilities Manager and each of the other Secured Parties from, and hold each of them harmless against, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent that such claims, damages, losses, liabilities or expenses are found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the Facilities Manager's or such other Secured Party's gross negligence or willful misconduct.

          (b) Each of the Grantors shall, upon demand, pay to the Facilities Manager the amount of any and all reasonable expenses (including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents) that the Facilities Manager may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Facilities Manager or any other Secured Party hereunder or (iv) the failure by such Grantor to perform or observe any of the provisions of this Agreement.

          SECTION 21.  Amendments; Waivers; Supplements; Etc.  (a)  No
                       -------------------------------------
amendment or waiver of any provision of this Agreement, and no consent to any departure by any of the Grantors herefrom, shall in any event be effective unless the same shall be in writing and signed by the Facilities Manager, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The remedies herein provided are cumulative and not exclusive of any remedies provided by applicable law.

          (b) No failure on the part of the Facilities Manager to exercise, and no delay in exercising any right, power or privilege hereunder, shall operate as a waiver thereof or consent thereto; nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedy provided by applicable law.

          (c) Upon the execution and delivery by any Person of a supplement to this Agreement, in each case in substantially the form of Exhibit D hereto (each a "Security Agreement Supplement"), (i) such Person
                          -----------------------------
shall be referred to as an "Additional Grantor" and shall be and become a Grantor, and each reference in this Agreement to an "Additional Grantor" or a "Grantor" shall also mean and be a reference to such Additional Grantor and each reference in any other Loan Document to a "Grantor" or a "Loan Party" shall also mean and be a reference to such Additional Grantor, and
(ii) the supplements attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement the Schedules to this Agreement, as appropriate, and the Facilities Manager may attach such supplements to such Schedules, and each reference to such Schedules shall mean and be a reference to such Schedules, as supplemented pursuant hereto.

          SECTION 22.  Addresses for Notices.  All notices and other
                       ---------------------
communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and, mailed, telegraphed, telecopied, telexed or delivered if to any Grantor addressed to it at the address set forth below is name of the signature pages to the Credit Agreement; if to any Additional Grantor, addressed to it at the address set forth below its name on the signature pages to the Security Agreement Supplement executed and delivered by such Additional Grantor; if to the Facilities Manager, addressed to it at its address set forth in Section
9.02 of the Credit Agreement or, as to each other party, at such other address as shall be designated by such party in a written notice to the Grantors and the Facilities Manager. All such notices and communications shall, when mailed, telegraphed, telecopied, telexed, be effective when deposited in the mails, delivered to the telegraph company or transmitted by telecopier, confirmed by telex answerback, respectively, addressed as aforesaid.

          SECTION 23.  Continuing Security Interest; Assignments under the
                       ---------------------------------------------------
Credit Agreement.  This Agreement shall create a continuing security
----------------
interest in the Collateral and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of all of the Secured Obligations, (ii) the expiration, termination or cancellation of all of the Letters of Credit, and (iii) the Termination Date, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Facilities Manager hereunder, to the benefit of, and be enforceable by, the Facilities Manager and the other Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Lender Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment or Commitments, the Advances owing to it and the Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender Party under this Agreement or otherwise, in each case as provided in Section 9.07 of the Credit Agreement.

          SECTION 24.  Security Interest Absolute.  (a)  The Obligations of
                       --------------------------
each Grantor hereunder are independent of the Obligations of any other Loan Party under the Loan Documents, and a separate action or actions may be brought or prosecuted against each Grantor, irrespective of whether any action is brought against any other Loan Party or whether any other Loan Party is joined in any such action or actions. All rights of the Facilities Manager and the security interests hereunder, and all obligations of each Grantor hereunder, shall be absolute and unconditional, irrespective of, and each Grantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the circumstances described in the Subsidiaries Guarantee or any other circumstance that might constitute a defense available to, or a discharge of, any Grantor or any guarantor or surety.

          (b) This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Facilities Manager or any other Secured Party or by any other Person upon the insolvency, bankruptcy or reorganization of any Loan Party or otherwise, all as though such payment had not been made.

          SECTION 25.  Release and Termination.  (a)  Upon the sale, lease,
                       -----------------------
transfer or other disposition of any item of Collateral in accordance with
Section 5.02(e) of the Credit Agreement, the Facilities Manager will, at the Grantors' expense, execute and deliver to each Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that:

       (i) at the time of such request and release, no Default shall have occurred and be continuing;

      (ii) such Grantor shall have delivered to the Facilities Manager, at least ten Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a form of release for execution by the Facilities Manager and a certification by such Grantor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Facilities Manager may request; and

     (iii) the Net Cash Proceeds of any such sale, lease, transfer or other disposition required to be applied in accordance with
     Section 2.06 of the Credit Agreement shall be paid to, or in accordance with the instructions of, the Facilities Manager when and as required under Section 2.06 of the Credit Agreement.

       (b) Upon the latest of (i) the payment in full in cash of all of the Secured Obligations, (ii) the expiration, termination or cancellation of all of the Letters of Credit and (iii) the Termination Date, the pledge, assignment and security interest of each of the Grantors under this Agreement shall terminate and all rights in and to the Collateral shall revert to the appropriate Grantor. Upon any such termination, the Facilities Manager will, at the Grantors' expense, return to the appropriate Grantor such of the Collateral of such Grantor in its possession as shall not have been sold or otherwise applied pursuant to the terms of the Loan Documents, and shall execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination and reversion.

          SECTION 26.  Severability.  The provisions of this Agreement are
                       ------------
severable, and if any term or provision shall be held illegal, invalid or unenforceable in whole or in part in any jurisdiction, then such illegality, invalidity or unenforceability shall affect only such term or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such term or provision in any other jurisdiction, or any other term or provision of this Agreement in any jurisdiction.

          SECTION 27.  Governing Law; Terms.  This Agreement shall be
                       --------------------
governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.

          SECTION 28.  Execution in Counterparts. This Agreement may be
                       -------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          IN WITNESS WHEREOF, each of the Grantors has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                              WALTER INDUSTRIES, INC.


                              By
                                 -------------------------------------------
                                 Name:
                                 Title:


                              JIM WALTER HOMES, INC.


                              By
                                 -------------------------------------------
                                 Name:
                                 Title:


                              JIM WALTER RESOURCES, INC.


                              By
                                 -------------------------------------------
                                 Name:
                                 Title:


                              JW ALUMINUM COMPANY

                              By
                                 ---------------------------------------
                                 Name:
                                 Title:

                              JW WINDOW COMPONENTS, INC.


                              By
                                 ------------------------------------------
                                 Name:
                                 Title:


                              SLOSS INDUSTRIES CORPORATION


                              By
                                 -------------------------------------------
                                 Name:
                                 Title:


                              SOUTHERN PRECISION CORPORATION


                              By
                                 -------------------------------------------
                                 Name:
                                 Title:


                              UNITED STATES PIPE AND FOUNDRY
                                COMPANY


                              By
                                 -------------------------------------------
                                 Name:
                                 Title:


                              VESTAL MANUFACTURING COMPANY


                              By
                                 -------------------------------------------
                                 Name:
                                 Title:

                                                         EXHIBIT A TO THE
                                                         SECURITY AGREEMENT
                                                         ------------------


                   FORM OF CASH COLLATERAL ACCOUNT LETTER

                                                                     , 199
                                                        ---------- --     -

Mellon Bank, N.A.
[ADDRESS]
Attention:
           -------------------------------

                          Walter Industries, Inc.
                          -----------------------

Ladies and Gentlemen:

          Reference is made to deposit account no.               (the "Cash
                                                   -------------       ----
Collateral Account") maintained with you by Walter Industries, Inc., a
------------------
Delaware corporation (the "Grantor").  Pursuant to the Security Agreement
                           -------
dated March   , 1995 (as amended, supplemented or otherwise modified from
            --
time to time, the "Security Agreement"; terms defined therein unless
                   ------------------
otherwise defined herein being used herein as therein defined), the Grantor has granted to Citicorp USA, Inc., as facilities manager and as collateral agent (together with any successor appointed pursuant to Article VIII of the Credit Agreement (as hereinafter defined), the "Facilities Manager")
                                                    ------------------
for the Secured Parties referred to in the Credit Agreement dated as of February 27, 1995 (as such agreement may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement") with the
                                           ----------------
Grantor, certain Subsidiaries of the Grantor parties thereto, the Secured Parties named therein and the Facilities Manager, a security interest in certain property and assets of the Grantor, including, among other things, the following (the "Account Collateral"): (a) the Cash Collateral
                    ------------------
Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Cash Collateral Account; (b) all interest, dividends, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral; and (c) all proceeds of any and all of the foregoing Account Collateral and, to the extent not otherwise included, all (i) payments under insurance (whether or not the Facilities Manager is the loss payee thereof), or any indemnity, warranty or guarantee, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Account Collateral and (ii) cash. It is a condition to the continued maintenance of the Cash Collateral Account with you that you agree to this letter agreement.

          By signing this letter agreement, you acknowledge notice of, and consent to the terms and provisions of, the Security Agreement and confirm to the Facilities Manager that the description of the Cash Collateral Account set forth in the Preliminary Statements to the Security Agreement is correct and that you have received no notice of any other pledge or assignment of, or lien on or security interest in, the Cash Collateral Account. Further, you hereby agree with the Facilities Manager that:

          (a) Notwithstanding anything to the contrary in any other agreement relating to the Cash Collateral Account, the Cash Collateral Account is and will be subject to the terms and conditions of the Security Agreement, will be maintained solely for the benefit of the Facilities Manager, on behalf of itself and the other Secured Parties, will be entitled "Citicorp USA, Inc., as Facilities Manager, Re:
     Walter Industries, Inc." and will be subject to written instructions only from an officer of the Facilities Manager or, so long as no Default has occurred and is continuing, an officer of the Swing Line Borrower, as agent for, and with the consent of, the Facilities Manager.

          (b) In accordance with written instructions received from the Facilities Manager, you will, subject to the provisions hereof, from time to time (i) invest amounts on deposit in the Cash Collateral Account in such investments as are set forth in such instructions of the Facilities Manager in the name of the Facilities Manager, on behalf of the Grantor and (ii) invest interest paid on the investments referred to in clause (i) above, and reinvest other proceeds of any such investments that my mature or be sold, in each case in such investments in the name of the Facilities Manager as are set forth in the instructions of the Facilities Manager, on behalf of the Grantor (the investments referred to in clauses (i) and (ii) above being collectively "Collateral Investments"). Interest and proceeds that
                   ----------------------
     are not invested or reinvested in Collateral Investments as provided above shall be deposited and held in the Cash Collateral Account.

          (c) You will follow your usual operating procedures for the handling of any remittance received in the Cash Collateral Account that contains restrictive endorsements, irregularities (such as a variance between the written and numerical amounts), undated or postdated items, missing signatures, incorrect payees, etc.

          (d) You will process all eligible checks and other remittance items not covered by subsection (c) above and deposit such checks and remittance items in the Cash Collateral Account.

          (e)  You will maintain a record of all checks and other
     remittance items received in the Cash Collateral Account and, in addition to providing the Grantor with photostats, vouchers, enclosures, records and other documents in accordance with the arrangements in effect between you and the Grantor on the date hereof, of such checks and remittance items on a daily basis, furnish to the Facilities Manager (i) a monthly statement of the Cash Collateral Account and (ii) daily collection and check float report, to be transmitted electronically to the Facilities Manager at 399 Park
     Avenue, New York, New York  10043, Attention:                          .
                                                   -------------------------

          (f) You will transfer, in same day funds, on each of your business days, all amounts to be applied by the Facilities Manager on such day pursuant to Section 8 of the Security Agreement to the following account (the "Facilities Manager's Account"):
                             ----------------------------

               Citicorp USA, Inc., as Facilities Manager
               Account No. 40585488
               Citibank, N.A.
               399 Park Avenue
               New York, New York 10043
               Attention:  Ms. Hein Nugent

     Upon receipt of instructions from the Grantor, acting as agent for the Facilities Manager, you will transfer all or a portion of the amounts on deposit in the Cash Collateral Account specified by the Grantor to the Grantor, at the account specified in such instructions of the Grantor. Except as provided in this paragraph (f), upon no event shall you release any amounts on deposit in the Cash Collateral Account at the request of any Person other than the Facilities Manager or, so long as no Default has occurred and is continuing, the Grantor, acting as agent for, and with the consent of, the Facilities Manager. Each such transfer of funds shall neither compromise only part of a remittance nor reflect the rounding off of any funds so transferred.

          (g) All transfers from the Cash Collateral Account referred to in subsection (f) above shall be made by you irrespective of, and without deduction for, any counterclaim, defense, recoupment or setoff and shall be final, and you will not seek to recover from the Facilities Manager for any reason any such payment once made.

          (h) All service charges and fees with respect to the Cash Collateral Account shall be payable by the Grantor, but may be charged to another account maintained by the Grantor with you (other than any Blocked Account or Collection Account maintained with you).

          (i) The Facilities Manager shall be entitled to exercise any and all rights of the Grantor in respect of the Cash Collateral Account in accordance with the terms of the Security Agreement, and you shall comply in all respects with such exercise.

          This letter agreement shall be binding upon you and your successors and assigns and shall inure to the benefit of, and be enforceable by, the Facilities Manager and the other Secured Parties and their respective successors, transferees and assigns. You may terminate this letter agreement only upon 30 days' prior written notice to the Grantor and the Facilities Manager. Upon such termination, you shall close the Cash Collateral Account and transfer all funds in the Cash Collateral Account in accordance with the instructions of the Facilities Manager.
Upon such termination, you shall nonetheless remain obligated to transfer promptly to the Facilities Manager, at the account designated by the Facilities Manager at such time, all funds and other property received in respect of the Cash Collateral Account.

          This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this letter agreement shall be effective as delivery of a manually executed counterpart of this letter agreement.

          This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                                   Very truly yours,

                                   CITICORP USA, INC., as Facilities Manager


                                   By
                                     ---------------------------------------
                                     Attorney-in-Fact

                                   WALTER INDUSTRIES, INC., as Grantor


                                   By:
                                      --------------------------------------
                                        Name:
                                        Title:

Acknowledged and agreed to as
of the date first above written:

MELLON BANK, N.A.


By:
   ------------------------------
     Name:
     Title:

                                                         EXHIBIT B TO THE
                                                         SECURITY AGREEMENT
                                                         ------------------


                 FORM OF L/C CASH COLLATERAL ACCOUNT LETTER

                                                                     , 199
                                                       ----------- --     -

Citibank, N.A.
399 Park Avenue
New York, NY  10043
Attention:  Ms. Hein Nugent

                          Walter Industries, Inc.
                          -----------------------

Ladies and Gentlemen:

          Reference is made to deposit account no. 40669593 (the "L/C Cash
                                                                  --------
Collateral Account") maintained with you by Jim Walter Homes, Inc., a
------------------
Florida corporation, Jim Walter Resources, Inc., an Alabama Corporation, JW Aluminum Company, a Delaware corporation, JW Window Components, Inc., a Delaware corporation, Sloss Industries Corporation, a Delaware corporation, Southern Precision Corporation, a Delaware corporation, United States Pipe and Foundry Company, a Delaware corporation and Vestal Manufacturing Company, a Delaware corporation (collectively, the "Grantors"). Pursuant
                                                    --------
to the Security Agreement dated March __, 1995 (as amended, supplemented or otherwise modified from time to time, the "Security Agreement"; terms
                                           ------------------
defined therein unless otherwise defined herein being used herein as therein defined), the Grantors have granted to Citicorp USA, Inc., as facilities manager and as collateral agent (together with any successor appointed pursuant to Article VIII of the Credit Agreement (as hereinafter defined), the "Facilities Manager") for the Secured Parties referred to in
               ------------------
the Credit Agreement dated as of February 27, 1995 (as such agreement may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement") with the Grantors and Walter Industries, Inc., the
 ----------------
Secured Parties named therein and the Facilities Manager, a security interest in certain property and assets of the Grantors, including, among other things, the following (the "Account Collateral"): (a) the L/C Cash
                                  ------------------
Collateral Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the L/C Cash Collateral Account; (b) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral; and (c) all proceeds of any and all of the foregoing Account Collateral and, to the extent not otherwise included, all
(i) payments under insurance (whether or not the Facilities Manager is the loss payee thereof), or any indemnity, warranty or guarantee, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Account Collateral and (ii) cash. It is a condition to the continued maintenance of the L/C Cash Collateral Account with you that you agree to this letter agreement.

          By signing this letter agreement, you acknowledge notice of, and consent to the terms and provisions of, the Security Agreement and confirm to the Facilities Manager that the description of the L/C Cash Collateral Account set forth in the Preliminary Statements to the Security Agreement is correct and that you have received no notice of any other pledge or assignment of, or lien on or security interest in, the L/C Cash Collateral Account. Furthermore, you hereby agree with the Facilities Manager that:

          (a) Notwithstanding anything to the contrary in any other agreement relating to the L/C Cash Collateral Account, the L/C Cash Collateral Account is and will be subject to the terms and conditions of the Security Agreement, will be maintained solely for the benefit of the Facilities Manager, on behalf of itself and the other Secured Parties, will be entitled "Citicorp USA, Inc., as Facilities Manager,
     Re: Walter Industries, Inc." and will be subject to written instructions only from an officer of the Facilities Manager.

          (b) In accordance with written instructions received from the Facilities Manager, you will, subject to the provisions hereof, from time to time (i) invest amounts on deposit to the L/C Cash Collateral Account in such investments as are set forth in such instructions of the Facilities Manager in the name of the Facilities Manager, on behalf of the Grantor, and (ii) invest interest paid on the investments referred to in clause (i) above, and reinvest other proceeds of any such investments that may mature or be sold, in each case in such investments in the name of the Facilities Manager as are set forth in the instructions of the Facilities Manager in the name of the Facilities Manager, on behalf of the Grantor (the investments referred to in clauses (i) and (ii) above being collectively "Collateral Investments"). Interest and proceeds that are not
      ----------------------
     invested or reinvested in Collateral Investments as provided above shall be deposited and held in the L/C Cash Collateral Account.

          (c) Upon receipt of written instructions from the Facilities Manager, you will transfer all or a portion of the amounts on deposit in the L/C Cash Collateral Account specified by the Facilities Manager, and that are not required to be maintained in such account under Section 8 of the Security Agreement on such day, to the relevant Grantor, at the account specified in such instructions of the Facilities Manager. Upon no event shall you release any amounts on deposit in the L/C Cash Collateral Account at the request of any Grantor or any Person other than the Facilities Manager. Each such transfer of funds shall neither comprise only part of the remittance nor reflect the rounding off of any funds so transferred.

          (d) All transfers from the L/C Cash Collateral Account shall be made by you irrespective of, and without deduction for, any counterclaim, defense, recoupment or set-off and shall be final, and you will not seek to recover from the Facilities Manager for any reason any such payment once made.

          (e) All service charges and fees with respect to the L/C Cash Collateral Account shall be payable by the Grantors and shall not be charged to the L/C Cash Collateral Account, but may be charged to another account maintained by the Grantors with you (other than any Blocked Account or Collection Account maintained with you).

          (f) The Facilities Manager shall be entitled to exercise any and all rights of the Grantors in respect of the L/C Cash Collateral Account in accordance with the terms of the Security Agreement, and you shall comply in all respects with such exercise.

          This letter agreement shall be binding upon you and your successors and assigns and shall inure to the benefit of, and be enforceable by, the Facilities Manager and the other Secured Parties and their respective successors, transferees and assigns. You may terminate this letter agreement only upon 30 days' prior written notice to the Grantors and the Facilities Manager. Upon such termination, you shall close the L/C Cash Collateral Account and transfer all funds in the L/C Cash Collateral Account in accordance with the instructions of the Facilities Manager. Upon any such termination, you shall nonetheless remain obligated to transfer promptly to the Cash Collateral Account, or another account designated by the Facilities Manager at such time, all funds and other property received in respect of the L/C Cash Collateral Account.

          This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this letter agreement shall be effective as delivery of a manually executed counterpart of this letter agreement.

          This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                                   Very truly yours,

                                   CITICORP USA, INC., as Facilities Manager


                                   By
                                     ---------------------------------------
                                     Attorney-in-Fact

                                   JIM WALTER HOMES, INC., as Grantor


                                   By
                                     ---------------------------------------
                                      Name:
                                      Title:

                                   JIM WALTER RESOURCES, INC., as
                                      Grantor


                                   By
                                     ---------------------------------------
                                      Name:
                                      Title:

                                   JW ALUMINUM COMPANY, as Grantor


                                   By
                                     ---------------------------------------
                                      Name:
                                      Title:

                                   JW WINDOW COMPONENTS, INC., as
                                      Grantor


                                   By
                                     ---------------------------------------
                                      Name:
                                      Title:


                                   SLOSS INDUSTRIES CORPORATION, as
                                      Grantor


                                   By
                                     ---------------------------------------
                                      Name:
                                      Title:


                                   SOUTHERN PRECISION CORPORATION,
                                      as Grantor


                                   By
                                     ---------------------------------------
                                      Name:
                                      Title:

                                   UNITED STATES PIPE AND FOUNDRY
                                      COMPANY, as Grantor


                                   By
                                     ---------------------------------------
                                      Name:
                                      Title:

                                   VESTAL MANUFACTURING COMPANY,
                                      as Grantor


                                   By
                                     ---------------------------------------
                                      Name:
                                      Title:

Acknowledged and agreed
to as of the date first
above written:

CITIBANK, N.A.


By
  -----------------------------------
   Vice President

                                                         EXHIBIT C TO THE
                                                         SECURITY AGREEMENT
                                                         ------------------


               FORM OF BLOCKED AND COLLECTION ACCOUNTS LETTER

                                                                     , 199
                                                    -------------- --     -

[Name and Address of Blocked
and Collection Accounts Bank]
Attention:
          --------------------------

                           [Name of the Borrower]
                            --------------------

Gentlemen/women:

          Reference is made to [lockbox no.                 into which
                                            ---------------
certain monies, instruments and other property and assets are deposited
from time to time and deposit account nos.                      and
                                           --------------------     --------
               ] (collectively, the "Blocked Account") and deposit account
---------------                      ---------------
no.                   (the "Collection Account") maintained with you by
    -----------------       ------------------                          ----
               (the "Grantor").  Pursuant to the Security Agreement dated
--------------
March ___, 1995 (as amended, supplemented or otherwise modified from time to time, the "Security Agreement"; terms defined therein unless otherwise
              ------------------
defined herein being used herein as therein defined), the Grantor has granted to Citicorp, USA, Inc., as facilities manager and as collateral agent (together with any successor appointed pursuant to Article VIII of the Credit Agreement (as hereinafter defined), the  "Facilities Manager")
                                                     ------------------
for the Secured Parties referred to in the Credit Agreement dated as of February 27, 1995 (as such agreement may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement") with the
                                            ----------------
Grantor, Walter Industries, Inc., certain other Subsidiaries of Walter Industries, Inc. parties thereto, the Secured Parties named therein and the Facilities Manager, a security interest in certain property and assets of the Grantor, including, among other things, the following (the "Account
                                                                -------
Collateral"): (a) the Blocked Account, all funds held therein and all
----------
certificates and instruments, if any, from time to time representing or evidencing the Blocked Account; (b) the Collection Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Collection Account; (c) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral; and (d) all proceeds of any and all of the foregoing Account Collateral and, to the extent not otherwise included, all (i) payments under insurance (whether or not the Facilities Manager is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Account Collateral and (ii) cash. It is a condition to the continued maintenance of the Blocked Account and the Collection Account with you that you agree to this letter agreement.

          By signing this letter agreement, you acknowledge notice of, and consent to the terms and provisions of, the Security Agreement and confirm to the Facilities Manager that the description of each of the Blocked Account and the Collection Account set forth on Schedule II of the Security Agreement is correct and that you have received no notice of any other pledge or assignment of either the Blocked Account or the Collection Account. Further, you hereby agree with the Facilities Manager that:

          (a)  Notwithstanding anything to the contrary in any other
agreement relating to the     Blocked Account or the Collection
                              Account, each of the Blocked Account and the Collection

     Account are and will be subject to the terms and conditions of the Security Agreement, will be maintained solely for the benefit of the Facilities Manager, on its behalf and on behalf of the Secured Parties, will be entitled "Citicorp, USA, Inc., as Facilities Manager,
     Re: [Name of Grantor]" and will be subject to written instructions only from an officer of the Facilities Manager.

          (b) You will collect mail from the Blocked Account on each of your business days at times that coincide with the delivery of mail thereto.

          (c) You will follow your usual operating procedures for the handling of any remittance received in the Blocked Account that contains restrictive endorsements, irregularities (such as a variance between the written and numerical amounts), undated or postdated items, missing signatures, incorrect payees, etc.

          (d) You will endorse and process all eligible checks and other remittance items not covered by paragraph (c) and deposit such checks and remittance items in the Blocked Account.

          (e) You will maintain a record of all checks and other remittance items received in the Blocked Account and, in addition to providing the Grantor with photostats, vouchers, enclosures, records and other documents in accordance with the arrangements in effect between you and the Grantor on the date hereof, of such checks and remittance items on a daily basis, furnish to the Facilities Manager
     (i) a monthly statement of the Blocked Account and the Collection Account and (ii) a daily collection and check float report, to be transmitted electronically to the Facilities Manager at 399 Park Avenue, New York, New York 10043, Attention: ___________________.

          (f) You will transfer, in same day funds, at the end of each of your business days, the credit balance of the Blocked Account to the Collection Account maintained by the Grantor with you.

          (g) Unless you have received from the Facilities Manager notice of the occurrence and continuance of a Default under Section 7.01(a) or 7.01(f) of the Credit Agreement or an Event of Default, you will transfer, in same day funds, at the end of each of your business days, to each Permitted Disbursement Account maintained by the Grantor with you from the Collection Account, an amount equal to the debit balance of such Permitted Disbursement Account.

          (h) You will transfer, in same day funds, not later than 10:00 A.M. (New York City time) on each of your business days, the available and collected credit balance of the Collection Account as at the end of the immediately preceding business day (less any amounts specified in paragraph (g) above) to the following account (the "Cash Collateral
                                                            ---------------
     Account"):
     -------

               Citicorp USA, Inc., as Facilities Manager
               Re:  Walter Industries, Inc.
               Account No.
                           -----------------
               Mellon Bank, N.A.
               [Address]
               Attention:
                           -------------------

          (i) All transfers referred to in paragraphs (f), (g) and (h) above shall be made by the undersigned irrespective of, and without deduction for, any counterclaim, defense, recoupment or setoff and shall be final, and the undersigned will not seek to recover from the Facilities Manager for any reason any such payment once made. Each such transfer of funds shall neither comprise only part of a remittance nor reflect the rounding off of any funds so transferred.

          (j) All service charges and fees with respect to the Blocked Account or the Collection Account shall be payable by the Grantor, but may be charged to another account maintained by the Grantor with you (other than any other Blocked Account or Collection Account maintained with you).

          (k) The Facilities Manager shall be entitled to exercise any and all rights of the Grantor in respect of the Blocked Account and the Collection Account in accordance with the terms of the Security Agreement, and the undersigned shall comply in all respects with such exercise.

          This letter agreement shall be binding upon you and your successors and assigns and shall inure to the benefit of the Facilities Manager, the other Secured Parties and their successors, transferees and assigns. You may terminate this letter agreement only upon 30 days' prior written notice to the Borrower and the Facilities Manager. Upon such termination, you shall close the Blocked Account and the Collection Account and transfer all funds in the Blocked Account and the Collection Account to the Cash Collection Account. After any such termination, you shall nonetheless remain obligated promptly to transfer to the Cash Collateral Account all funds and other property received in respect of the Blocked Account.

          This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this letter agreement shall be effective as delivery of a manually executed counterpart of this letter agreement.

          This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                                   Very truly yours,

                                   CITICORP USA, INC., as Facilities Manager


                                   By
                                     ---------------------------------------
                                     Name:
                                     Title:

                                   [NAME OF BORROWER], as Grantor


                                   By
                                     ---------------------------------------
                                     Name:
                                     Title:

Acknowledged and agreed to as of
the date first above written:

[NAME OF BLOCKED AND
 COLLECTION ACCOUNTS BANK]


By
  --------------------------------
     Name:
     Title:

                                                         EXHIBIT D TO THE
                                                         SECURITY AGREEMENT
                                                         ------------------


                   FORM OF SECURITY AGREEMENT SUPPLEMENT


                                        ________, 19__

Citicorp USA, Inc., as Facilities Manager
399 Park Avenue
New York, New York  10043
Attention:  __________________________________________


              Security Agreement dated March __, 1995 made by
      Walter Industries, Inc. and the other Grantors named therein to
                 Citicorp USA, Inc., as Facilities Manager
 -------------------------------------------------------------------------


Ladies and Gentlemen:

          Reference is made to the above-captioned Security Agreement (as amended, supplemented or otherwise modified from time to time, the "Security Agreement"). Capitalized terms not otherwise defined herein are
 ------------------
used herein as defined in the Security Agreement.

          The undersigned hereby assigns and pledges to the Facilities Manager for its benefit and the ratable benefit of the Secured Parties, and hereby grants to the Facilities Manager for its benefit and the ratable benefit of the Secured Parties, as security for the Secured Obligations, a pledge and assignment of, and a lien on and security interest in, all of the right, title and interest of the undersigned, whether now owned or hereafter acquired, in and to the Collateral owned by the undersigned (other than any property and assets of the types referred to in Section 1(__) of the Security Agreement), including, but not limited to, the property and assets of the undersigned set forth on the attached supplements to the Schedules to the Security Agreement.

          The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each other Grantor and agrees that each reference in the Security Agreement to a "Grantor" shall also mean and be a reference to the undersigned, and each reference in any other Loan Document to a "Grantor" or a "Loan Party" shall also mean and be a reference to the undersigned.

          The undersigned has attached hereto supplements to each of the Schedules to the Security Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplements have been prepared by the undersigned in substantially the form of the Schedules to the Security Agreement and are accurate and complete.

          This Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

          The undersigned hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of the Loan Documents, the transactions contemplated thereby or the actions of the Facilities Manager or any Secured Party in the negotiation, administration, performance or enforcement thereof.

                                   Very truly yours,

                                   [NAME OF ADDITIONAL GRANTOR]


                                   By
                                     ------------------------
                                     Name:
                                     Title:

                                     Address:

                                              EXHIBIT E TO THE
                                              CREDIT AGREEMENT
                                              ----------------



===========================================================================


                       FORM OF SUBSIDIARIES GUARANTEE

                           Dated March ___, 1995

                                    From

            THE PERSONS SET FORTH ON THE SIGNATURE PAGES HEREOF

                               as Guarantors
                               -- ----------

                                in favor of

                           THE SECURED PARTIES TO
                  THE CREDIT AGREEMENT REFERRED TO HEREIN

                                    and

                             CITICORP USA, INC.

                           as Facilities Manager
                           -- ---------- -------



===========================================================================

                     T A B L E   O F   C O N T E N T S
                     - - - - -   - -   - - - - - - - -


Section                                                                Page


SECTION 1.  Guarantee; Limitation of Liability  . . . . . . . . . . . .   1

SECTION 2.  Guarantee Absolute  . . . . . . . . . . . . . . . . . . . .   2

SECTION 3.  Waivers and Acknowledgments . . . . . . . . . . . . . . . .   3

SECTION 4.  Subrogation . . . . . . . . . . . . . . . . . . . . . . . .   3

SECTION 5.  Representations and Warranties  . . . . . . . . . . . . . .   4

SECTION 6.  Confirmation of Certain Provisions of the Credit
            Agreement   . . . . . . . . . . . . . . . . . . . . . . . .   4

SECTION 7.  Amendments; Supplements; Etc. . . . . . . . . . . . . . . .   4

SECTION 8.  Notices, Etc. . . . . . . . . . . . . . . . . . . . . . . .   5

SECTION 9.  No Waiver; Remedies . . . . . . . . . . . . . . . . . . . .   5

SECTION 10.  Right of Setoff  . . . . . . . . . . . . . . . . . . . . .   5

SECTION 11.  Indemnification  . . . . . . . . . . . . . . . . . . . . .   5

SECTION 12.  Continuing Guarantee; Assignments under the Credit
             Agreement  . . . . . . . . . . . . . . . . . . . . . . . .   6

SECTION 13.  Governing Law  . . . . . . . . . . . . . . . . . . . . . .   6


                                  EXHIBIT

Exhibit A -  Form of Supplemental Guarantee

                           SUBSIDIARIES GUARANTEE

          GUARANTEE dated March __, 1995 made by each of the Persons set forth on the signature pages hereof (collectively, the "Working Capital
                                                        ---------------
Borrowers" and, together with the Additional Guarantors (as defined in
---------
Section 7(b)), the "Guarantors"), in favor of the Secured Parties (as
                    ----------
defined in the Credit Agreement referred to below) and Citicorp USA, Inc., as the facilities manager and the collateral agent (together with any successor appointed pursuant to Article VIII of the Credit Agreement, the "Facilities Manager") for the Secured Parties.
 ------------------

          PRELIMINARY STATEMENT. The Lender Parties, Citicorp USA, Inc. ("Citicorp"), Merrill Lynch Capital Corporation ("Merrill Lynch") and
  --------                                        -------------
NationsBank of Florida, N.A., as Co-Administrative Agents, Citicorp Securities, Inc., Merrill Lynch and NationsBank Capital Markets, Inc., as Co-Arrangers, The First National Bank of Boston, as Co-Agent, and Citicorp, as Facilities Manager, are parties to a Credit Agreement dated as of February 27, 1995 (such agreement, as it may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined
                                           ----------------
therein unless otherwise defined herein being used herein as therein defined) with Walter Industries, Inc., a Delaware corporation (the "Swing
                                                                    -----
Line Borrower"), and each of the Guarantors.  It is a condition precedent
-------------
to the making of Advances by the Lender Parties and the issuance of Letters of Credit by the Issuing Banks under the Credit Agreement that each of the Guarantors shall have executed and delivered this Subsidiaries Guarantee.

          NOW, THEREFORE, in consideration of the premises and in order to induce the Lender Parties to make Advances and the Issuing Banks to issue Letters of Credit under the Credit Agreement from time to time, each of the Guarantors hereby agrees as follows:

          SECTION 1.  Guarantee; Limitation of Liability.  (a)  Each of
                      ----------------------------------
the Guarantors hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of each other Loan Party now or hereafter existing under the Loan Documents, whether for principal, interest, fees, commissions, expenses or otherwise (such Obligations being the "Guaranteed
                                                                ----------
Obligations"), and agrees to pay any and all expenses (including, without
-----------
limitation, reasonable fees and expenses of counsel) incurred by the Facilities Manager or any other Secured Party in enforcing any rights under this Subsidiaries Guarantee. Without limiting the generality of the foregoing, each of the Guarantors' liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to the Facilities Manager or any other Secured Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

          (b) The liability of each of the Guarantors under this Subsidiaries Guarantee shall not exceed the greater of (i) the sum of (A) such Guarantor's net intercompany obligations arising after the Effective Date (as defined in the Plan of Reorganization) owed to any other Loan Party, (B) the amount of capital contributed to such Guarantor, directly or indirectly, by any other Loan Party on or after the Effective Date and (C) the net benefit realized by such Guarantor from the proceeds of Advances made from time to time to such Guarantor and (ii) the greater of (A) 95% of the Adjusted Net Assets of such Guarantor on the date of this Subsidiaries Guarantee and (B) 95% of the Adjusted Net Assets of such Guarantor on the date of any payment hereunder. For purposes of this Subsidiaries Guarantee, the term "Adjusted Net Assets" means, with respect to each of
                     -------------------
the Guarantors at any date of determination, the lesser of (1) the amount by which the fair value of the property and assets of each of the Guarantors exceeds the total amount of liabilities (including, without limitation, contingent liabilities but excluding liabilities under the Loan Documents) of such Guarantor at such date and (2) the amount by which the present fair salable value of the property and assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (excluding debt in respect of the Loan Documents), as they become absolute and matured.

          SECTION 2.  Guarantee Absolute.  Each of the Guarantors
                      ------------------
guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Facilities Manager or any other Secured Party with respect thereto. The Obligations of each of the Guarantors under this Subsidiaries Guarantee are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents, and a separate action or actions may be brought and prosecuted against each of the Guarantors to enforce this Subsidiaries Guarantee, irrespective of whether any action is brought against any other Loan Party or whether any other Loan Party is joined in any such action or actions. The liability of each of the Guarantors under this Subsidiaries Guarantee shall be absolute, unconditional and irrevocable irrespective of, and each of the Guarantors hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any and all of the following:

          (a) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document (including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise);

          (c) any taking, exchange, release or nonperfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Guaranteed Obligations;

          (d) any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents, or any other property and assets of any other Loan Party or any of its Subsidiaries;

          (e) any change, restructuring or termination of the corporate structure or existence of any other Loan Party or any of its Subsidiaries;

          (f) any failure of any Secured Party to disclose to any Loan Party any information relating to the financial condition, operations, properties or prospects of any other Loan Party now or hereafter known to such Secured Party; or

          (g) any other circumstance (including, without limitation, any statute of limitations or any existence of or reliance on any representation by the Facilities Manager or any other Secured Party) that might otherwise constitute a defense available to, or a discharge of, such Guarantor, any other Loan Party or any other guarantor or surety.

This Subsidiaries Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Facilities Manager or any other Secured Party or by any other Person upon the insolvency, bankruptcy or reorganization of any Guarantor or any other Loan Party or otherwise, all as though such payment had not been made.

          SECTION 3.  Waivers and Acknowledgments.  (a)  Each of the
                      ---------------------------
Guarantors hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Subsidiaries Guarantee, and any requirement that the Facilities Manager or any other Secured Party protect, secure, perfect or insure any Lien or any property or assets subject thereto or exhaust any right or take any action against any other Loan Party or any other Person or any Collateral.

          (b) Each of the Guarantors hereby unconditionally and irrevocably waives any duty on the part of the Facilities Manager or any other Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, operation or condition of any other Loan Party or any of its Subsidiaries or to its property and assets now or hereafter known by the Facilities Manager or such Secured Party.

          (c) Each of the Guarantors hereby unconditionally waives any right to revoke this Subsidiaries Guarantee, and acknowledges that this Subsidiaries Guarantee is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

          (d) Each of the Guarantors acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents, and that the waivers set forth in this
Section 3 are knowingly made in contemplation of such benefits.

          SECTION 4.  Subrogation.  Each of the Guarantors hereby
                      -----------
unconditionally and irrevocably agrees not to exercise any rights that it may now have or may hereafter acquire against any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Obligations of such Guarantor under this Subsidiaries Guarantee or under any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Facilities Manager or any other Secured Party against such other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from such other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim, remedy or right, until such time as all of the Guaranteed Obligations and all other amounts payable under this Subsidiaries Guarantee shall have been paid in full in cash, all of the Letters of Credit shall have expired, terminated or been cancelled and the Commitments shall have expired or terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of all of the Guaranteed Obligations and all other amounts payable under this Subsidiaries Guarantee, (b) the full drawing, termination, expiration or cancellation of all Letters of Credit and (c) the Termination Date, such amount shall be held in trust for the benefit of the Facilities Manager and the other Secured Parties and shall forthwith be paid to the Facilities Manager to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Subsidiaries Guarantee, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Subsidiaries Guarantee thereafter arising. If (i) any Guarantor shall pay to the Facilities Manager all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Subsidiaries Guarantee shall have been paid in full in cash, (iii) all of the Letters of Credit shall have expired, terminated or been cancelled and (iv) the Termination Date shall have occurred, the Facilities Manager and the other Secured Parties will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer of subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from the payment made by such Guarantor.

          SECTION 5.  Representations and Warranties.  (a)  There are no
                      ------------------------------
conditions precedent to the effectiveness of this Subsidiaries Guarantee that have not been satisfied or waived.

          (b) Each Guarantor has, independently and without reliance upon the Facilities Manager or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Subsidiaries Guarantee, and each Guarantor has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the financial condition, operations, properties and prospects of such other Loan Party.

          SECTION 6.  Confirmation of Certain Provisions of the Credit
                      ------------------------------------------------
Agreement.  Each of the Guarantors hereby confirms to the Facilities
---------
Manager and the other Secured Parties that each of the representations and warranties set forth in the Loan Documents that are made by such Guarantor or on behalf of such Guarantor by any Borrower are true and correct. Each of the Guarantors hereby confirms and agrees that, so long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment, such Guarantor will perform and observe all of the terms, covenants and agreements set forth in the Loan Documents on its part to be performed or observed or that any Borrower is to cause such Guarantor to perform or observe.

          SECTION 7.  Amendments; Supplements; Etc.  (a) No amendment or
                      -----------------------------
waiver of any provision of this Subsidiaries Guarantee and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Facilities Manager and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Secured Parties (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following: (i) reduce or limit the liability of any Guarantor hereunder,
(ii) postpone any date fixed for payment hereunder, (iii) change the number of Secured Parties required to take any action hereunder or (iv) amend this
Section 7.

          (b) Upon the execution and delivery by any Person of a supplement to this Subsidiaries Guarantee, in each case in substantially the form of Exhibit A hereto (each a "Guarantee
                                      ----------

Supplement"), such Person shall be referred to as an "Additional Guarantor"
----------
and shall be and become a Guarantor, and each reference in this Subsidiaries Guarantee to a "Guarantor" shall also mean and be a reference to such Additional Guarantor and each reference in any other Loan Document to a "Guarantor" or a "Loan Party" shall also mean and be a reference to such Additional Guarantor.

          SECTION 8.  Notices, Etc.  All notices and other communications
                      -------------
provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to any of the Working Capital Borrowers at its address set forth in Section 9.02 of the Credit Agreement; if to any Additional Guarantor, at its address set forth below its name on the signature page to the Guarantee Supplement executed and delivered by it; if to the Facilities Manager or any other Secured Party, at its address set forth in Section
9.02 of the Credit Agreement; or as to any Borrower or the Facilities Manager, at such other address as shall be designated by such party in a written notice to the other parties or, as to any other party, at such other address as shall be designated by such party in a written notice to the Guarantors and the Facilities Manager. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively addressed as aforesaid.

          SECTION 9.  No Waiver; Remedies.  No failure on the part of the
                      -------------------
Facilities Manager or any other Secured Party to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof or consent thereto; nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by applicable law.

          SECTION 10.  Right of Setoff.  Upon (a) the occurrence and
                       ---------------
during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 7.01 of the Credit Agreement to authorize the Facilities Manager to declare the Notes due and payable pursuant to the provisions of such Section 7.01, each Lender Party and each of its Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of any Guarantor against any and all of the Obligations of such Guarantor now or hereafter existing under this Subsidiaries Guarantee, irrespective whether such Lender Party shall have made any demand under this Subsidiaries Guarantee and although such Obligations may be unmatured. Each Lender Party agrees promptly to notify the applicable Guarantor after any such setoff and application shall be made by such Lender Party or any of its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender Party and its Affiliates under this Section 10 are in addition to other rights and remedies (including, without limitation, other rights of setoff) that such Lender Party and its Affiliates may have.

          SECTION 11.  Indemnification.  (a)  Without limiting any other
                       ---------------
Obligations of any Guarantor or any remedies of the Secured Parties under this Subsidiaries Guarantee, each of the Guarantors agrees to indemnify and hold harmless the Facilities Manager and each of the other Secured Parties from, and hold each of them harmless against, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of such Secured Party's counsel) suffered or incurred as a result of or in connection with (i) the failure of any of the Guaranteed

Obligations to be the legal, valid and binding obligations of any Loan Party, enforceable against such Loan Party in accordance with its terms, or
(ii) the failure of any Loan Party to pay or perform any of the Guaranteed Obligations in accordance with its terms.

          (b) Without prejudice to the survival of any other agreement of the Guarantors under this Subsidiaries Guarantee, the agreement and obligations of each of the Guarantors contained in this Section 11 shall survive the payment in full of all of the Guaranteed Obligations and all of the other amounts payable under this Subsidiaries Guarantee.

          SECTION 12.  Continuing Guarantee; Assignments under the Credit
                       --------------------------------------------------
Agreement.  This Subsidiaries Guarantee is a continuing guarantee and shall
---------
(a) remain in full force and effect until the latest of (i) the payment in full in cash of all of the Guaranteed Obligations and all other amounts payable under this Subsidiaries Guarantee, (ii) the full drawing, termination, expiration or cancellation of all of the Letters of Credit and
(iii) the Termination Date, (b) be binding upon each of the Guarantors, its successors and assigns and (c) inure to the benefit of, and be enforceable by, the Facilities Manager and the other Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Lender Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment or Commitments, the Advances owing to it and the Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender Party under this Subsidiaries Guarantee or otherwise, in each case as provided in Section 9.07 of the Credit Agreement.

          SECTION 13.  Governing Law.  This Subsidiaries Guarantee shall
                       -------------
be governed by, and construed in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, each of the Guarantors has caused this Subsidiaries Guarantee to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                        JIM WALTER HOMES, INC.


                                        By
                                              ------------------------------
                                              Name:
                                              Title:

                                        JIM WALTER RESOURCES, INC.


                                        By
                                              ------------------------------
                                              Name:
                                              Title:

                                        JW ALUMINUM COMPANY


                                        By
                                              ------------------------------
                                              Name:
                                              Title:


                                        JW WINDOW COMPONENTS, INC.


                                        By
                                              ------------------------------
                                              Name:
                                              Title:


                                        SLOSS INDUSTRIES CORPORATION


                                        By
                                              ------------------------------
                                              Name:
                                              Title:


                                        SOUTHERN PRECISION CORPORATION


                                        By
                                              ------------------------------
                                              Name:
                                              Title:


                                        UNITED STATES PIPE AND FOUNDRY
                                           COMPANY


                                        By
                                              ------------------------------
                                              Name:
                                              Title:


                                        VESTAL MANUFACTURING COMPANY


                                        By
                                              ------------------------------
                                              Name:
                                              Title:

                                        EXHIBIT A TO THE
                                        SUBSIDIARIES GUARANTEE
                                        ----------------------


                        FORM OF GUARANTEE SUPPLEMENT

                                                                    , 19
                                                   -----------------    ---

Citicorp USA, Inc., as Facilities Manager
 399 Park Avenue
 New York, New York  10043
Attention:  __________________

  Credit Agreement dated as of February 27, 1995 among Walter Industries,
                                   Inc.,
 each of the Working Capital Borrowers referred to in the Credit Agreement, the
  Lender Parties parties thereto, Citicorp USA, Inc. ("Citicorp"), Merrill
                                                       --------
                               Lynch Capital
   Corporation ("Merrill Lynch") and NationsBank of Florida, N.A., as Co-
                 -------------
                              Administrative
  Agents, Citicorp Securities Inc., Merrill Lynch and NationsBanc Capital
                               Markets, Inc.,
    as Co-Arrangers, The First National Bank of Boston, as Co-Agent, and
         Citicorp, as the Facilities Manager for the Secured Parties
         -----------------------------------------------------------

Ladies and Gentlemen:

Reference is made to the above-captioned Credit Agreement and to the Subsidiaries Guarantee referred to therein (such Subsidiaries Guarantee, as in effect on the date hereof and as it may be amended, supplemented or otherwise modified hereafter from time to time, the "Subsidiaries
                                                     ------------
Guarantee").  Capitalized terms not otherwise defined herein shall have the
---------
same meanings as specified in the Credit Agreement and in the Subsidiaries Guarantee.

          The undersigned hereby agrees as follows:

          1. The undersigned hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of each other Loan Party now and hereafter existing under the Loan Documents, whether for principal, interest, fees, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all
                ----------------------
     expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Facilities Manager or any other Secured Party in enforcing any rights under the Subsidiaries Guarantee, on the terms and subject to the limitations set forth in the Subsidiaries Guarantee, as if it were an original party thereto. Without limiting the generality of the foregoing, the undersigned's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to the Facilities Manager or any other Secured Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

          2. The undersigned hereby agrees, as of the date first above written, to be bound as a Guarantor by all of the terms and conditions of the Subsidiaries Guarantee to the same extent as each of the other Guarantors. The undersigned further agrees, as of the date first above written, that each reference in the Subsidiaries Guarantee to a "Guarantor" shall also mean and be a reference to the undersigned, and each reference in any other Loan Document to a "Guarantor" or a "Loan Party" shall also mean and be a reference to the undersigned.

          3. The undersigned agrees that (a) any and all payments made by the undersigned under the Subsidiaries Guarantee shall be made in accordance with Section 2.12 of the Credit Agreement free and clear of and without deduction for any and all present or future Taxes and as further provided in this paragraph 3. If the undersigned (or any Person acting on behalf of the undersigned) shall be required by law to deduct any Taxes from or in respect of any sum payable under the Subsidiaries Guarantee to the Facilities Manager or any other Secured Party, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this paragraph 3) the Facilities Manager or such other Secured Party, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the undersigned (or such Person acting on behalf of the undersigned) shall make such deductions and (iii) the undersigned (or such Person acting on behalf of the undersigned) shall pay the full amount deducted to the relevant taxation authority or other Governmental Authority in accordance with applicable law.

               (b) In addition, the undersigned agrees to pay any present or future Other Taxes.

               (c) Except as otherwise provided in clause (f) below, the undersigned hereby agrees to indemnify the Facilities Manager and each other Secured Party for the full amount of Taxes and Other Taxes, and for the full amount of taxes imposed by any jurisdiction on amounts payable under this paragraph 3 imposed on or paid by the Facilities Manager or such other Secured Party, as the case may be, and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date any Secured Party or the Facilities Manager, as the case may be, makes demand therefor.

               (d) Within 30 days after the date of any payment of Taxes, the undersigned making such payment or on behalf of whom such payment is made shall furnish to the Facilities Manager, at its address set forth in Section 9.02 of the Credit Agreement, the original receipt of payment thereof or a certified copy of such receipt. In the case of any payment hereunder by or on behalf of the undersigned through an account or branch outside the United States or on behalf of the undersigned by a payor that is not a United States person, if the undersigned determines that no Taxes are payable in respect thereof, the undersigned shall furnish, or shall cause such payor to furnish, to the Facilities Manager, at such address, an opinion of counsel acceptable to the Facilities Manager stating that such payment is exempt from or not subject to Taxes. For purposes of this clause (d) and clause (e) below, the terms "United States" and "United States person" shall have
                     -------------       --------------------
          the meanings specified in Section 7701 of the Internal Revenue
          Code.

               (e) Upon the reasonable request in writing of the undersigned, each Secured Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of the Credit Agreement, in the case of each Initial Lender, each Initial Issuing Bank or the Swing Line Bank, as the case may be, and on the date of the Assignment and Acceptance or other agreement pursuant to which it became a Secured Party, and from time to time thereafter if requested in writing by the undersigned or the Facilities Manager (but only so long thereafter as such Secured Party remains lawfully able to do so (although a change in Applicable Lending Office or a change in the activities of an Applicable Lending Office shall not in and of itself excuse any Secured Party from providing the requested form)), provide the Facilities Manager and the undersigned with Internal Revenue Service form 1001 or 4224, as appropriate, (or any successor or other form prescribed by the Internal Revenue Service), certifying that such Secured Party is exempt from or is entitled to a reduced rate of United States withholding tax on payments under the Credit Agreement or the Notes. Each Secured Party shall provide the requested form or shall provide notice that it is not lawfully able to do so within 20 days of receiving a request to do so from the undersigned or the Facilities Manager pursuant to the immediately preceding sentence. To the extent permitted by law, as an alternative to form 1001 or 4224, each Secured Party may provide the Facilities Manager and the undersigned with two duly completed copies of Internal Revenue Service form W-8, or any successor form prescribed by the Internal Revenue Service, certifying that such Secured Party is exempt from United States federal withholding tax pursuant to
          Section 871(h) or 881(c) of the Internal Revenue Code, together with an annual certificate stating that such Secured Party is not a "person" described in Section 871(h)(3) or 881(c)(3) of the Internal Revenue Code. If the form provided by a Secured Party at the time such Secured Party first becomes a party to the Credit Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Secured Party provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Secured Party assignee becomes a party to the Credit Agreement, the Secured Party assignor was entitled to payments under clause (a) above in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term "Taxes" shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Secured Party assignee on such date. If any form or document referred to in this clause (e) and requested by the undersigned pursuant to this clause (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001, 4224 or W-8, that the Secured Party reasonably considers to be confidential, the Secured Party shall give notice thereof to the undersigned and shall not be obligated to include in such form or document such confidential information.

               (f) For any period with respect to which a Secured Party has failed to provide the undersigned following the undersigned's request therefor pursuant to clause (e) above with the appropriate form described in clause (e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under clause (e) above and appropriate notification has been given in accordance with Section (e) above), such Secured Party shall not be entitled to indemnification under clause (a) or (c) above with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Secured Party become subject to Taxes because of its failure to deliver a form required hereunder, the undersigned hereby agrees to take such steps as such Secured Party shall reasonably request to assist such Secured Party in recovering such Taxes.

               (g) Any Secured Party claiming any additional amounts payable pursuant to this paragraph 3 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office (including its Eurodollar Lending Office) if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Secured Party, be otherwise disadvantageous to such Secured Party.

               (h) Without prejudice to the survival of any other agreement of the undersigned hereunder or under any other Loan Document, the agreements and obligations of the undersigned contained in this paragraph 3 shall survive the payment in full of all of the Guaranteed Obligations and all other amounts payable under this Guarantee Supplement.

          4. (a) This Guarantee Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

               (b) The undersigned hereby irrevocably and unconditionally submits itself and its properties to the nonexclusive jurisdiction of any New York state court or any federal court of the United States sitting in New York City, New York, and any appellate court of any of the foregoing, for any suit, action or proceeding arising out of or relating to this Guarantee Supplement or any of the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, and the undersigned hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such New York state court or, to the fullest extent permitted by applicable law, in any such United States federal court. The undersigned hereby irrevocably waives, to the fullest extent it may effectively do so, any objection or defense that it may now or hereafter have to the laying of venue of any suit, action or proceeding in the State of New York and to any defense of such jurisdiction as an inconvenient forum for the maintenance of any such action or proceeding in any such court. Nothing herein shall affect the rights of the Facilities Manager or any Secured Party to commence or participate in any suit, action or proceeding or otherwise to proceed against the undersigned in any other jurisdiction.

               (c) The undersigned irrevocably consents to the service of any and all process in any such suit, action or proceeding by personal service of a copy of the summons and complaint or other legal process in any such suit, action or proceeding, or by the mailing of copies of such legal process to the undersigned, as appropriate, at its address set forth below its name on the signature page hereof, or by any other method of service provided for under applicable law. The undersigned agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

               (d) To the extent that the undersigned has or hereafter may acquire immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the undersigned hereby irrevocably waives such immunity in respect of its Obligations under this Guarantee Supplement and the other Loan Documents.

          5. The undersigned hereby irrevocably waives all right to trial by jury in any suit, action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of any Loan Document, the transactions contemplated thereby or the actions of the Facilities Manager or any other Secured Party in the negotiation, administration, performance or enforcement thereof.

                                   Very truly yours,

                                   [NAME OF ADDITIONAL GUARANTOR]

                                   By _______________________________
                                      Name:
                                      Title:

                                      Address:

                                                 EXHIBIT F TO THE
                                                 CREDIT AGREEMENT
                                                 ----------------


                     FORM OF BORROWING BASE CERTIFICATE


                                             [Date]

Citicorp USA, Inc., as Facilities Manager under the Credit Agreement referred to below
399 Park Avenue
New York, New York 10043

          Attention:  ____________________


Ladies and Gentlemen:

          Each of the undersigned refers to the Credit Agreement dated as of February 27, 1995 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Walter Industries, Inc.
                   ----------------
("Walter Industries"), as the Swing Line Borrower, Jim Walter Homes, Inc.,
  -----------------
Jim Walter Resources, Inc. ("Jim Walter Resources"), JW Aluminum Company
                             --------------------
("JW Aluminum"), JW Window Components, Inc., Sloss Industries Corporation,
  -----------
Southern Precision Corporation, United States Pipe and Foundry Company ("U.S. Pipe") and Vestal Manufacturing Company, as the Working Capital
  ---------
Borrowers, the Lender Parties parties thereto, Citicorp USA, Inc. ("Citicorp"), Merrill Lynch Capital Corporation ("Merrill Lynch") and
  --------                                        -------------
NationsBank of Florida, N.A., as Co-Administrative Agents, Citicorp Securities, Inc., Merrill Lynch and NationsBanc Capital Markets, Inc., as Co-Arrangers, The First National Bank of Boston, as Co-Agent, and Citicorp, as Facilities Manager for the Secured Parties. Capitalized terms not otherwise defined herein have the same meaning as specified in the Credit Agreement.

          Each of the undersigned hereby certifies to the Facilities Manager on the date hereof as follows:

          1. The Facilities Manager has been granted a valid and perfected first priority (subject to Permitted Liens) lien on and security interest in all of the Equipment of Jim Walter Resources, JW Aluminum [and][,] U.S. Pipe [and] [NAME OF ANY OTHER LOAN PARTY THAT HAS GRANTED A LIEN ON AND SECURITY INTEREST IN ALL OF ITS EQUIPMENT TO THE FACILITIES MANAGER, ON BEHALF OF THE SECURED PARTIES, PURSUANT TO
     SECTION 5.01(q) OR 5.02(j) OF THE CREDIT AGREEMENT], under the Loan Documents.

          2. The Facilities Manager has been granted a valid and perfected first priority (subject to Permitted Liens) lien on and security interest in all of the Inventory of Walter Industries, Jim Walter Resources, JW Aluminum, JW Window, Sloss, Southern Precision, U.S. Pipe [and][,] Vestal [and] [NAME OF ANY OTHER LOAN PARTY THAT HAS GRANTED A LIEN ON AND SECURITY INTEREST IN ALL OF ITS INVENTORY TO THE FACILITIES MANAGER,

     ON BEHALF OF THE SECURED PARTIES, PURSUANT TO SECTION 5.01(q) OR 5.02(j) OF THE CREDIT AGREEMENT], under the Loan Documents.

          3. All of the Receivables of Walter Industries, Jim Walter Resources, JW Aluminum, JW Window, Sloss, Southern Precision, U.S. Pipe [and][,] Vestal [and] [NAME OF ANY OTHER LOAN PARTY THAT HAS GRANTED A LIEN ON AND SECURITY INTEREST IN ALL OF ITS RECEIVABLES TO THE FACILITIES MANAGER, ON BEHALF OF THE SECURED PARTIES, PURSUANT TO
     SECTION 5.01(q) OR 5.02(j) OF THE CREDIT AGREEMENT] have been assigned to the Facilities Manager, on behalf of the Secured Parties, and the Facilities Manager has been granted a valid and perfected first priority lien on and security interest in such Receivables, under the Loan Documents.

          4. The calculation of the Borrowing Base set forth on Annex A hereto is complete and correct.

          IN WITNESS WHEREOF, each of the undersigned has signed this Certificate on this ____ day of _______, 199_.


                                   WALTER INDUSTRIES, INC.


                                   By
                                     --------------------------------------
                                        Name:
                                        Chief Financial Officer


                                   *[[NAME OF WORKING CAPITAL
                                     BORROWER]

                                   By
                                     --------------------------------------
                                        Name:
                                        Chief Financial Officer]



--------------------
* Required for each Working Capital Borrower requesting a Borrowing on the date of the Initial Extension of Credit pursuant to Section 3.01(m)(xviii) of the Credit Agreement and for each Working Capital Borrower that delivers a Notice of Working Capital Borrowing, a Notice of Issuance or a Notice of Renewal after such date pursuant to Section 5.03(e) of the Credit Agreement.

                                                      ANNEX A

                                           CALCULATION OF BORROWING BASE

                                                      Summary

PART A

(1)   Eligible Equipment Net Availability as of
        [Date of Calculation]*
      (Schedule I - line (g))

      (a)  Jim Walter Resources                                  $
                                                                  --------------------
      (b)  JW Aluminum                                           $
                                                                  --------------------
      (c)  U.S. Pipe                                             $
                                                                  --------------------

      Total Eligible Equipment Net Availability
      as of [Date of Calculation] (sum of (a), (b) and (c))                             $
                                                                                         --------------------

(2)   Eligible Inventory Net Availability as of
        [Date of Calculation]**
      (Schedule II - line (g))

      (a)  Walter Industries                                     $
                                                                  --------------------
      (b)  Jim Walter Resources                                  $
                                                                  --------------------
      (c)  JW Aluminum                                           $
                                                                  --------------------
      (d)  JW Windows                                            $
                                                                  --------------------
      (e)  Sloss                                                 $
                                                                  --------------------
      (f)  Southern Precision                                    $
                                                                  --------------------
      (g)  U.S. Pipe                                             $
                                                                  --------------------
      (h)  Vestal                                                $
                                                                  --------------------

      Total Eligible Inventory Net Availability
      as of [Date of Calculation] (sum of (a) through (h))                              $
                                                                                         --------------------

(3)   Eligible Receivables Net Availability as of
        [Date of Calculation]***
      (Schedule III - line (l))

      (a)  Walter Industries                                     $
                                                                  --------------------
      (b)  Jim Walter Resources                                  $
                                                                  --------------------
      (c)  JW Aluminum                                           $
                                                                  --------------------
      (d)  JW Windows                                            $
                                                                  --------------------
      (e)  Sloss                                                 $
                                                                  --------------------

--------------------

* This date may be no earlier than the last Business Day of the most recently completed calendar month immediately preceding the date of this Borrowing Base Certificate.

** This date may be no earlier than the last Business Day of the most recently completed calendar month immediately preceding the date of this Borrowing Base Certificate.

*** This date may be no earlier than the Friday immediately preceding the date of this Borrowing Base Certificate.

      (f)  Southern Precision                                    $
                                                                  --------------------
      (g)  U.S. Pipe                                             $
                                                                  --------------------
      (h)  Vestal                                                $
                                                                  --------------------

      Total Eligible Receivables Net Availability
      as of [Date of Calculation] (sum of (a) through (h))                              $
                                                                                         --------------------

(4)   Total Eligible Collateral Availability
        (sum of (1), (2) and (3))                                                       $
                                                                                         ====================


PART B

(5)   Amount of Working Capital Facility Available on
        [Date of Certificate]*                                                          $
                                                                                         --------------------

      Less:
      (a)  Working Capital Advances Outstanding                  $
                                                                  --------------------
      (b)  Letter of Credit Advances Outstanding                 $
                                                                  --------------------
      (c)  Swing Line Advances Outstanding                       $
                                                                  --------------------
      (d)  Available Amount of Letters of Credit Outstanding     $
                                                                  --------------------

(6)   Working Capital Facility Availability ((5) less sum
        of (a), (b), (c) and (d))                                                       $
                                                                                         ====================


PART C

(7)   Available Amount of Working Capital Facility
      on [Date of Certificate] (lesser of (5) and (6))                                  $
                                                                                         ====================









----------------------

* Total Commitments after giving effect to any termination or reduction pursuant to Section 2.05 of the Credit Agreement.

                                             SCHEDULE I

       Calculation of Eligible Equipment as of [Date of Calculation] for [Name of Borrower]*

(a)  Total Value** of all Equipment as of
       [Date of Calculation]***                                                 $
                                                                                 ---------------

     Less: Ineligible Equipment

     (i)   Equipment located on leaseholds as to
           which the lessor has not entered into a
           consent and agreement providing the
           Facilities Manager with the right to receive
           notices of default, the right to repossess
           such Equipment at any time and such other
           rights as may be reasonably requested by
           the Facilities Manager                           $
                                                             ---------------

     (ii)  Equipment for which appraisals have not
           been completed by the Facilities Manager
           or an independent qualified appraiser
           acceptable to the Facilities Manager             $
                                                             ---------------

     (iii) Equipment with respect to which the
           representations and warranties set forth in
           Section 9 of the Security Agreement are
           not true and correct                             $
                                                             ---------------

     (iv)  Equipment in which there is no valid and
           perfected first priority (subject to
           Permitted Liens) lien and security
           interest                                         $
                                                             ---------------

(b)  Sub-total of Ineligible Equipment (sum of
       (i) through (iv))                                                        $
                                                                                 ---------------

     (c)   Less Other Equipment that does not constitute
           Eligible Equipment (as determined by the
           Facilities Manager in its reasonable
           discretion)                                      $
                                                             ---------------

(d)  Total Ineligible Equipment ((b) plus (c))                                  $
                                                                                 ---------------


(e)  Total Eligible Equipment ((a) minus (d))                                   $
                                                                                 ---------------


---------------------------

*     Calculation to be completed for each relevant Borrower.

** Pursuant to the definition of "Eligible Equipment" contained in the Credit Agreement, determined by taking into consideration, among other factors, the orderly liquidation value of such Equipment.

*** This date may be no earlier than the last Business Day of the most recently completed calendar month immediately preceding the date of this Borrowing Base Certificate.

(f)  Advance Rate
                                                                                        X     %
                                                                                         -----
(g)  NET AVAILABILITY IN RESPECT OF ELIGIBLE
     EQUIPMENT ((e) multiplied by (f))                                          $
                                                                                 ---------------






























-------------------------

* Apply the Advance Rate applicable to Equipment for the relevant Borrower as provided in Annex B hereto.

                                                SCHEDULE II

           Calculation of Eligible Inventory as of [Date of Calculation] for [Name of Borrower]*


(a)  Value of:

     (A)   Raw Materials                                    $
                                                             ---------------

     (B)   Works in Process                                 $
                                                             ---------------

     (C)   Finished Goods                                   $
                                                             ---------------

     (D)   Stores & Supplies                                $
                                                             ---------------

(b)  Total Value** of all Inventory as of
       [Date of Calculation]***
       ((A) plus (B) plus (C))                              $
                                                             ---------------

     Less: Ineligible Inventory

     (i)   Inventory located on leaseholds as to
           which the lessor has not entered into a
           consent and agreement providing the
           Facilities Manager with the right to receive
           notices of default, the right to repossess
           such Inventory at any time and such other
           rights as may be reasonably requested by
           the Facilities Manager                           $
                                                             ---------------

     (ii)  Obsolete or unusable Inventory                   $
                                                             ---------------

     (iii) Inventory consisting of promotional,
           marketing, packaging or shipping materials
           and supplies                                     $
                                                             ---------------

     (iv)  Inventory failing to meet all standards
           imposed by any Governmental Authority
           having regulatory authority over it or its
           use or sale                                      $
                                                             ---------------



------------------------

*     Calculation to be completed for each relevant Borrower.

** Pursuant to the definition of "Eligible Inventory" contained in the Credit Agreement, determined by taking into consideration, among other factors, the lowest of cost, book value determined in accordance with GAAP and the orderly liquidation value of such Inventory.

*** This date may be no earlier than the last Business Day of the most recently completed calendar month immediately preceding the date of this Borrowing Base Certificate.

     (v)   Inventory subject to any intellectual
           property agreement with any third party
           from whom any Borrower has received
           notice of a dispute in respect of such
           agreement                                        $
                                                             ---------------

     (vi)  Inventory located outside the United
           States                                           $
                                                             ---------------

     (vii) Inventory not in the possession of
           or under the sole control of a Borrower          $
                                                             ---------------

     (viii)Inventory consisting of works in process
           (except for any such Inventory of JW
           Aluminum and U.S. Pipe)                          $
                                                             ---------------

     (ix)  Inventory with respect to which the
           representations and warranties set forth in
           Section 9 of the Security Agreement are
           not true and correct                             $
                                                             ---------------

     (x)   Inventory in which there is no valid and
           perfected first priority (subject to
           Permitted Liens) lien and security
           interest                                         $
                                                             ---------------

(b)  Sub-total of Ineligible Inventory (sum of
       (i) through (x))                                                         $
                                                                                 ---------------

     (c)   Less Other Inventory that does not constitute
                 Eligible Inventory (as determined by the
                 Facilities Manager in its reasonable
                 discretion)                                $
                                                             ---------------

(d)  Total Ineligible Inventory ((b) plus (c))                                  $
                                                                                 ---------------

(e)  Total Eligible Inventory ((a) minus (d))                                   $
                                                                                 ---------------

(f)  Advance Rate*                                                                      X     %
                                                                                         -----

(g)  NET AVAILABILITY IN RESPECT OF ELIGIBLE
     INVENTORY ((e) multiplied by (f))                                          $
                                                                                 ---------------




-----------------------

* Apply a weighted average of the Advance Rates applicable to each category of Eligible Inventory for the relevant Borrower as provided in Annex B herto, such weighted average to be based on the proportionate amount of each category of Eligible Inventory to the total value of all Eligible Inventory.

                                            SCHEDULE III

     Calculation of Eligible Receivables as of [Date of Calculation]* for [Name of Borrower]**


(a)  Balance of Total Receivables as of Previous
     Borrowing Base Certificate (Beginning Balance)                             $
                                                                                 ---------------

(b)  Plus Sales                                                                 $
                                                                                 ---------------

     (c)   Less Collections (Cash Only)                     $
                                                             ---------------

     (d)   Less Credits to Receivables (other than Cash)    $
                                                             ---------------

(e)  Total*** ((c) plus (d))                                                    $
                                                                                 ---------------

(f)  Ending Balance ((a) plus (b) less (e))                                     $
                                                                                 ---------------

     Less:

     (i)   Receivables from sales of goods or
           services rendered outside the ordinary
           course of the relevant Borrower's
           business                                         $
                                                             ---------------

     (ii)  Receivables on other than normal or
           customary terms in the relevant
           Borrower's business                              $
                                                             ---------------

     (iii) Affiliate Receivables                            $
                                                             ---------------

     (iv)  Receivables more than 90 days past the
           original invoice date or more than 60
           days past the date due                           $
                                                             ---------------

     (v)   Receivables owing from any Person more
           than 50% of which is more than 60 days
           past the date due                                $
                                                             ---------------


     (vi)  Receivables owing from any Person that
           (i) has disputed liability for such



-----------------------

* This date may be no earlier than the Friday immediately preceding the date of this Borrowing Base Certificate.

**    Calculation to be completed for each relevant Borrower.


*** Pursuant to the definition of "Eligible Receivables" contained in the Credit Agreement, determined by taking into consideration, among other factors, their book value determined in accordance with GAAP.

           Receivable to the extent of such disputed
           liability or (ii) has asserted any claim,
           demand or liability                              $
                                                             ---------------

     (vii) Receivables owing from any Person that
           shall take or be the subject of any action
           or proceeding of a type described in
           Section 7.01(f) of the Credit Agreement          $
                                                             ---------------

    (viii) Receivables (A) owing from a supplier to
           or creditor of any Borrower, to the extent
           of amounts owing from such supplier or
           creditor, unless such Person has waived
           any right of setoff or (B) representing any
           manufacturer's or supplier's credits,
           discounts, incentive plans or similar
           arrangements entitling any Borrower to
           discounts on future purchases therefrom          $
                                                             ---------------

     (ix)  Receivables from sales to account debtors
           outside the United States unless backed by
           an irrevocable letter of credit in the
           possession of the Facilities Manager             $
                                                             ---------------

     (x)   Receivables arising out of sales on a
           bill-and-hold, guaranteed sales,
           sales-or-return, sales on approval or on a
           consignment basis or sales subject to any
           right of return, setoff or chargeback            $
                                                             ---------------

     (xi)  Receivables owing from an account debtor
           that is an agency, department or
           instrumentality of the United States unless
           the relevant Borrower shall have satisfied
           the requirements of the Assignment of
           Claims Act of 1940                               $
                                                             ---------------

     (xii) Receivables with respect to which the
           representations and warranties set forth in
           Section 9 of the Security Agreement are
           not true and correct                             $
                                                             ---------------

    (xiii) Receivables in which there is no valid and
           perfected first priority lien and security
           interest                                         $
                                                             ---------------

(g)  Sub-total of Ineligible Receivables (sum of
       (i) through (xiii))                                                      $
                                                                                 ---------------

     (h)   Less  Other Receivables that do not constitute
                 Eligible Receivables (as determined by
                 the Facilities Manager in its reasonable

                 discretion)                                $
                                                             ---------------

(i)  Total Ineligible Receivables ((g) plus (h))                                $
                                                                                 ---------------

(j)  Total Eligible Receivables ((f) minus (i))                                 $
                                                                                 ---------------

(k)  Advance Rate*                                                                      X     %
                                                                                         -----

(l)  NET AVAILABILITY IN RESPECT OF ELIGIBLE
     RECEIVABLES ((j) multiplied by (k))                                        $
                                                                                 ---------------



























--------------------

* Apply the Advance Rate applicable to Receivables for the relevant Borrower as provided in Annex B hereto.

                                                               ANNEX B

                                                            ADVANCE RATES




                                                                          BORROWER
    TYPE OF             Jim        Jim Walter     JW Aluminum         JW                            Southern     U.S.
  COLLATERAL           Walter      Resources                        Window     Sloss Industries     Precision    Pipe
                       Homes
Equipment               N/A          TBD*             TBD*           N/A              N/A              N/A       TBD*

Inventory:

                                                  Aluminum 60%                 Coal      60%
    Raw Materials       N/A           0%          Other     0%       25%       Other     30%           N/A       60%

    Work in Process     N/A           0%               50%           0%              0%                N/A       20%

                                                                               Coke      60%
    Finished Goods      N/A          75%               60%           25%       Slag Wool 50%           N/A       45%
                                                                               Chemicals 40%
                                                                               Other      0%

    Stores & Supplies   N/A          10%               10%           25%             0%                N/A       10%

Receivables             N/A          85%               85%           80%            85%                N/A       85%


    TYPE OF               Vestal           Walter
  COLLATERAL           Manufacturing     Industries

Equipment                  N/A              N/A

Inventory:


    Raw Materials          N/A               N/A

    Work in Process        N/A               N/A


    Finished Goods         N/A               N/A



    Stores & Supplies      N/A               N/A

Receivables                N/A               N/A

--------------------------

* To be determined

                                              EXHIBIT G TO THE
                                              CREDIT AGREEMENT
                                              ----------------


                           TERMS OF SUBORDINATION

          1. Reference is made to (a) the Credit Agreement dated as of February 27, 1995 (the "Credit Agreement"; terms defined therein unless
                        ----------------
otherwise defined herein being used herein as therein defined) among Walter Industries, Inc., a Florida corporation [(the "Payor")], Jim Walter Homes,
                                               -----
Inc., a Florida corporation [(the "Payor")], Jim Walter Resources, Inc., an
                                   -----
Alabama corporation [(the "Payor")], JW Aluminum Company, a Delaware
                           -----
corporation [(the "Payor")], JW Window Components, Inc., a Delaware
                   -----
corporation [(the "Payor")], Sloss Industries Corporation, a Delaware
                   -----
corporation [(the "Payor")], Southern Precision Corporation, a Delaware
                   -----
corporation [(the "Payor")], United States Pipe and Foundry Company, a
                   -----
Delaware corporation [(the "Payor")], Vestal Manufacturing Company, a
                            -----
Delaware corporation [(the "Payor")], the Lender Parties parties thereto,
                            -----
Citicorp USA, Inc. ("Citicorp"), Merrill Lynch Capital Corporation
                     --------
("Merrill Lynch") and NationsBank of Florida, N.A., as Co-Administrative
  -------------
Agents, Citicorp Securities, Inc., Merrill Lynch and NationsBank Capital Markets, Inc., as Co-Arrangers, The First National Bank of Boston, as Co-Agent, and Citicorp, as Facilities Manager for the Lender Parties and the other Secured Parties, and (b) the loans and advances made by [NAME OF OTHER BORROWER OR WHOLLY OWNED SUBSIDIARY] (the "Subordinated Creditor") to
                                                 ---------------------
the Payor (such loans and advances being, collectively, the "Subordinated
                                                             ------------
Indebtedness").
------------

          2. The Subordinated Indebtedness is, and shall be, subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all obligations of the Payor now or hereafter existing under or in respect of (a) the Loan Documents, whether for principal, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding referred to in paragraph 5 below, whether or not such interest accrues after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding), fees, commissions, expenses or otherwise and (b) any and all amendments, modifications, extensions, refinancings, renewals and refundings of the obligations referred to in clause (a) of this paragraph 2 that are made in accordance with the applicable terms thereof (all such obligations under clauses (a) and (b) of this paragraph 2 being, collectively, the "Senior Indebtedness"). For the
                                           -------------------
purposes of the provisions hereof, the Senior Indebtedness shall not be deemed to have been paid in full until the latest of (i) the date of payment in full in cash of all of the outstanding Advances and all interest accrued thereon, all fees and expenses then due and payable in connection therewith and all other Senior Indebtedness then due and payable, (ii) the termination, expiration or cancellation of all Letters of Credit and (iii) the Termination Date; provided, however, that on such date neither the Facilities Manager nor any other Secured Party shall have made any claim against the Subordinated Creditor or any other Loan Party under any provision of any of the Loan Documents that has not been cash collateralized by an amount sufficient in the reasonable judgment of the Facilities Manager, the Required Lenders and any such other Secured Party (if such other Secured Party is not one of the Lender Parties constituting the Required Lenders) to secure such claim.

          3. So long as the Senior Indebtedness shall not have been paid in full, the Subordinated Creditor shall not (a) ask, demand, sue for, take or receive from the Payor [(except, so long as no Default under Section 7.01(a) or 7.01(f) of the Credit Agreement or Event of Default shall have occurred and be continuing, in order to enable the Subordinated Creditor to pay amounts owing under the Senior Notes in accordance with Section 5.02(g)(ii)(B) of the Credit Agreement)]**, directly or



--------------------
** The parenthetical shall be included if the Subordinated Creditor is the Swing Line Borrower.

indirectly, in cash or other property or by setoff or in any manner (including, without limitation, from or by way of Collateral), payment of all or any of the Subordinated Indebtedness or (b) commence, or join with any creditor other than the Facilities Manager or any Secured Party in commencing, or directly or indirectly cause the Payor to commence, or assist the Payor in commencing, any proceeding referred to in paragraph 5 below.

          [4. Upon the occurrence and during the continuance of a Default under Section 7.01(a) or 7.01(f) of the Credit Agreement or an Event of Default, no payment or distribution of any assets of the Payor of any kind or character (including, without limitation, any payment that may be payable by reason of any other Indebtedness of the Payor being subordinated to payment of the Subordinated Indebtedness) shall be made by or on behalf of the Payor for or on account of any Subordinated Indebtedness, and the Subordinated Creditor shall not ask, demand, sue for, take or receive from the Payor, directly or indirectly, in cash or other property or by setoff or in any other manner (including, without limitation, from or by way of Collateral), payment of all or any of the Subordinated Indebtedness, unless and until such Default or Event of Default shall have been cured or waived in writing or such Senior Indebtedness shall have been paid in full, after which the Payor may resume making any and all required payments in respect of the Subordinated Indebtedness (including any missed payments).]***

          5. In the event of any dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of the Payor or its debts, whether voluntary or involuntary, in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or other similar case or proceeding under any federal or state bankruptcy or similar law or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Payor or otherwise, the Facilities Manager, for its benefit and for the ratable benefit of the other Secured Parties, shall be entitled to receive payment in full of all of the Senior Indebtedness before the Subordinated Creditor is entitled to receive any payment or distribution of any kind or character on account of all or any of the Subordinated Indebtedness, and, to that end, any payment or distribution of any kind (whether in cash, property or securities) that otherwise would be payable or deliverable upon or with respect to the Subordinated Indebtedness in any such dissolution, winding up, liquidation, case, proceeding, assignment, marshalling or otherwise (including, without limitation, any payment that may be payable by reason of any other Indebtedness of the Payor being subordinated to payment of the Subordinated Indebtedness) shall be paid or delivered directly to the Facilities Manager, for its benefit and for the ratable benefit of the other Secured Parties, for application (in the case of cash) to, or as collateral (in the case of noncash property or securities) for, the payment or prepayment of the Senior Indebtedness until all of the Senior Indebtedness shall have been paid in full.

          6. In the event that any Subordinated Indebtedness is declared due and payable before its stated maturity, if any, the Facilities Manager, for its benefit and for the ratable benefit of the other Secured Parties, shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all of the Senior Indebtedness before the Subordinated Creditor is entitled to receive any payment (including, without limitation, any payment that may be payable by reason of the payment of any other Indebtedness of the Payor being subordinated to the payment of the Subordinated Indebtedness) by the Payor on account of the Subordinated Indebtedness.



--------------------
*** Paragraph 4 shall not be included if the Payor is the Swing Line Borrower and the Subordinated Creditor is a Working Capital Borrower.

          7. Until such time as the Senior Indebtedness has been paid in full, if any proceeding referred to in paragraph 5 above is commenced by or against the Payor,

         (a) the Facilities Manager is hereby irrevocably authorized and empowered (in its own name or in the name of the Subordinated Creditor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in paragraph 5 above and give acquittance therefor, and to file claims and proofs of claim and take such other action (including, without limitation, voting the Subordinated Indebtedness or enforcing any security interest or other lien securing payment of the Subordinated Indebtedness) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Facilities Manager and the other Secured Parties hereunder; and

         (b) the Subordinated Creditor shall duly and promptly take such action as the Facilities Manager may request (i) to collect the Subordinated Indebtedness for the account of the Facilities Manager, for its benefit and for the ratable benefit of the other Secured Parties, and to file appropriate claims or proofs of claim in respect of the Subordinated Indebtedness, (ii) to execute and deliver to the Facilities Manager such powers of attorney, assignments or other instruments as the Facilities Manager may request in order to enable the Facilities Manager to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Indebtedness, and (iii) to collect and receive any and all payments or distributions that may be payable or deliverable upon or with respect to the Subordinated Indebtedness.

          8. All payments or distributions upon or with respect to the Subordinated Indebtedness that are received by the Subordinated Creditor contrary to the provisions of this Agreement shall be received in trust for the benefit of the Facilities Manager, for its benefit and for the ratable benefit of the other Secured Parties, shall be segregated from other property or funds held by the Subordinated Creditor and shall be forthwith paid over or delivered directly to the Facilities Manager, for its benefit and for the ratable benefit of the other Secured Parties, in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to, or held as collateral (in the case of noncash property or securities) for, the payment or prepayment of the Senior Indebtedness in accordance with the terms of the Loan Documents.

          9. The Facilities Manager is hereby authorized to demand specific performance of these provisions, whether or not the Payor shall have complied with any of the provisions hereof applicable to it, at any time when the Subordinated Creditor shall have failed to comply with any of these provisions. The Subordinated Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

          10.  The Subordinated Creditor will not:

          (a) (i) Cancel or otherwise discharge any of the Subordinated Indebtedness (except upon payment in full of the Senior Indebtedness);
     (ii) convert or exchange any of the Subordinated Indebtedness into or for any other Indebtedness or equity interest; or (iii) subordinate any of the Subordinated Indebtedness to any Indebtedness of the Payor other than the Senior Indebtedness;

          (b) Sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Indebtedness other than the pledge of the instruments evidencing the Subordinated Indebtedness to the Facilities Manager, on behalf of the Secured Parties, under the applicable Collateral Documents; or

          (c) Permit the terms of any of the Subordinated Indebtedness to be changed in such a manner as to have an adverse effect upon the rights or interests of the Secured Parties hereunder.

          11. No payment or distribution to the Facilities Manager or any other Secured Party pursuant to the provisions hereof shall entitle the Subordinated Creditor to exercise any rights of subrogation in respect thereof until the Senior Indebtedness shall have been paid in full.

          12. The holders of the Senior Indebtedness may, at any time and from time to time, without any consent of or notice to the Subordinated Creditor or any other holder of the Subordinated Indebtedness and without impairing or releasing the obligations of the Subordinated Creditor hereunder:

          (a) change the manner, place or terms of payment, or change or extend the time of payment of, or renew payment or change or extend the time or payment of, or renew or alter, the Senior Indebtedness (including any change in the rate of interest thereon), or amend in any manner any agreement under which any of the Senior Indebtedness is outstanding;

          (b) sell, exchange, release, not perfect and otherwise deal with any property at any time pledged, assigned or mortgaged to secure the Senior Indebtedness;

          (c) release anyone liable in any manner under or in respect of the Senior Indebtedness;

          (d) exercise or refrain from exercising any rights against the Payor, any other Loan Party or any other Person; and

          (e) apply to the Senior Indebtedness any sums from time to time received.

          13. The foregoing provisions regarding subordination are and are intended solely for the purpose of defining the relative rights of the holders of the Senior Indebtedness on the one hand and the holders of the Subordinated Indebtedness on the other hand. Such provisions are for the benefit of the holders of the Senior Indebtedness and shall inure to the benefit of, and shall be enforceable by, the Facilities Manager, on behalf of itself and the other Secured Parties, directly against the holders of the Subordinated Indebtedness, and no holder of the Senior Indebtedness shall be prejudiced in its right to enforce subordination of any of the Subordinated Indebtedness by any act or failure to act by the Payor or anyone in custody of its property or assets. Nothing contained in the foregoing provisions is intended to or shall impair, as between the Payor and the holders of the Subordinated Indebtedness, the obligations of the Payor to such holders.

          14. The Payor agrees to pay on demand all costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Facilities Manager or any other Secured Party in enforcing the provisions hereof.

          15. The intercompany note incorporating the foregoing provisions will be governed by, and construed in accordance with, the laws of the State of New York.